Exhibit 10.7 #95685245v21 AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 26, 2017, (originally dated as of October 27, 2014) among ZEBRA TECHNOLOGIES CORPORATION, as the U.S. Borrower, ZEBRA DIAMOND HOLDINGS LIMITED, as the U.K. Borrower, The Lenders Party Hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Tranche A Term Facilities and the Revolving Credit Facility JPMORGAN CHASE BANK, N.A., as Collateral Agent _____________________________ JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK SECURITIES, LLC, BOFA SECURITIES, INC., MUFG BANK, LTD., PNC CAPITAL MARKETS LLC, CITIZENS BANK, N.A. , and CAPITAL ONE, N.A. as Joint Lead Arrangers and Joint Lead Bookrunners FIFTH THIRD BANK, MIZUHO BANK, LTD., SANTANDER BANK, N.A., and U.S. BANK, N.A. as Documentation Agents and JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK SECURITIES, LLC, BOFA SECURITIES, INC., MUFG BANK, LTD., PNC CAPITAL MARKETS LLC, CITIZENS BANK, N.A. , and CAPITAL ONE, N.A. as Syndication Agents

ii 3141/80492-001 CURRENT/130883173v17 #95685245v21 TABLE OF CONTENTS Page ARTICLE I Definitions .................................................................................................................7 Section 1.01 Defined Terms .............................................................................................7 Section 1.02 Classification of Loans and Borrowings ....................................................92 Section 1.03 Terms Generally.........................................................................................92 Section 1.04 Accounting Terms; GAAP .........................................................................93 Section 1.05 Pro Forma Calculations..............................................................................94 Section 1.06 Currency Translation .................................................................................94 Section 1.07 Rounding ....................................................................................................95 Section 1.08 Timing of Payment or Performance ...........................................................95 Section 1.09 Letter of Credit Amounts ...........................................................................95 Section 1.10 Certifications ..............................................................................................96 Section 1.11 Compliance with Article VI .......................................................................96 Section 1.12 Divisions ....................................................................................................96 Section 1.13 Interest Rates; Benchmark Notification .....................................................96 ARTICLE II The Credits ............................................................................................................97 Section 2.01 Commitments .............................................................................................97 Section 2.02 Loans and Borrowings ...............................................................................97 Section 2.03 Requests for Borrowings............................................................................98 Section 2.04 Swingline Loans.......................................................................................100 Section 2.05 Letters of Credit .......................................................................................101 Section 2.06 Funding of Borrowings ............................................................................109 Section 2.07 Interest Elections ......................................................................................110 Section 2.08 Termination and Reduction of Commitments..........................................112 Section 2.09 Repayment of Loans; Evidence of Debt ..................................................113 Section 2.10 Amortization of Term Loans ...................................................................114 Section 2.11 Prepayment of Loans ...............................................................................115 Section 2.12 Fees ..........................................................................................................120 Section 2.13 Interest......................................................................................................122 Section 2.14 Alternate Rate of Interest .........................................................................123 Section 2.15 Increased Costs ........................................................................................127 Section 2.16 Break Funding Payments .........................................................................129 Section 2.17 Taxes ........................................................................................................129 Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.................137 Section 2.19 Mitigation Obligations; Replacement of Lender .....................................140 Section 2.20 Incremental Loans ....................................................................................141 Section 2.21 Refinancing Amendments ........................................................................144 Section 2.22 Defaulting Lenders...................................................................................146 Section 2.23 Cash Collateral .........................................................................................149 Section 2.24 Extensions of Term Loans and Revolving Commitments .......................150 Section 2.25 Term Loan Exchange Notes.....................................................................154 Section 2.26 U.S. Borrower as Agent. ..........................................................................157 Section 2.27 Sustainability Targets...............................................................................157

iii 3141/80492-001 CURRENT/130883173v17 #95685245v21 ARTICLE III Representations and Warranties .....................................................................158 Section 3.01 Organization; Powers ...............................................................................158 Section 3.02 Authorization; Enforceability ..................................................................158 Section 3.03 Governmental Approvals; No Conflicts ..................................................159 Section 3.04 Financial Condition; No Material Adverse Change .................................159 Section 3.05 Properties .................................................................................................160 Section 3.06 Litigation and Environmental Matters .....................................................160 Section 3.07 Compliance with Laws ............................................................................161 Section 3.08 Investment Company Status. ...................................................................161 Section 3.09 Taxes. .......................................................................................................161 Section 3.10 ERISA ......................................................................................................161 Section 3.11 Disclosure ................................................................................................161 Section 3.12 Labor Matters ...........................................................................................162 Section 3.13 Subsidiaries ..............................................................................................162 Section 3.14 Solvency ...................................................................................................162 Section 3.15 Federal Reserve Regulations....................................................................162 Section 3.16 [Reserved] ................................................................................................162 Section 3.17 Use of Proceeds........................................................................................163 Section 3.18 Security Documents .................................................................................163 Section 3.19 OFAC; FCPA; Patriot Act .......................................................................163 Section 3.20 No Filing or Stamp Taxes ........................................................................164 Section 3.21 Beneficial Ownership Certification .........................................................164 Section 3.22 EEA Financial Institution ........................................................................164 ARTICLE IV Conditions ..........................................................................................................164 Section 4.01 Restatement Date .....................................................................................164 Section 4.02 Each Credit Event ....................................................................................166 ARTICLE V Affirmative Covenants .......................................................................................167 Section 5.01 Financial Statements and Other Information ...........................................167 Section 5.02 Notices of Material Events.......................................................................170 Section 5.03 Existence; Conduct of Business ...............................................................171 Section 5.04 Payment of Taxes .....................................................................................171 Section 5.05 Maintenance of Properties .......................................................................171 Section 5.06 Insurance ..................................................................................................172 Section 5.07 Books and Records; Inspection and Audit Rights ...................................172 Section 5.08 Compliance with Laws ............................................................................172 Section 5.09 Use of Proceeds........................................................................................173 Section 5.10 Execution of Subsidiary Guaranty and Security Documents after the Restatement Date. ..............................................................................173 Section 5.11 Further Assurances...................................................................................174 Section 5.12 Designation of Subsidiaries .....................................................................176 Section 5.13 Conduct of Business ................................................................................177 Section 5.14 Maintenance of Ratings ...........................................................................177 Section 5.15 [Reserved] ................................................................................................177 Section 5.16 Post-Closing Covenants ...........................................................................177 Section 5.17 Transactions with Affiliates .....................................................................177

iv 3141/80492-001 CURRENT/130883173v17 #95685245v21 ARTICLE VI Negative Covenants ...........................................................................................178 Section 6.01 Indebtedness; Certain Equity Securities ..................................................178 Section 6.02 Liens .........................................................................................................183 Section 6.03 Fundamental Changes ..............................................................................187 Section 6.04 Investments ..............................................................................................189 Section 6.05 Asset Sales ...............................................................................................193 Section 6.06 Restricted Payments; Certain Payments of Indebtedness ........................196 Section 6.07 [Reserved] ................................................................................................200 Section 6.08 Restrictive Agreements ............................................................................200 Section 6.09 Amendment of Material Documents ........................................................202 Section 6.10 Change in Nature of Business ..................................................................202 Section 6.11 Financial Covenants .................................................................................202 Section 6.12 Use of Proceeds........................................................................................202 ARTICLE VII Events of Default ..............................................................................................203 Section 7.01 Events of Default .....................................................................................203 Section 7.02 Exclusion of Immaterial Subsidiaries ......................................................207 Section 7.03 Application of Proceeds. ..........................................................................207 ARTICLE VIII The Administrative Agents and Collateral Agent .......................................208 Section 8.01 Appointment of Agents ............................................................................208 Section 8.02 Rights of Lender ......................................................................................209 Section 8.03 Exculpatory Provisions ............................................................................209 Section 8.04 Reliance by Administrative Agents and Collateral Agent .......................210 Section 8.05 Delegation of Duties ................................................................................211 Section 8.06 Resignation of Agents; Successor, Administrative Agent and Collateral Agent .......................................................................................211 Section 8.07 Non-Reliance on Agents and Other Lenders ...........................................212 Section 8.08 No Other Duties .......................................................................................212 Section 8.09 Collateral and Guaranty Matters ..............................................................213 Section 8.10 Secured Swap Agents and Secured Cash Management Agents ...............214 Section 8.11 Withholding Tax ......................................................................................214 Section 8.12 Administrative Agents and Collateral Agent May File Proofs of Claim ........................................................................................................215 Section 8.13 Certain ERISA Matters ............................................................................216 Section 8.14 Acknowledgements of Lender and Issuing Banks ...................................217 ARTICLE IX Miscellaneous .....................................................................................................219 Section 9.01 Notices .....................................................................................................219 Section 9.02 Waivers; Amendments. ............................................................................220 Section 9.03 Expenses; Indemnity; Damage Waiver. ...................................................226 Section 9.04 Successors and Assigns............................................................................229 Section 9.05 Survival ....................................................................................................235 Section 9.06 Counterparts; Integration; Electronic Execution .....................................235 Section 9.07 Severability ..............................................................................................236 Section 9.08 Right of Setoff..........................................................................................236 Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process ..................237

Section 9.10	WAIVER OF JURY TRIAL	237
Section 9.11	Headings	238
Section 9.12	Confidentiality	238
Section 9.13	Interest Rate Limitation	239
Section 9.14	USA Patriot Act	239
Section 9.15	Direct Website Communication	240
Section 9.16	Intercreditor Agreement Governs	241
Section 9.17	Judgment Currency	241
Section 9.18	No Advisory or Fiduciary Responsibility	242
Section 9.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	242
Section 9.20	Acknowledgement Regarding Any Supported QFCs.	243
Section 9.21	Amendment and Restatement	244

SCHEDULES:

Schedule 1.01	Adjustments to Consolidated EBITDA
Schedule 1.02	Excluded Subsidiaries
Schedule 1.03	Existing Letters of Credit
Schedule 1.04	Unrestricted Subsidiaries
Schedule 2.01(a)	Term Commitments
Schedule 2.01(b)	Revolving Commitments
Schedule 2.17(f)	U.K. Treaty Lenders and U.K. Non-Bank Lenders
Schedule 2.27	Sustainability Table
Schedule 3.06	Disclosed Matters
Schedule 3.13	Subsidiaries
Schedule 5.11(c)	Security Documents
Schedule 5.16	Post-Closing Matters
Schedule 5.17	Transactions with Affiliates
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.05	Asset Dispositions
Schedule 9.01	Addresses for Notices

EXHIBITS:

Exhibit A	Form of Borrowing Request
Exhibit B	Form of Interest Election Request
Exhibit C	Form of Solvency Certificate
Exhibit D	Form of Collateral Agreement
Exhibit E	Form of Subsidiary Guaranty
Exhibit F-1	Form of Term Note
Exhibit F-2	Form of Revolving Note
Exhibit G	Form of Assignment and Assumption Agreement
Exhibit H-1	Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3	Form of U.S. Tax Certificate (For Foreign Participants That Are Not

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vi 3141/80492-001 CURRENT/130883173v17 #95685245v21 U.S. Persons or Partnerships For U.S. Federal Income Tax Purposes) Exhibit H-4 Form of U.S. Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Exhibit I [Reserved] Exhibit J Form of Compliance Certificate Exhibit K-1 Terms of Intercreditor Agreement (Pari Passu) Exhibit K-2 Terms of Intercreditor Agreement (Junior Liens) Exhibit L Form of Parent Guaranty

7 3141/80492-001 CURRENT/130883173v17 #95685245v21 AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among ZEBRA TECHNOLOGIES CORPORATION, a Delaware corporation (the “U.S. Borrower”), ZEBRA DIAMOND HOLDINGS LIMITED, a private company limited by guarantee incorporated under the laws of England with company number 08100061 and registered office at Dukes Meadow, Millboard Road, Bourne End, Buckinghamshire, SL8 5XF, United Kingdom (the “U.K. Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Revolving Facility Administrative Agent, Tranche A Term Loan Administrative Agent and Collateral Agent. WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Article I; WHEREAS, the U.S. Borrower is party to the Credit Agreement dated as of October 27, 2014, among the U.S. Borrower, the “Lenders” as defined therein (the “Existing Lenders”) and JPMorgan Chase Bank, N.A. as administrative agent for the revolving facility and Morgan Stanley Senior Funding, Inc. as administrative agent for the term loan facility and collateral agent (as amended, restated, supplemented or otherwise modified prior to the Restatement Date (as defined below), the “Existing Credit Agreement”); WHEREAS, subject to and upon the terms and conditions set forth herein, the parties hereto wish to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement; NOW THEREFORE, in consideration of the premises, provisions, covenants and mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Existing Credit Agreement shall be and is hereby amended and restated as follows. ARTICLE I Definitions Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans and ABR Borrowings shall be denominated in Dollars. “Accounting Change” has the meaning assigned to such term in Section 1.04. “Acquisition” means any acquisition by the U.S. Borrower or any Restricted Subsidiary, whether by purchase, merger, consolidation, contribution or otherwise, of (w) at least a majority of the assets or property and/or liabilities (or any other substantial part for which financial statements or other financial information is available), or a business line, product line, unit or division, of any other Person, (x) Equity Interests of any other Person such that such other

8 3141/80492-001 CURRENT/130883173v17 #95685245v21 Person becomes a Restricted Subsidiary or (y) additional Equity Interests of any Restricted Subsidiary not then held by the U.S. Borrower or any Restricted Subsidiary. “Additional Lender” has the meaning assigned to such term in Section 2.20(d). “Additional Debt” means debt (including, as applicable, Registered Equivalent Notes), in each case issued or incurred by the U.S. Borrower or any of its Restricted Subsidiaries after the Restatement Date that (i) does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales, changes in control or similar events on terms that are market terms on the date of issuance and AHYDO Catch-Up Payments) prior to the date that is ninety-one (91) days after the Latest Maturity Date in respect of Term Loans in effect as of the time such Additional Debt is incurred and (ii) the covenants and events of default and other terms of which (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the applicable Borrower) shall be on market terms at the time of issuance (as determined in good faith by the applicable Borrower) of the Additional Debt; provided that the Additional Debt shall not have the benefit of any financial maintenance covenant unless (x) the Term Loans have the benefit of such financial maintenance covenant on the same terms or (y) the Term Loans have in the future been provided with the benefit of a financial maintenance covenant, in which case such Additional Debt issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same terms. “Additional Refinancing Lender” has the meaning assigned to such term in Section 2.21. “Additional Term Notes” means first priority senior secured notes and/or junior lien secured notes and/or unsecured notes, in each case issued pursuant to an indenture, note purchase agreement or other agreement and in lieu of the incurrence of a portion of the Incremental Term Facility; provided that (a) such Additional Term Notes rank pari passu or junior in right of payment and (if secured) of security with the Term Loans hereunder, (b) the Additional Term Notes have a final maturity date that is on or after the then existing Latest Maturity Date with respect to the Term Loans and have a Weighted Average Life to Maturity equal to or longer than the remaining Weighted Average Life to Maturity of the then existing Term Loans (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans), (c) the covenants and events of default and other terms of which (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the applicable Borrower) shall be on terms that are not materially more restrictive to the applicable Borrower, taken as a whole, than the terms of the existing Term Loans unless (x) the Lenders under the existing Term Loans also receive the benefit of such more restrictive terms or (y) any such provisions apply only after the Latest Maturity Date with respect to the Term Loans, (d) the obligations in respect thereof shall not be secured by liens on the assets of the U.S. Borrower and its Subsidiaries, other than assets constituting Collateral, (e) no Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, (f) if such Additional Term Notes are secured, all security therefor shall be granted pursuant to documentation that is consistent

9 3141/80492-001 CURRENT/130883173v17 #95685245v21 in all material respects with the Security Documents and the representative for such Additional Term Notes shall enter into a customary intercreditor agreement with the Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations) and (g) immediately after giving effect to the incurrence of such Additional Term Notes (assuming, solely for purposes of this definition at the time of incurrence and not for any other provision hereunder, that (I) all Additional Term Notes, all Incremental Facilities and all Additional Debt secured by Liens under Section 6.02(q) or Section 6.02(hh), in each case established on or prior to such date, are secured, whether or not so secured, and (II) the proceeds of such Additional Term Notes are not included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “Total Secured Net Leverage Ratio”; provided that, to the extent the proceeds of such Additional Term Notes are to be used to prepay Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be given pro forma effect), on a Pro Forma Basis, the Total Secured Net Leverage Ratio shall not be greater than 3.00 to 1.00 as of the Applicable Date of Determination. “Adjusted CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the CDOR Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate; provided that if the CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term

10 3141/80492-001 CURRENT/130883173v17 #95685245v21 SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agents” means, collectively, the Tranche A Term Loan Administrative Agent and the Revolving Facility Administrative Agent. “Administrative Agent’s Office” means, with respect to any Administrative Agent, such Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as such Administrative Agent may from time to time notify the Borrowers and the Lenders. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the applicable Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent” means any of the Revolving Facility Administrative Agent, the Tranche A Term Loan Administrative Agent or the Collateral Agent. “Agreed Currencies” means Dollars and each Alternative Currency. “Agreement” has the meaning assigned to such term in the preamble to this Agreement. “Agreement Currency” has the meaning assigned to such term in Section 9.17. “AHYDO Catch-Up Payment” means any payment with respect to any obligations of the U.S. Borrower or any Restricted Subsidiary, including subordinated debt obligations and obligations in respect of the Senior Notes, in each case to avoid the application of Code Section 163(e)(5) thereto. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of

11 3141/80492-001 CURRENT/130883173v17 #95685245v21 interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Alternative Currency” means (a) with respect to Letters of Credit, Euros, Canadian Dollars, Australian Dollars, Sterling, Swedish Krona, Norwegian Kroner, Danish Kroner, Yen, Hong Kong Dollars, Singapore Dollars, Rand, Mexican Pesos, and any other currency other than Dollars that may be agreed with the relevant Issuing Bank, each Revolving Lender and the Revolving Facility Administrative Agent for issuing Letters of Credit in Alternative Currencies; (b) with respect to any Revolving Loans, Euros, Sterling, Canadian Dollars and any other currency other than Dollars that may be agreed with all of the Revolving Lenders and the Revolving Facility Administrative Agent; and (c) with respect to any Incremental Term Loans and Incremental Revolving Commitments (and Incremental Loans made pursuant thereto), any currency other than Dollars that may be agreed among the applicable Borrower and all of the applicable Lenders providing such Loans and Commitments. “Alternative Currency LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit denominated in an Alternative Currency at such time, and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements in respect of Letters of Credit made in an Alternative Currency that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The Alternative Currency LC Exposure of any Revolving Lender shall be its Applicable Percentage of the aggregate Alternative Currency LC Exposure at such time. “Alternative Currency LC Sublimit” means the lowest of (x) $10,000,000, (y) the LC Sublimit and (z) the aggregate amount of Revolving Commitments. The Alternative Currency LC Sublimit is part of, and not in addition to, the LC Sublimit and the Revolving Facility. “Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of May 31, 2018, among the Loan Parties, the Lenders party thereto, the Administrative Agents and the other parties thereto. “Amendment No. 1 Effective Date” means May 31, 2018. “Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of August 9, 2019, among the Loan Parties, the Lenders party thereto and the Administrative Agents. “Amendment No. 2 Effective Date” means August 9, 2019. “Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of May 25, 2022, among the Loan Parties, the Lenders party thereto, the Administrative Agents and the other parties thereto. “Amendment No. 3 Effective Date” means May 25, 2022.

12 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Applicable Date of Determination” means the last day of the most recently ended fiscal quarter for which financial statements are available pursuant to Section 5.01(a) or (b), as applicable, or, at any time prior to the date on which financial statements are available pursuant to Section 5.01(a) or (b), as applicable, the last day of the most recently ended fiscal quarter for which financial statements were delivered under Section 4.01. “Applicable Discount Notice” has the meaning assigned to such term in the definition “Dutch Auction”. “Applicable Margin” means, for any day with respect to (I)(a) any Term Loan, the applicable rate set forth below under the heading “Term Benchmark Loan”, “RFR Loan” or “ABR Loan” as applicable, based upon the Total Net Leverage Ratio as of the most recent determination date: Term Loans Total Net Leverage Ratio: Term Benchmark Loan RFR Loan ABR Loan Category 4 Greater than 3.50:1.00 1.75% 1.75% 0.75% Category 3 Less than or equal to 3.50:1.00, but greater than 2.50:1.00 1.50% 1.50% 0.50% Category 2 Less than or equal to 2.50:1.00, but greater than 1.50:1.00 1.25% 1.25% 0.25% Category 1 Less than or equal to 1.50:1.00 1.00% 1.00% 0.00% (b) any Revolving Loan and the commitment fees payable pursuant to Section 2.12(a), the applicable rate set forth below under the heading “Term Benchmark Loan”, “RFR

13 3141/80492-001 CURRENT/130883173v17 #95685245v21 Loan,” “ABR Loan or Canadian Prime Loan” or “Commitment Fee Rate” as applicable, based upon the Total Net Leverage Ratio as of the most recent determination date: Revolving Facility Total Net Leverage Ratio: Term Benchmark Loan RFR Loan ABR Loan or Canadian Prime Loan Commitment Fee Rate Category 4 Greater than 3.50:1.00 1.75% 1.75% 0.75% 0.300% Category 3 Less than or equal to 3.50:1.00, but greater than 2.50:1.00 1.50% 1.50% 0.50% 0.250% Category 2 Less than or equal to 2.50:1.00, but greater than 1.50:1.00 1.25% 1.25% 0.25% 0.225% Category 1 Less than or equal to 1.50:1.00 1.00% 1.00% 0.00% 0.175% and (II) with respect to Incremental Facilities, Other Term Loans, Other Revolving Loans, Other Revolving Commitments, Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments, the rate per annum specified in the amendment establishing such Incremental Facilities, Other Term Loans, Other Revolving Loans, Other Revolving Commitments, Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments. For purposes of the foregoing, the Total Net Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of the U.S. Borrower following the delivery of the Compliance Certificate for such fiscal quarter, and each change in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Revolving Facility Administrative Agent and/or the Tranche A Term Loan Administrative Agent, as applicable, of such certificate of the U.S. Borrower’s Financial Officer indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Net Leverage Ratio shall be deemed to be (x) in Category 4, if the U.S. Borrower fails to deliver any such Compliance Certificate during the period from the date that is five (5) Business Days after the expiration of the time for delivery thereof until such Compliance Certificate is delivered, and (y) in Category 2 until

14 3141/80492-001 CURRENT/130883173v17 #95685245v21 the delivery of a Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment No. 3 Effective Date. “Applicable Order of Purchase” has the meaning assigned to such term in the definition “Dutch Auction”. “Applicable Percentage” means, at any time with respect to any Revolving Lender with a Revolving Commitment of any Class, the percentage of the aggregate Commitments of such Class outstanding at such time represented by such Lender’s Commitment with respect to such Class at such time. If the Commitments of such Class have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments of such Class of Revolving Loans and LC Exposures that occur after such termination or expiration. “Applicable Time” means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the applicable Issuing Bank to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Approved Fund” has the meaning assigned to such term in Section 9.04(b). “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the applicable Administrative Agent pursuant to the terms hereof, substantially in the form of Exhibit G or any other form or changes thereto approved by the applicable Administrative Agent and the applicable Borrower. “Auction” has the meaning assigned to such term in the definition “Dutch Auction”. “Auction Amount” has the meaning assigned to such term in the definition “Dutch Auction”. “Auction Expiration Time” has the meaning assigned to such term in the definition “Dutch Auction”. “Auction Notice” has the meaning assigned to such term in the definition “Dutch Auction”. “Auction Party” or “Auction Parties” has the meaning assigned to such term in the definition of “Dutch Auction” or as specified in Section 2.11(i), as the context may require. “Australian Dollars” refers to lawful money of Australia. “Auto-Renewal Letter of Credit” has the meaning specified in Section 2.05(c). “Available Amount” means, on any date of determination (the “Reference Date”), an amount (which shall not be less than zero) determined on a cumulative basis equal to the sum of (without duplication):

15 3141/80492-001 CURRENT/130883173v17 #95685245v21 (a) $260,000,000; plus (b) an amount (which shall not be less than zero) equal to 50% of Consolidated Net Income for the period from the first day of the fiscal quarter of the U.S. Borrower during which the Restatement Date occurred to and including the last day of the most recently ended fiscal quarter of the U.S. Borrower prior to the Reference Date for which internal consolidated financial statements of the U.S. Borrower are available (or, in the case such Consolidated Net Income for such period is in deficit, minus 100% of such deficit); plus (c) to the extent not otherwise reflected in Consolidated Net Income, the cumulative amount of (A) any capital contributions made in cash by any Person other than a Restricted Subsidiary to the U.S. Borrower after the Restatement Date and (B) any Net Proceeds of any issuance of Qualified Equity Interests after the Restatement Date by the U.S. Borrower to any Person other than a Restricted Subsidiary; plus (d) to the extent not otherwise reflected in Consolidated Net Income, 100% of the fair market value (as determined in good faith by the U.S. Borrower) of marketable securities or other property contributed to the Qualified Equity Interests of the U.S. Borrower after the Restatement Date by any Person other than a Restricted Subsidiary; plus (e) to the extent not otherwise included in clause (b) above, the aggregate amount received by the U.S. Borrower or any Restricted Subsidiary after the Restatement Date from cash (or Cash Equivalents) dividends and distributions made by any Unrestricted Subsidiary or any Joint Venture in respect of Investments made by the U.S. Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary or Joint Venture, and the Net Proceeds in connection with the sale, transfer or other disposition of assets or the Equity Interests of any Unrestricted Subsidiary or Joint Venture of the U.S. Borrower to any Person other than the U.S. Borrower or a Restricted Subsidiary after the Restatement Date, in each case to the extent not already reflected as a Return with respect to such Investment credited to any basket amount under Section 6.04; plus (f) in the event that the U.S. Borrower redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Restatement Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into the U.S. Borrower or any Restricted Subsidiary, so long as the U.S. Borrower or such Restricted Subsidiary is the surviving Person, and (B) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the U.S. Borrower or any Restricted Subsidiary), the fair market value (as determined in good faith by the U.S. Borrower) of the Investment in such Unrestricted Subsidiary at the time of such redesignation; plus (g) the aggregate amount of Retained Declined Proceeds retained by the U.S. Borrower or any of its Restricted Subsidiaries; plus (h) the fair market value of all Qualified Equity Interests of the U.S. Borrower issued upon conversion or exchange of Indebtedness or Disqualified Equity Interests of the U.S. Borrower or any of its Restricted Subsidiaries after the Restatement Date; plus

16 3141/80492-001 CURRENT/130883173v17 #95685245v21 (i) to the extent not otherwise included, the aggregate amount of cash Returns to the U.S. Borrower or any Restricted Subsidiary in respect of Investments made pursuant to Section 6.04(z); minus (j) the aggregate amount of (A) Restricted Payments made using the Available Amount pursuant to Section 6.06(a)(xiv), (B) Investments made using the Available Amount pursuant to Section 6.04(z) and (C) prepayments, redemptions, acquisitions, retirements, cancellations, terminations and repurchases of Indebtedness made using the Available Amount pursuant to Section 6.06(b)(vi)(B), in each case during the period from and including the Business Day immediately following the Restatement Date through and including the Reference Date (without taking account of the intended usage of the Available Amount on such Reference Date for which such determination is being made, but taking into account any other such usage on such date). “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Levy” means the U.K. bank levy as set out in the U.K. Finance Act 2011 (as amended). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Base Exchange Amount” has the meaning ascribed thereto in Section 2.25(a). “Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan

17 3141/80492-001 CURRENT/130883173v17 #95685245v21 in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the applicable Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (b) below: (a) in the case of any Loan denominated in Dollars, the Daily Simple SOFR plus 0.10%; (b) the sum of: (A) the alternate benchmark rate that has been selected by the applicable Administrative Agent and the U.S. Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (B) the related Benchmark Replacement Adjustment; If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the applicable Administrative Agent and the U.S. Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government

18 3141/80492-001 CURRENT/130883173v17 #95685245v21 Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the applicable Administrative Agent decides (in consultation with the U.S. Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the applicable Administrative Agent in a manner substantially consistent with market practice (or, if the applicable Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the applicable Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the applicable Administrative Agent (acting reasonably and in consultation with the U.S. Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the

19 3141/80492-001 CURRENT/130883173v17 #95685245v21 time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Owner” means, (i) in the case of a Lender that is classified as a partnership for U.S. federal income tax purposes, the direct or indirect partner or owner of such Lender that is treated, for U.S. federal income tax purposes, as the beneficial owner of a payment by any Loan Party under any Loan Document and (ii) in the case of each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 10% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

20 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrowers” means, collectively, the U.S. Borrower and the U.K. Borrower. “Borrower Materials” has the meaning assigned to such term in Section 5.01. “Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03 substantially in the form of Exhibit A hereto. “Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, Chicago and London; provided that, (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CDOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Canada, (c) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day. “Canadian Dollars” and the sign “C$” means lawful money of Canada. “Canadian Prime” when used in reference to any Loan or Borrowing denominated in Canadian Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate. “Canadian Prime Rate” means, on any day, a rate per annum determined by the Revolving Facility Administrative Agent to be the higher of (a) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto, Ontario time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Revolving Facility Administrative Agent in its reasonable discretion), and (b) the CDOR Rate for a one month Interest Period at approximately 10:15 a.m. Toronto, Ontario time on such day (and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Revolving Facility

21 3141/80492-001 CURRENT/130883173v17 #95685245v21 Administrative Agent after 10:15 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest)), rounded to the nearest 1/100th of 1% (with .005% being rounded up), plus 1% per annum; provided, that if any the above rates shall be less than 1% per annum, such rate shall be deemed to be 1% per annum for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively. If the Canadian Prime Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the applicable Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Canadian Prime Rate shall be determined solely by reference to clause (a) above and shall be determined without reference to clause (b) above. “Capital Expenditures” means, for any period, the additions to property, plant and equipment of the U.S. Borrower and its Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the U.S. Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP, but excluding in each case any such expenditure (i) made to restore, replace, rebuild, develop, maintain, improve or upgrade property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation or similar awards (or payments in lieu thereof) or damage recovery proceeds or other settlements relating to any damage, loss, destruction or condemnation of such property, (ii) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” (iii) made by the U.S. Borrower or any Restricted Subsidiary as payment of the consideration for any Acquisition (including any property, plant and equipment obtained as a part thereof), (iv) made by the U.S. Borrower or any Restricted Subsidiary to effect leasehold improvements to any property leased by the U.S. Borrower or such Restricted Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord, (v) actually paid for by a third party (excluding the U.S. Borrower or any Restricted Subsidiary) and for which none of the U.S. Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (vi) constituting Capitalized Software Expenditures or research and development expenditures that are treated as additions to property, plant and equipment or other capital expenditures in accordance with GAAP, (vii) made with the Net Proceeds from any issuance of Qualified Equity Interests of any Borrower, and (viii) the purchase price of equipment that is purchased simultaneously with the trade in or sale of existing equipment. “Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the U.S. Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software

22 3141/80492-001 CURRENT/130883173v17 #95685245v21 and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries. “Captive Insurance Subsidiaries” means, collectively or individually, as of any date of determination, those regulated Subsidiaries of the U.S. Borrower primarily engaged in the business of providing insurance and insurance-related services to the U.S. Borrower and its other Subsidiaries. “Cash Collateralize” means to deposit, or designate funds previously deposited, in a deposit account subject to control of the Revolving Facility Administrative Agent or the Collateral Agent, solely for the benefit of the Issuing Bank or Lenders, as collateral for Letters of Credit or obligations of Revolving Lenders to fund participations in respect of Letters of Credit, cash or deposit account balances in an aggregate amount equal to 102% of the maximum amount available to be drawn under such Letters of Credit or, if the Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing. “Cash Equivalents” means: (a) (i) Dollars, Canadian Dollars, Sterling or Euros, (ii) any other national currency of any member state of the European Union or (iii) any other foreign currency, in the case of clauses (ii) and (iii) held by the U.S. Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (b) securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, the United Kingdom, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by (x) any Revolving Lender or affiliate thereof or (y) by any bank or trust company (i) whose commercial paper is rated at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s and (ii) having combined capital and surplus in excess of $500 million; (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Person referenced in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s; (f) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, the United Kingdom, any member of the European Union, any other foreign government or any political subdivision or

23 3141/80492-001 CURRENT/130883173v17 #95685245v21 taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of not more than two years from the date of acquisition; (g) interests in any investment company or money market fund or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a) through (f) above; (h) instruments and investments of the type and maturity described in clauses (a) through (g) above denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the U.S. Borrower, comparable in investment quality to those referred to above; (i) solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (f) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes; and (j) any other investments permitted by the investment policy of the U.S. Borrower and its Restricted Subsidiaries delivered to the Administrative Agents prior to the Restatement Date and on file with the Administrative Agents. “Cash Management Agreement” means any agreement to provide Cash Management Services. “Cash Management Obligations” mean as to any Person, any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any Cash Management Agreement. “Cash Management Services” means any one or more of the following types of services or facilities, including without limitation (a) ACH transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, stored value card, electronic funds transfer services, and (c) foreign exchange facilities or other cash management arrangements in the ordinary course of business. For the avoidance of doubt, Cash Management Services do not include Swap Agreements. “CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate. “CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan. “CDOR Rate” means, for the relevant Interest Period, the Canadian deposit offered rate which, in turn, means on any day the sum of the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect

24 3141/80492-001 CURRENT/130883173v17 #95685245v21 of the relevant Interest Period for Canadian Dollar denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined from time to time (the “CDOR Screen Rate”), as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Revolving Facility Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Revolving Facility Administrative Agent to raise Canadian dollars for the applicable Interest Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Revolving Facility Administrative Agent on the immediately preceding Business Day. “Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the applicable Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Amendment No. 3 Effective Date, a central bank rate as determined by the applicable Administrative Agent in its reasonable discretion (in consultation with the U.S. Borrower) and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five (5) most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five (5) most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Amendment No. 3 Effective Date, a Central Bank Rate Adjustment as determined by the applicable Administrative Agent in its reasonable discretion (in consultation with the U.S. Borrower). For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBOR

25 3141/80492-001 CURRENT/130883173v17 #95685245v21 Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code. “CFC Holding Company” means any Subsidiary of the U.S. Borrower that owns no material assets other than equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and/or intercompany indebtedness in one or more (a) Foreign Subsidiaries that are CFCs and/or (b) other Subsidiaries of the U.S. Borrower that own no material assets other than equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and/or intercompany indebtedness in one or more Foreign Subsidiaries that are CFCs. “Change in Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of the U.S. Borrower or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any employee benefit plan of the U.S. Borrower, shall have acquired beneficial ownership of 35% or more of the outstanding voting securities having ordinary voting power for the election of directors of the U.S. Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the U.S. Borrower by Persons who were not (i) directors of the U.S. Borrower on the date of this Agreement, (ii) nominated or appointed by the board of directors of the U.S. Borrower or (iii) approved as director candidates prior to their election by the board of directors of the U.S. Borrower or (c) U.S. Borrower shall fail to own, directly or indirectly, beneficially and of record, 100% of the Equity Interests of the U.K. Borrower. “Change in Law” means (a) the adoption of any law, rule, treaty or regulation after the Restatement Date, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law,” regardless of the date enacted, adopted or issued. “Charges” has the meaning assigned to such term in Section 9.13. “Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, U.K. Revolving Loans, Tranche A-1 Term Loans, Tranche A-2 Term Loans, Swingline Loans, Incremental Term Loans,

26 3141/80492-001 CURRENT/130883173v17 #95685245v21 Incremental Revolving Loans, Other Term Loans, Other Revolving Loans, Extended Term Loans or Extended Revolving Loans; when used in reference to any Commitment, refers to whether such Commitment is a Tranche A-1 Term Commitment, Tranche A-2 Term Commitment, Revolving Commitment, Incremental Term Commitment, Incremental Revolving Commitment, Extended Revolving Commitments, Other Term Commitment and Other Revolving Commitment; and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Term Loans, Extended Term Loans and Other Term Loans (together with the respective Commitments in respect thereof) shall, at the election of the applicable Borrower, be construed to be in different Classes. Incremental Revolving Loans, Extended Revolving Loans and Other Revolving Loans (together with the respective Commitments in respect thereof) shall, at the election of the applicable Borrower, be construed to be in different Classes. “CLO” has the meaning assigned to such term in Section 9.04(b). “Closing Date” means October 27, 2014. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the Internal Revenue Code of 1986, as amended. “Co-Documentation Agents” means Fifth Third Bank, Mizuho Bank, Ltd., Santander Bank, N.A. and U.S. Bank, N.A., each in its capacity as a documentation agent in respect of the credit facilities provided herein. “Collateral” means any and all “Collateral” (or any term of similar meaning), as defined in any applicable Security Document, and any and all property of whatever kind or nature subject to or purported to be subject to a Lien under any Security Document, but shall in all events exclude all Excluded Property. “Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties, and its successors in such capacity as provided in Article VIII. “Collateral Agreement” means the Security Agreement dated as of the Closing Date, among the U.S. Borrower, the other Subsidiary Loan Parties party thereto from time to time and the Collateral Agent, substantially in the form of Exhibit D, as such may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Commitment” means, with respect to any Person, such Person’s Term Commitment, Revolving Commitment, Incremental Term Commitment, Incremental Revolving Commitment, Other Term Commitment, Extended Revolving Commitment or Other Revolving Commitment or any combination thereof (as the context requires). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

27 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Communications” has the meaning assigned to such term in Section 9.15. “Compliance Certificate” means a certificate substantially in the form of Exhibit J annexed hereto. “Consolidated Depreciation and Amortization Expense” means, with respect to the U.S. Borrower and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or costs and (iii) Capitalized Software Expenditures or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet. “Consolidated EBITDA” for any period means the Consolidated Net Income for such period: (1) increased (without duplication) by: (a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including any penalties and interest) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus (b) Consolidated Interest Expense of such Person for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (d) (x) Transaction Costs and (y) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of Equity Interests or any Investment, acquisition, disposition, recapitalization or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including (i) such fees, expenses or charges related to any Loans, the offering of Additional Debt, Additional Term Notes, Refinancing Notes, Senior Notes (and any exchange offer) or any

28 3141/80492-001 CURRENT/130883173v17 #95685245v21 Permitted Refinancing and this Agreement and any Securitization Fees, and (ii) any amendment, waiver or other modification of Loans, Additional Debt, Additional Term Notes, Refinancing Notes, the Senior Notes, Receivables Facilities, Securitization Facilities, or any Permitted Refinancing, any Loan Document, any Securitization Fees, any other Indebtedness or any Equity Interests, in each case, whether or not consummated, deducted (and not added back) in computing Consolidated Net Income; plus (e) the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities; plus (f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, or other items classified by the U.S. Borrower as special items; plus (g) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the U.S. Borrower in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within twenty-four (24) months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that, to the extent any such operational changes are not associated with a Specified Transaction, all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the U.S. Borrower), which shall include in any event each of the adjustments set forth on Schedule 1.01; provided further, that the aggregate amount added back pursuant to this clause (g) for any period shall not exceed 25% of Consolidated EBITDA for such period (calculated after giving full effect to the pro forma adjustments set forth in this clause (g)); plus (h) the amount of loss on any sale of Securitization Assets and related assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

29 3141/80492-001 CURRENT/130883173v17 #95685245v21 (i) any costs or expense incurred by the U.S. Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with net cash proceeds of an issuance of Qualified Equity Interests of the U.S. Borrower; plus (j) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus (k) any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements (“FAS 160”) (Accounting Standards Codification Topic 810); plus (l) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the U.S. Borrower and its Restricted Subsidiaries; plus (m) net realized losses from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements, in each case to the extent not added back pursuant to clause (b) above; plus (n) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non- wholly owned Subsidiary deducted in computing Consolidated Net Income (and not added back in such period to Consolidated Net Income); plus (o) costs related to the implementation of operational and reporting systems and technology initiatives. (2) decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the U.S. Borrower and its Restricted Subsidiaries; plus (c) any net realized income or gains from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus (d) any net income included in the consolidated financial

30 3141/80492-001 CURRENT/130883173v17 #95685245v21 statements due to the application of FAS 160 (Accounting Standards Codification Topic 810); plus (e) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (f) above in a previous period (it being understood that this clause (2)(e) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income); plus (f) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income); plus (3) increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation. For purposes of determining compliance with any financial test or ratio hereunder (including any incurrence test), (x) Consolidated EBITDA (i) of any Person, property, business or asset acquired by the U.S. Borrower or any Restricted Subsidiary of the U.S. Borrower during such period and (ii) of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary shall be included in determining Consolidated EBITDA of the U.S. Borrower and its Restricted Subsidiaries for any period, (y) Consolidated EBITDA of any Restricted Subsidiary or any operating entity for which historical financial statements are available that is Disposed of during such period or any Restricted Subsidiary that is converted into a Unrestricted Subsidiary during such period shall be excluded in determining Consolidated EBITDA of the U.S. Borrower and its Restricted Subsidiaries for any period, and (z) Consolidated EBITDA shall be calculated on a Pro Forma Basis. Unless otherwise provided herein, Consolidated EBITDA shall be calculated with respect to the U.S. Borrower and its Restricted Subsidiaries. “Consolidated Interest Coverage Ratio” means, on any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower as of the Applicable Date of Determination to (b) Consolidated Interest Expense with respect to Indebtedness of the type described in clauses (a) and (b) of the definition of “Indebtedness” and determined on a cash basis only for such period of four consecutive fiscal quarters (but excluding in any event make-whole or other prepayment premiums and breakage costs and any other costs, fees and expenses in connection with the redemption of a portion of the Senior Notes to the extent the same could constitute Consolidated Interest Expense). “Consolidated Interest Expense” means, with respect to the U.S. Borrower and its Restricted Subsidiaries for any period, without duplication, the sum of: (1) consolidated interest expense of such Person for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the

31 3141/80492-001 CURRENT/130883173v17 #95685245v21 movement in the mark to market valuation of any Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, (e) net payments, if any, pursuant to interest rate Swap Obligations with respect to Indebtedness, and (f) to the extent constituting interest expense in accordance with GAAP, consulting fees and expenses, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities other than Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees and (y) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP); plus (2) consolidated capitalized interest of such Person for such period, whether paid or accrued; plus (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of any Subsidiary of such Person during such period; plus (4) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during this period; minus (5) interest income for such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. “Consolidated Net Income” means, for any period, the net income (loss) of the U.S. Borrower and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income: (a) subject to the limitations contained in clause (iv) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by a Responsible Officer of the U.S. Borrower) could have been distributed by such Person during such period to the U.S. Borrower or any Restricted Subsidiary as a dividend or other distribution or as a return on investment; (b) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the U.S. Borrower or any Restricted Subsidiaries (including

32 3141/80492-001 CURRENT/130883173v17 #95685245v21 pursuant to any Sale Leaseback which is not sold or otherwise disposed of in the ordinary course of business); (c) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense, or any charges, expenses or reserves in respect of any restructuring, integration, redundancy or severance expense; (d) the cumulative effect of a change in accounting principles; (e) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re- valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts; (f) all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness; (g) any unrealized gains or losses in respect of Swap Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Obligations; (h) any unrealized foreign currency transaction gains or losses in respect of obligations of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies; (i) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the U.S. Borrower or any Restricted Subsidiary owing to the U.S. Borrower or any Restricted Subsidiary; (j) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the U.S. Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development); (k) any goodwill or other asset impairment charge or write-off or write-down; (l) any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Swap Obligations or other derivative instruments; (m) [reserved];

33 3141/80492-001 CURRENT/130883173v17 #95685245v21 (n) any net unrealized gains and losses resulting from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; (o) proceeds from any business interruption insurance to the extent not already included in Consolidated Net Income; (p) the amount of any expense to the extent a corresponding amount is received in cash by the U.S. Borrower and the Restricted Subsidiaries from a Person other than the U.S. Borrower or any Restricted Subsidiaries, provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); (q) gains and losses on the sale, exchange or other disposition of assets outside the ordinary course of business or abandonment of assets and from discontinued operations; and (r) cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs incurred by the U.S. Borrower or any of its Restricted Subsidiaries). In addition, to the extent not already included in the Consolidated Net Income of the U.S. Borrower and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the U.S. Borrower has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (ii) to the extent covered by insurance and actually reimbursed, or, so long as the U.S. Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (A) not denied by the applicable carrier in writing within 180 days of the date of such evidence and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption, (iii) any expenses and charges to the extent paid for, or so long as the U.S. Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed (and such amount is in fact reimbursed within 365 days of the date of such payment (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)), by any third party other than the U.S. Borrower or any of its Restricted Subsidiaries and (iv) solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than the Loan Parties) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to any Loan Party by

34 3141/80492-001 CURRENT/130883173v17 #95685245v21 operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to this Agreement, the Senior Notes, Term Loan Exchange Notes, Incremental Loans, or Credit Agreement Refinancing Indebtedness and (c) restrictions arising pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the U.S. Borrower in good faith), except that the U.S. Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the U.S. Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause). “Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the U.S. Borrower and the Restricted Subsidiaries at such date or, for the period prior to the time any such statements are so delivered, the pro forma financial statements of the U.S. Borrower giving effect to the Transactions. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Co-Sustainability Structuring Agents” means each of J.P. Morgan Securities LLC and Wells Fargo Securities LLC. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 9.20.

35 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.” “Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Replacement Debt, (b) Permitted Second Priority Replacement Debt, (c) Permitted Unsecured Replacement Debt, and/or (d) Other Term Loans or Other Revolving Commitments (including the corresponding Other Revolving Loans incurred pursuant to such Other Revolving Commitments) obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, restructure or refinance, in whole or in part, any or all Classes of then existing Term Loans, Revolving Loans or Revolving Commitments (in each case including any successive Credit Agreement Refinancing Indebtedness) (the “Credit Agreement Refinanced Debt”); provided that (v) such Credit Agreement Refinancing Indebtedness (including, if such Credit Agreement Refinancing Indebtedness includes any Other Revolving Commitments, such Other Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Credit Agreement Refinanced Debt (including, in the case of Credit Agreement Refinanced Debt consisting, in whole or in part, of Revolving Commitments or Other Revolving Commitments, the amount thereof) plus any Term Loans and/or Revolving Commitments plus other Indebtedness that could otherwise be (A) incurred hereunder (subject to a dollar for dollar usage of any basket (other than any basket that provides for Credit Agreement Refinancing Indebtedness) set forth in Section 6.01) and (B) if such Indebtedness is secured, subject to a dollar for dollar usage of any basket (other than any basket that provides for Liens on Credit Agreement Refinancing Indebtedness) set forth in Section 6.02, plus premiums and accrued and unpaid interest, fees and expenses in respect thereof plus other reasonable costs, fees and expenses (including upfront fees and original issue discount) incurred in connection with such Credit Agreement Refinancing Indebtedness, (w) such Credit Agreement Refinancing Indebtedness does not mature prior to the maturity date of and, except in the case of Other Revolving Commitments, has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity at such time of the corresponding Class of Credit Agreement Refinanced Debt (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Credit Agreement Refinanced Debt), (x) such Credit Agreement Refinancing Indebtedness shall not be incurred or Guaranteed by any Restricted Subsidiary that did not incur or Guarantee such Credit Agreement Refinanced Debt, (y) such Credit Agreement Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued and unpaid interest, fees then due and premiums (if any) in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness; and (z) if such Credit Agreement Refinancing Indebtedness is Permitted First Priority Replacement Debt, Permitted Second Priority Replacement Debt and/or Permitted Unsecured Replacement Debt, the covenants and events of default and other terms of which (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the applicable Borrower) shall be on terms that are not materially more restrictive to the applicable Borrower, taken as a whole, than the terms of the existing Term Loans unless (x) the Lenders under the existing Term Loans also receive the benefit of such more restrictive terms or (y) any such provisions apply only after the Latest Maturity Date with respect to the Term Loans. For the avoidance of doubt, (I) Credit Agreement Refinancing Indebtedness consisting of Other Term Loans or Other Revolving Commitments

36 3141/80492-001 CURRENT/130883173v17 #95685245v21 (including the corresponding Other Revolving Loans incurred pursuant to such Other Revolving Commitments) shall be subject to the requirements set forth in Section 2.21, and (II) to the extent that such Credit Agreement Refinanced Debt consists, in whole or in part, of (A) Revolving Commitments or Other Revolving Commitments, such Revolving Commitments or Other Revolving Commitments or (B) Revolving Loans or Other Revolving Loans, the corresponding Revolving Commitments or Other Revolving Commitments, in each case, shall be terminated, and all accrued fees in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness. “Credit Event” has the meaning assigned to such term in Section 4.02. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Danish Kroner” means the lawful currency of Denmark. “Debtor Relief Laws” means the Bankruptcy Code and the Insolvency Act of 1986 of the United Kingdom, and all other liquidation, conservatorship, bankruptcy, administration, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administrative receivership, insolvency, reorganization, voluntary arrangement, scheme of arrangement or similar debtor relief laws of the United States, England and Wales or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Declined Proceeds” has the meaning assigned to such term in Section 2.11(g). “Default” means any event or condition specified in Article VII that after notice, lapse of applicable grace periods or both would, unless cured or waived hereunder, constitute an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

37 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the applicable Administrative Agent, any Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the applicable Borrower, the applicable Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the applicable Administrative Agent or the applicable Borrower, to confirm in writing to the applicable Administrative Agent and the applicable Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Administrative Agent and the applicable Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than via an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination made in good faith by the applicable Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the applicable Borrower, each Issuing Bank and each Lender. “Designated Lender” has the meaning assigned to such term in Section 2.06(c). “Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the U.S. Borrower) of non-cash consideration received by the U.S. Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non- Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05. “Direct Competitor” means any Person who is a bona fide competitor identified in writing to each of the Administrative Agents prior to the Amendment No. 3 Effective Date, as such list may be updated by the U.S. Borrower (by furnishing such updates to each of the Administrative Agents) from time to time thereafter (other than bona fide fixed income investors or debt funds

38 3141/80492-001 CURRENT/130883173v17 #95685245v21 that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business), and in each case, any Affiliate of each such Person that is readily identifiable solely on the basis of such Affiliate’s name or the name of such Affiliate’s parent or fund family; provided that no updates to the list of Direct Competitors shall be deemed to retroactively disqualify any parties that have previously validly acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Direct Competitors. “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06. “Discount Range” has the meaning assigned to such term in the definition “Dutch Auction”. “Disposition” or “Dispose” means the sale, transfer, license, lease (as lessor) or other disposition (including any Sale Leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any Equity Interests owned by such Person, or any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall be deemed not to include any issuance or sale by such Person of its Equity Interests or other securities to another Person. “Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any cash dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is ninety-one (91) days after the then Latest Maturity Date at such time of then outstanding Loans (other than (i) upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made), reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control” or (iii) asset sale or similar event) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Indebtedness otherwise permitted under Section 6.01; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the U.S. Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the U.S. Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Disqualified Lender” means any Person identified in writing to each of the Administrative Agents on or prior to the Amendment No. 3 Effective Date and any Affiliate thereof that is readily identifiable solely on the basis of such Affiliate’s name or the name of such Affiliate’s parent or fund family.

39 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Alternative Currency, the equivalent in Dollars of such amount, determined by the applicable Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section (except as otherwise expressly provided herein). “Dollars” or “$” refers to the lawful money of the United States of America. “Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary. “Domestic Subsidiary” means any Subsidiary of the U.S. Borrower that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia. “Dutch Auction” means an auction (an “Auction”) conducted by any Borrower or one or more of its Subsidiaries (in such capacity, as applicable, the “Auction Party”) in their sole discretion in order to purchase Term Loans in accordance with the following procedures: (A) Notice Procedures. In connection with an Auction, the Auction Party will provide notification to the auction manager (for distribution to the Term Lenders of the relevant Class of Term Loans that are the subject of the Auction (the “Eligible Auction Lenders”) and the applicable Administrative Agent) of the Class and principal amount of Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the Class of Term Loans that will be the subject of the Auction, (ii) the total cash value of the bid (the “Auction Amount”), in a minimum amount of $1,000,000 with minimum increments of $500,000, (iii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans (i.e., a 5% to 10% Discount Range would represent $50,000 to $100,000 per $1,000,000 principal amount of Term Loans, with a 10% discount being deemed a “higher” discount than 5% for purposes of an Auction) at issue that represents the discounts applied to calculate the range of purchase prices that could be paid in the Auction; provided that the Discount Range may, at the option of the Auction Party, be a single percentage, (iv) the date on which the Auction will conclude, on which date Return Bids will be due at the time provided in the Auction Notice (such time, the “Auction Expiration Time”), as such date and time may be extended upon notice by the Auction Party to the auction manager before any prior Auction Expiration Time, and (v) the identity of the auction manager, and shall indicate if such auction manager is an Affiliate of the applicable Borrower. Each offer to purchase Term Loans in an Auction shall be offered on a pro rata basis to all the Eligible Auction Lenders. (B) Reply Procedures. In connection with any Auction, each Eligible Auction Lender may, in its sole discretion, participate in such Auction and, if it elects to do so (any such participating Eligible Auction Lender, a “Participating Lender”), shall provide, prior to the Auction Expiration Time, the auction manager with a notice of participation (the “Return Bid”) which shall be in a form and substance prepared by the applicable Borrower and shall specify (i) a discount to par that must be expressed as a

40 3141/80492-001 CURRENT/130883173v17 #95685245v21 percentage of par principal amount of Term Loans of the relevant Class expressed in percentages (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of Term Loans of the relevant Class, which must be in a minimum amount of $1,000,000 with minimum increments of $500,000, that such Eligible Auction Lender is willing to offer for sale at its Reply Discount (the “Reply Amount”). An Eligible Auction Lender may avoid the minimum amount conditions solely when submitting a Reply Amount equal to such Eligible Auction Lender’s entire remaining amount of such Term Loans. Eligible Auction Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids, only one of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, each Participating Lender must execute and deliver, to be irrevocable during the pendency of the Auction and held in escrow by the auction manager, an assignment agreement pursuant to which such Participating Lender shall make the representations and agreements substantially consistent with the terms of Section 2.11(i)(C). Any Eligible Auction Lender that fails to submit a Return Bid at or prior to the Auction Expiration Time shall be deemed to have declined to participate in the Auction. (C) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the auction manager, the auction manager, with the consent of the Auction Party, will, within ten (10) Business Days of the Auction Notice (or such other time agreed by the applicable Borrower), determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the highest Reply Discount at which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount, the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction as set forth below. Unless withdrawn, the Auction Party shall notify the Participating Lenders of the Applicable Discount no later than one Business Day after it is determined (the “Applicable Discount Notice”). The Auction Party shall, within three (3) Business Days of the Applicable Discount Notice, purchase Term Loans from each Participating Lender with a Reply Discount that is equal to or higher than the Applicable Discount (“Qualifying Bids”) at a discount to par equal to the Reply Discount of such Participating Lender, with the applicable Term Loans of the Participating Lender(s) with the highest Reply Discount being purchased first and then in descending order from such highest Reply Discount to and including the applicable Term Loans of the Participating Lenders with a Reply Discount equal to the Applicable Discount (the “Applicable Order of Purchase”); provided that if the aggregate proceeds required to purchase all Term Loans of the relevant Class subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans of the Participating Lenders in the Applicable Order of Purchase, but with the Term Loans of Participating Lenders with Reply Discounts equal to the Applicable Discount being purchased pro rata until the Auction Amount has been so expended on such purchases. If a Participating Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or more than the Applicable Discount will be deemed the Qualifying Bid of such Participating Lender. In no event shall any purchase of Term Loans in an Auction be made at a Reply Discount lower than the Applicable Discount for such Auction.

41 3141/80492-001 CURRENT/130883173v17 #95685245v21 (D) Additional Procedures. Once initiated by an Auction Notice, the Auction Party may withdraw or modify an Auction only prior to the delivery of the Applicable Discount Notice (and if any Auction is withdrawn or modified, notice thereof shall be delivered to the relevant Administrative Agent and the Eligible Auction Lenders no later than the first Business Day after such withdrawal). Furthermore, in connection with any Auction, upon submission by a Participating Lender of the relevant Class of a Qualifying Bid, such Term Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. (E) Any failure by such Loan Party or such Subsidiary to make any prepayment to a Lender, pursuant to this definition shall not constitute a Default or Event of Default under Section 7.01 or otherwise. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electing Guarantors” means any Excluded Subsidiary that, at the option, and in the sole discretion, of the U.S. Borrower has been designated a Subsidiary Loan Party. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; (ii) (A) any commercial bank organized under the laws of the United States or any state thereof (B) any savings and loan association or savings bank organized under the laws of the United States or any state thereof and (C) any commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (D) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds, lease financing companies; provided, further that any such Person described in this clause (ii) shall have a consolidated combined capital and surplus of at least $5,000,000,000; and (iii) the Borrowers and any Subsidiary subject to Section 9.04 or Section

42 3141/80492-001 CURRENT/130883173v17 #95685245v21 2.11(i) (so long as the Loans and Commitments obtained by such Borrower or any Restricted Subsidiary are immediately cancelled); provided that, in any event, Eligible Assignees shall not include (x) any natural person, (y) any Direct Competitor or Disqualified Lender unless, in each case, consented to in writing by the U.S. Borrower (such consent shall be required regardless of whether a Default or Event of Default shall be continuing), or (z) any Defaulting Lender or any Affiliate thereof. “Eligible Auction Lenders” has the meaning assigned to such term in the definition “Dutch Auction”. “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Environmental Laws” means all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of the environment, the preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to workplace health and safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), of any Restricted Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock or other share capital, partnership interests, membership interests in a limited liability or exempted company, beneficial interests in a trust or other equity ownership interests in a Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party (other than the U.K. Borrower), is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an

43 3141/80492-001 CURRENT/130883173v17 #95685245v21 event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan, (c) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (d) the cessation of operations at a facility of any Loan Party (other than the U.K. Borrower) or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (e) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan, (f) with respect to any Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (g) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (h) the incurrence by any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (i) the receipt by any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (j) the incurrence by any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (k) the receipt by any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” or in “endangered or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA, (l) the occurrence of a non-exempt “prohibited transaction” with respect to which any Loan Party (other than the U.K. Borrower) or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which any Loan Party (other than the U.K. Borrower) or any such Subsidiary could otherwise be liable, (m) any Foreign Benefit Event or (n) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Loan Party (other than the U.K. Borrower) or any ERISA Affiliate. “Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow. “ESG Amendment” has the meaning assigned to such term in Section 2.27. “ESG Pricing Provisions” has the meaning assigned to such term in Section 2.27. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.

44 3141/80492-001 CURRENT/130883173v17 #95685245v21 “EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two (2) TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the applicable Administrative Agent may specify another page or service displaying the relevant rate after consultation with the U.S. Borrower. “Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation. “Event of Default” has the meaning assigned to such term in Section 7.01. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the applicable Thomson Reuters screen (or another commercially available source providing quotations of such rate as designated by the Revolving Facility Administrative Agent from time to time) for such currency (or to the extent applicable, the rate at which Dollars may be exchanged into such other currency). In the event that such rate does not appear on such applicable Thomson Reuters screen (or another commercially available source providing quotations of such rate as designated by the Revolving Facility Administrative Agent from time to time), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Revolving Facility Administrative Agent and the applicable Borrower (or, with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank and the U.S. Borrower), or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Revolving Facility Administrative Agent (or, with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank) in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Revolving Facility Administrative Agent (or, with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank) shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Revolving Facility Administrative Agent (or, with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank) may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. “Excluded Information” has the meaning assigned to such term in Section 2.11(i). “Excluded Property” means (i) any lease, lease in respect of a Capital Lease Obligation, license, contract, permit, Instrument, Security or franchise agreement to which such

45 3141/80492-001 CURRENT/130883173v17 #95685245v21 Loan Party is a party or any property subject to a purchase money security interest, or any property governed by any such lease, lease in respect of a Capital Lease Obligation to which such Loan Party is a party and any of its rights or interest thereunder, to the extent, but only to the extent, that a grant of a security interest therein in favor of the Collateral Agent would, under the terms of such lease, lease in respect of a Capital Lease Obligation, license, contract, permit, Instrument, Security or franchise agreement or purchase money arrangement, be prohibited by or result in a violation of law, rule or regulation or a breach of the terms or a condition of, or constitute a default or forfeiture under, or create a right of termination in favor of or require a consent (other than the consent of any Loan Party and any such consent which has been obtained (it being understood and agreed that no Loan Party or Restricted Subsidiary shall be required to seek any such consent)) of any other party to, such lease, lease in respect of a Capital Lease Obligation, license, contract, permit, Instrument, Security or franchise agreement or purchase money arrangement (except in the case of a lease in respect of a Capital Lease Obligation or property subject to a Lien permitted pursuant to Sections 6.02(c) (to the extent liens are of the type described in clause (e) of Section 6.02), (d) or (e), other than to the extent that any such law, rule, regulation, term, prohibition, restriction or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term prohibition or condition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, restriction or condition the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, restriction or condition had never been in effect; (ii) any of the outstanding Equity Interests issued by a (1) Subsidiary of the U.S. Borrower that is a Foreign Subsidiary or a CFC Holding Company in excess of 65% of the outstanding Equity Interests of any such Subsidiary and (2) Subsidiary of the U.S. Borrower that is a Subsidiary of a Foreign Subsidiary or a CFC Holding Company; (iii) any Equity Interests or assets of a Person to the extent that, and for so long as (x) such Equity Interests constitute less than 100% of all Equity Interests of such Person, and the Person or Persons holding the remainder of such Equity Interests are not Subsidiaries of the U.S. Borrower and (y) the granting of a security interest in such Equity Interests in favor of the Collateral Agent are not permitted by the terms of such issuing Person’s organizational or joint venture documents or otherwise require the consent of a Person or Persons who are not Subsidiaries of the U.S. Borrower; (iv) any Equity Interests in and assets of an Unrestricted Subsidiary, an Immaterial Subsidiary or a Captive Insurance Subsidiary; (v) (a) any motor vehicles and other assets subject to certificates of title, (b) Letter of Credit Rights to the extent not constituting Supporting Obligations and with a value of less than $5,000,000 individually (except to the extent a security interest therein can be perfected by the filing of Uniform Commercial Code financing statements), and (c) Commercial Tort Claims with a claim value of less than $5,000,000 individually; (vi) any “intent-to-use” trademark applications for which a statement of use or an amendment to allege use has not been filed and accepted by the United States Patent and Trademark Office (but only until such statement or amendment is filed and accepted by the United States Patent and Trademark Office), and solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of, or void or cause the abandonment or lapse of, such application or any registration that issues from such intent-to-use application under applicable U.S. law; (vii) any

46 3141/80492-001 CURRENT/130883173v17 #95685245v21 assets owned by a Foreign Subsidiary or a CFC Holding Company; (viii) those assets as to which the U.S. Borrower determines (in consultation with the Administrative Agents and in writing) that obtaining a security interest in or perfection thereof are reasonably likely to result in an adverse tax consequence; (ix) those assets as to which the Administrative Agents and U.S. Borrower reasonably determine, in writing, that the cost of obtaining a security interest in or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (x) any real property leasehold interests (including any requirement to obtain any landlord waivers, estoppels and consents); (xi) except to the extent a security interest therein can be perfected by the filing of Uniform Commercial Code financing statements, cash and Cash Equivalents, deposit and securities accounts (including securities entitlements and related assets credited thereto) (in each case, other than cash and Cash Equivalents constituting Proceeds of other “Collateral”) and any other assets requiring perfection through control agreements or perfection by “control”; provided that the exclusions referred to in this clause (xi) shall not include any Proceeds of any such assets except to the extent such Proceeds constitute Excluded Property; (xii) those assets with respect to which the granting of security interests in such assets would be prohibited by any contract permitted under the terms of this Agreement (not entered into in contemplation thereof and with respect to assets that are subject to such contract), applicable law or regulation (other than to the extent that any such law, rule, regulation, term, prohibition or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term, prohibition or condition), or would require governmental or third party (other than any Loan Party) consent, approval, license or authorization or create a right of termination in favor of any Person (other than any Loan Party) party to any such contract (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, condition or provision the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, condition or provision had never been in effect; provided that the exclusions referred to in this clause (xii) shall not include any Proceeds of any such assets except to the extent such Proceeds constitute Excluded Property; (xiii) all real property; (xiv) Margin Stock; (xv) the principal amount in excess of 65% of the total principal amount of any intercompany note, or account receivable owed, by any Foreign Subsidiary or CFC Holding Company to or for the benefit of any Loan Party and (xvi) any assets that are located outside of the United States of America or are governed by or arise under the law of any jurisdiction outside of the United States of America (and no action need be taken on or with respect to any such assets to create or perfect a security interest in any such asset, including any intellectual property in any jurisdiction outside of the United States). Notwithstanding anything to the contrary, “Excluded Property” shall not include any Proceeds, substitutions or replacements of any “Excluded Property” referred to in clauses (i) through (xvi) (unless such Proceeds, substitutions or replacements would itself or themselves independently constitute “Excluded Property” referred to in any of clauses (i) through (xvi)). Each category of

47 3141/80492-001 CURRENT/130883173v17 #95685245v21 Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC). “Excluded Subsidiaries” means any Subsidiary of the U.S. Borrower that is: (a) listed on Schedule 1.02 as of the Restatement Date; (b) a CFC or a CFC Holding Company; (c) a not-for-profit Subsidiary; (d) a Joint Venture or a Subsidiary that is not otherwise a wholly-owned Restricted Subsidiary; (e) an Immaterial Subsidiary; (f) an Unrestricted Subsidiary; (g) a Captive Insurance Subsidiary or other special purpose entity, (h) prohibited by applicable Requirement of Law or contractual obligation from guaranteeing or granting Liens to secure any of the Secured Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guaranty (but in the case of such guaranty being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Restatement Date or at the time such Subsidiary became a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary); provided that each such Domestic Restricted Subsidiary shall cease to be an Excluded Subsidiary solely pursuant to this clause (h) if such consent, approval, license or authorization has been obtained (it being understood and agreed that no Loan Party or Restricted Subsidiary shall be required to seek any such consent, approval, license or authorization); (i) with respect to which the U.S. Borrower and the Administrative Agents reasonably agree that the cost or other consequences (including adverse tax consequences) of providing a guaranty of the Secured Obligations outweigh the benefits to the Lenders; (j) a direct or indirect Subsidiary of an Excluded Subsidiary; (k) a Securitization Subsidiary; and (l) a Subsidiary that does not have the legal capacity to provide a guarantee of the Secured Obligations; (provided that the lack of such legal capacity does not arise from any action or omission of the U.S. Borrower or any other Loan Party); and excluding in any event any Electing Guarantor for so long as such entity is an Electing Guarantor. “Excluded Swap Obligation” means, with respect to any Subsidiary Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest pursuant to the Security Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Loan Party or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Subsidiary Loan Party’s failure to constitute an “eligible contract participant” at such time. “Excluded Taxes” means, with respect to any Recipient: (a) Taxes imposed on or measured by such Recipient’s overall net income or profits, and franchise or capital Taxes imposed in lieu of overall net income or profits Taxes, as a result of a present or former connection between the Recipient and the jurisdiction of the Governmental Authority imposing such Tax (other than any such connection arising solely from such Recipient having executed, delivered, enforced, become a party to, performed its obligations,

48 3141/80492-001 CURRENT/130883173v17 #95685245v21 received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Loan Document); (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a); (c) solely with respect to the Obligations, any United States federal withholding Taxes that are imposed on a Recipient pursuant to a law in effect at the time such Recipient becomes a party to this Agreement (or designates a new lending office) except (i) to the extent that such Recipient (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17 of this Agreement or (ii) if such Recipient is an assignee pursuant to a request by a Borrower under Section 2.19; (d) any withholding Taxes attributable to a Recipient’s failure to comply with Section 2.17(f) or Section 2.17(h), as applicable; (e) any Taxes imposed under FATCA; and (f) the Bank Levy or any amount attributable to, or liability arising as a consequence of, the Bank Levy. “Existing Amendment No. 3 Term Loan” means each Term Loan outstanding under this Agreement as of the Amendment No. 3 Effective Date prior to giving effect to Amendment No. 3. “Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement. “Existing Lenders” has the meaning assigned to such term in the recitals to this Agreement. “Existing Letters of Credit” means each letter of credit previously issued or deemed issued for the account of, or guaranteed by, the U.S. Borrower or any of the Restricted Subsidiaries that is outstanding on the Amendment No. 3 Effective Date. “Extended Revolving Commitment” has the meaning set forth in Section 2.24. “Extended Term Loans” has the meaning set forth in Section 2.24. “Extending Lenders” has the meaning set forth in Section 2.24. “Extending Revolving Loan Lender” has the meaning set forth in Section 2.24. “Extended Revolving Loans” has the meaning assigned to such term in Section 2.24(a). “Extending Term Lender” has the meaning set forth in Section 2.24.

49 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Extension” has the meaning set forth in Section 2.24. “Extension Amendment” means an amendment to this Agreement in form reasonably satisfactory to the applicable Borrower executed by each of (a) the applicable Borrower, (b) the Revolving Facility Administrative Agent and (c) each Extending Revolving Loan Lender and Extending Term Lender, as the case maybe, in connection with any Extension. “Extension Offer” has the meaning set forth in Section 2.24. “FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future U.S. Department of Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code. “FCPA” has the meaning set forth in Section 3.19. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Fee Letter” means the Fee Letter dated as of July 3, 2017 among JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. “Financial Covenant Increase Period” has the meaning set forth in Section 6.11(a). “Financial Officer” of any Person means the chief financial officer, vice president of finance, principal accounting officer or treasurer of such Person (or, in the case of any Person that is a Foreign Subsidiary, a director of such Person). “First Lien Indebtedness” means Total Indebtedness that is secured by a Lien on assets or other property on a pari passu basis with the Liens securing the Obligations and Capital Lease Obligations and purchase money Indebtedness. For the avoidance of doubt, First Lien Indebtedness includes, without limitation, any First Lien Senior Secured Notes, the Term Loans and the Revolving Loans. “First Lien Net Leverage Ratio” means, on any date of determination, the ratio of (a) First Lien Indebtedness, less the aggregate amount of unrestricted cash and Cash Equivalents of the U.S. Borrower and its Restricted Subsidiaries as of such date (but including any amounts

50 3141/80492-001 CURRENT/130883173v17 #95685245v21 held by or for the benefit of the U.S. Borrower or Domestic Restricted Subsidiaries for the purpose of repurchasing, redeeming or otherwise acquiring the Senior Notes) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended on or prior to such date of determination for which financial statements have been furnished pursuant to Section 5.01. “First Lien Senior Secured Notes” means Additional Term Notes, Term Loan Exchange Notes, Unrestricted Additional Term Notes or Refinancing Notes, in each case that are not subordinated in right of payment to the Initial Tranche A-1 Term Loans, the Initial Tranche A- 2 Term Loans and the Initial Revolving Loans and are secured by any Lien other than any Lien that is junior to the Lien securing the Obligations. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted CDOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted CDOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0.00%. “Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $50,000,000 by any Loan Party or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any of its Subsidiaries, or the imposition on any Loan Party or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $50,000,000. “Foreign Disposition” has the meaning assigned to such term in Section 2.11(f). “Foreign Pension Plan” shall mean any benefit plan sponsored, maintained or contributed to by any Loan Party or any Subsidiary that, under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority. “Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(f).

51 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Subsidiary” means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia. “GAAP” means, subject to the limitations set forth in Section 1.04, generally accepted accounting principles in the United States of America as in effect from time to time. “Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, company, partnership, trust, limited liability company, association, Joint Venture or other business entity. “Governmental Authority” means the government of the United States of America, the United Kingdom, and any other nation or any political subdivision thereof, whether state, county, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Granting Lender” has the meaning assigned to such term in Section 9.04(e). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s

52 3141/80492-001 CURRENT/130883173v17 #95685245v21 maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guaranteed” has a meaning correlative thereto. “Hazardous Materials” means all explosive or radioactive substances, materials or wastes and all hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law. “Hong Kong Dollars” means the lawful currency of Hong Kong. “Immaterial Subsidiary” means, at any date of determination, any Domestic Restricted Subsidiary of the U.S. Borrower that has been designated by the U.S. Borrower in writing to each Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement; provided that (a) for purposes of this Agreement, at no time shall (i) the Consolidated Total Assets of all Immaterial Subsidiaries as of the last day of the then most recent fiscal year of the U.S. Borrower for which financial statements have been delivered equal or exceed 7.5% of the Consolidated Total Assets of the U.S. Borrower and the Restricted Subsidiaries at such date, determined on a Pro Forma Basis or (ii) the consolidated revenues (other than revenues generated from the sale or license of property between any of the U.S. Borrower and its Restricted Subsidiaries) of all Immaterial Subsidiaries for the then most recent fiscal year of the U.S. Borrower for which financial statements have been delivered equal or exceed 7.5% of the consolidated revenues (other than revenues generated from the sale or license of property between any of the U.S. Borrower and its Restricted Subsidiaries) of the U.S. Borrower and the Restricted Subsidiaries for such period, determined on a Pro Forma Basis, (b) at any time and from time to time, the U.S. Borrower may designate any Restricted Subsidiary as a new Immaterial Subsidiary so long as, after giving effect to such designation, the consolidated assets and consolidated revenues of all Immaterial Subsidiaries do not exceed the limits set forth in clause (a) above at such time of designation and (c) if, as of the date the financial statements for any fiscal year of the U.S. Borrower are delivered or required to be delivered pursuant to Section 5.01(a), the consolidated assets or revenues of all Restricted Subsidiaries so designated by the U.S. Borrower as “Immaterial Subsidiaries” shall have, as of the last day of such fiscal year, exceeded the limits set forth in clause (a) above, then within ten (10) Business Days (or such later date as agreed by each Administrative Agent in its reasonable discretion) after such date, the U.S. Borrower shall redesignate one or more current Immaterial Subsidiaries as a Domestic Restricted Subsidiary that is not an Immaterial Subsidiary, in each case in a written notice to each Administrative Agent, such that, as a result thereof, the consolidated assets and revenues of all Restricted Subsidiaries that are still designated as “Immaterial Subsidiaries” do not exceed such limits. Upon any such Restricted Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such Restricted Subsidiary, to the extent not otherwise qualifying as an Excluded Subsidiary, shall comply with Section 5.10, to the extent applicable. “Incremental Facility” has the meaning assigned to such term in Section 2.20. “Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(c).

53 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.20(c). “Incremental Loans” means, collectively, the Incremental Revolving Loans and the Incremental Term Loans. “Incremental Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Revolving Loan under any Incremental Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Revolving Loans to be made by such Lender under such Incremental Facility Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. “Incremental Revolving Facility” has the meaning assigned to such term in Section 2.20(a). “Incremental Revolving Lender” has the meaning assigned to such term in Section 2.20(e). “Incremental Revolving Loan” means a Loan made under an Incremental Revolving Facility. “Incremental Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term Loan under any Incremental Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender under such Incremental Facility Amendment, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. “Incremental Term Facility” has the meaning assigned to such term in Section 2.20(a). “Incremental Term Loan” means a Loan made under an Incremental Term Facility. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all obligations of the type described in clauses (a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of obligations of the type described in clauses (a), (b), (c), (d), (e), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others, (g) the principal component of

54 3141/80492-001 CURRENT/130883173v17 #95685245v21 Capital Lease Obligations of such Person, (h) all reimbursement obligations of such Person as an account party in respect of letters of credit and letters of guaranty (except to the extent such letters of credit or letters of guaranty relate to trade payables and such outstanding amounts are satisfied within thirty (30) days of incurrence), (i) all reimbursement obligations, of such Person in respect of bankers’ acceptances (except to the extent such bankers’ acceptances relate to trade payables and such outstanding amounts are satisfied within thirty (30) days of incurrence), (j) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person to the extent that such purchase, redemption, retirement or other acquisition is required to occur on or prior to the Latest Maturity Date in effect at the time of issuance of such Equity Interests (other than as a result of a Change in Control, asset sale or similar event), and (k) to the extent not otherwise included in this definition, net obligations of such Person under Swap Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement; provided, however, that (A) intercompany Indebtedness and (B) obligations constituting non-recourse Indebtedness shall only constitute “Indebtedness” for purposes of Section 6.01 and not for any other purpose hereunder). The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (v) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (w) operating leases, (x) customary obligations under employment agreements and deferred compensation and (y) deferred revenue and deferred tax liabilities. Notwithstanding the foregoing, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes and VAT (which, for the avoidance of doubt, shall be dealt with under Section 2.17(k)), imposed on or with respect to any payment made by or on account of any obligation of any Loan Party and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitee” has the meaning assigned to such term in Section 9.03. “Indemnified Liabilities” has the meaning assigned to such term in Section 9.03. “Information” has the meaning assigned to such term in Section 9.12. “Initial Revolving Commitments” means the Revolving Commitments of the Revolving Lenders as of the Amendment No. 3 Effective Date.

55 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Initial Revolving Loan” means a Revolving Loan made by a Lender to the applicable Borrower in respect of an Initial Revolving Commitment pursuant to Section 2.01(b). “Initial Tranche A-1 Term Loans” means the Tranche A-1 Term Loans made (or deemed made) on the Amendment No. 3 Effective Date. “Initial Tranche A-2 Term Loans” means the Tranche A-2 Term Loans made (or deemed made) on the Amendment No. 3 Effective Date. “Intellectual Property” means all rights, priorities and privileges in or to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade names, technology, know-how, trade secrets and processes, all registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing. “Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, Intellectual Property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of the U.S. Borrower or a Restricted Subsidiary. “Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Loan Borrowing or Term Loan Borrowing in accordance with Section 2.07. “Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the applicable Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the applicable Maturity Date. “Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, with respect to the Revolving Credit Facility, any duration shorter than one month thereafter if, at the time of the relevant Borrowing or conversion or continuation thereof, all Lenders participating therein agree to make an interest period of such duration available (provided, that, the applicable interest period for the purposes of calculating the Relevant Rate shall be deemed to be one-month) and in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect; provided, that (i) if any Interest

56 3141/80492-001 CURRENT/130883173v17 #95685245v21 Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Investment” means (i) any purchase or other acquisition by the U.S. Borrower or any of the Restricted Subsidiaries of, or of a beneficial interest in, any Equity Interests or Indebtedness of any other Person (including any Subsidiary) and (ii) any loan or advance constituting Indebtedness made by the U.S. Borrower or any of its Restricted Subsidiaries to any other Person (other than accounts receivable, trade credit, prepayments to, or deposits with, vendors, advances to officers, directors, members of management and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the U.S. Borrower or any of the Restricted Subsidiaries to any other Person (including any Subsidiary); provided that, in the event that any Investment is made by the U.S. Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through any other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.04. The amount of any Investment outstanding as of any time shall be the original cost of such Investment (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the U.S. Borrower’s good faith estimate of the fair market value of such asset or property at the time such Investment is made) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write- offs with respect to such Investment, less all Returns received by the U.S. Borrower or any Restricted Subsidiary in respect thereof. “IRS” means the United States Internal Revenue Service. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuing Bank” means, as the context may require, (a) JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A., MUFG Bank, N.A., PNC Bank, National Association, Citizens Bank, N.A., Capital One, N.A. or another Lender reasonably satisfactory to the U.S. Borrower and agreed to by such other Lender, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(k), and (b) with respect to each Existing Letter of Credit, any Lender that, or any Lender whose Affiliate, issued such Existing Letter of Credit. Any Issuing Bank may, with the consent of the U.S. Borrower, arrange for one or more Letters of Credit to be issued by an Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect

57 3141/80492-001 CURRENT/130883173v17 #95685245v21 to Letters of Credit issued by such Affiliate. At any time the U.S. Borrower shall have the right to select additional Lenders to act as Issuing Bank(s) hereunder with the consent of such Lenders. “Joint Bookrunners” means (i) JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, and Citizens Bank, N.A. and Capital One, N.A., each in its capacity as a joint bookrunner in respect of the Tranche A Term Facilities provided herein and (ii) JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, and Citizens Bank, N.A. and Capital One, N.A., each in its capacity as a joint bookrunner in respect of the Revolving Credit Facility provided herein. “Joint Lead Arrangers” means (i) JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, and Citizens Bank, N.A. and Capital One, N.A., each in its capacity as a joint lead arranger in respect of the Tranche A Term Facilities provided herein and (ii) JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, and Citizens Bank, N.A. and Capital One, N.A., each in its capacity as a joint lead arranger in respect of the Revolving Credit Facility provided herein. The Joint Lead Arrangers are sometimes also referred to herein as the “Arrangers.” “Joint Venture” means a joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form. “Judgment Currency” has the meaning assigned to such term in Section 9.17. “Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan, Incremental Revolving Commitment, Incremental Revolving Loan, Extended Term Loan, Extended Revolving Commitment, Extended Revolving Loan, Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time. “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by the Issuing Bank in an Alternative Currency and not reimbursed by the U.S. Borrower shall be determined as set forth in paragraph (e) of Section 2.05. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in Dollars at such time, (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit made in Dollars that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time, and (c) the Alternative Currency LC Exposure at such time. The LC Exposure of any Revolving Lender shall be its Applicable Percentage of the aggregate LC Exposure at such time. “LC Sublimit” means the lesser of (x) $25,000,000 and (y) the aggregate amount of Revolving Commitments. The LC Sublimit is part of, and not in addition to, the Revolving Facility.

58 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Lender Counterparty” means any counterparty to a Secured Swap Agreement or Secured Cash Management Agreement. “Lenders” means the Persons who are “Lenders” under this Agreement on the Restatement Date, any Additional Lenders, any Additional Refinancing Lenders and any other Person that shall have become a party hereto as a Lender pursuant to Section 9.04, other than any such Person that ceases to be a party hereto pursuant to Section 9.04. “Letter of Credit” means (a) any letter of credit issued pursuant to this Agreement (including each Existing Letter of Credit) or (b) any guarantee, indemnity or other instrument, in each case in a form requested by the U.S. Borrower and agreed by the applicable Issuing Bank. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank. “Letter of Credit Expiration Date” means the Revolving Maturity Date (or, if such day is not a Business Day, the immediately preceding Business Day). “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, assignment by way of security, hypothecation, security interest or similar encumbrance given in the nature of a security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, each Incremental Facility Amendment, each Refinancing Amendment, the Security Documents, the Subsidiary Guaranty, the Parent Guaranty, any Extension Amendment, any Permitted Repricing Amendment and each schedule, exhibit or annex to any of the foregoing. “Loan Parties” means the U.S. Borrower, the U.K. Borrower and the Subsidiary Loan Parties. “Loans” means the Term Loans, the Revolving Loans, the Swingline Loans, the Other Revolving Loans and any other loans made by any Lenders to a Borrower pursuant to this Agreement, any Incremental Facility Amendment, Extension Amendment or any Refinancing Amendment. “LTM EBITDA” means, at any time, Consolidated EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended on or prior to such date of determination for which financial statements have been furnished pursuant to Section 5.01. “Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board. “Material Adverse Effect” means a material and adverse effect on (i) the business, assets, results of operations or financial condition of the U.S. Borrower and its Restricted

59 3141/80492-001 CURRENT/130883173v17 #95685245v21 Subsidiaries, taken as a whole or (ii) the remedies available to any Agent and the Lenders, collectively, under the Loan Documents. “Material Indebtedness” means any Indebtedness (other than the Loans and Letters of Credit) of the U.S. Borrower or any Restricted Subsidiary in an outstanding principal amount exceeding $100,000,000 at such time. “Material Intellectual Property” means any Intellectual Property owned by the U.S. Borrower or any Restricted Subsidiary that is, as determined by the U.S. Borrower in its reasonable discretion, material to the operation of the business of the U.S. Borrower and its Restricted Subsidiaries, taken as a whole. “Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the U.S. Borrower that is not an Immaterial Subsidiary. “Maximum Rate” has the meaning assigned to such term in Section 9.13. “Maximum Tender Condition” has the meaning specified in Section 2.25(d). “Mexican Pesos” means the lawful currency of Mexico. “Minimum Extension Condition” has the meaning set forth in Section 2.24. “Minimum Tender Condition” has the meaning specified in Section 2.25(d). “MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016. “MLI Disclosure Condition” means the freely accessible publication of the relevant MLI Reservation or MLI Notification on the OECD website (to the extent that such MLI Reservation or MLI Notification has not been withdrawn or superseded and taking into account any applicable amendments) no later than ten (10) Business Days prior to the Amendment No. 3 Effective Date where the relevant Lender is a Lender at that date, or, if later, no later than ten (10) Business Days prior to the date on which the relevant Lender became a Lender under this Agreement. “MLI Lender Jurisdiction” means the jurisdiction in which the relevant Lender is treated as resident for the purposes of the Relevant Covered Tax Agreement. “MLI Notification” means a notification validly made pursuant to Article 29(3), 29(4) or 29(6) of the MLI. “MLI Reservation” means a reservation validly made pursuant to Article 28(6), 28(7) or 28(9) of the MLI. “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

60 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates contributes or with respect to which any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates has any liability. “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (x) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction or a casualty or a condemnation or similar proceeding), any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, (y) in the case of a casualty, cash insurance proceeds, and (z) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith, minus (b) the sum of (i) all reasonable fees and expenses (including commissions, discounts, transfer taxes and legal, accounting and other professional and transactional fees and expenses) paid or payable by the U.S. Borrower and the Restricted Subsidiaries to third parties in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of payments made or required to be made in respect of Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment (other than under this Agreement) as a result of such event, or which by applicable law is required to be repaid out of the proceeds of such Disposition, casualty, condemnation or similar proceeding, (iii) the amount of all taxes (or Restricted Payments in respect of such taxes) paid (or reasonably estimated to be payable or accrued as a liability under GAAP) by the U.S. Borrower and the Restricted Subsidiaries as a result of such event, (iv) the amount of any reserves established by the U.S. Borrower or the applicable Restricted Subsidiaries to fund liabilities estimated to be payable as a result of such event (as determined in good faith by the applicable Responsible Officer of the U.S. Borrower or such Restricted Subsidiary), (v) in the case of any Disposition or casualty or condemnation or similar proceeding by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of U.S. Borrower or a wholly owned Restricted Subsidiary as a result thereof and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price or other similar obligations associated with any such sale or disposition; provided that such funds shall constitute Net Proceeds immediately upon their release from escrow unless applied to satisfy such obligations. “Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c). “Nonrenewal Notice Date” has the meaning specified in Section 2.05(c). “Norwegian Kroner” means the lawful currency of Norway. “Note” means a Term Note or a Revolving Note, as the context may require. “NYFRB” means the Federal Reserve Bank of New York.

61 3141/80492-001 CURRENT/130883173v17 #95685245v21 “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org (or any successor source). “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the applicable Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to the Administrative Agents, the Collateral Agent, any other Agent, any Joint Lead Arranger, any Joint Bookrunner, any Documentation Agent, any Syndication Agent, the Issuing Bank, the Lenders or any of them, arising under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), prepayment premiums, reimbursement of amounts drawn under Letters of Credit issued for the account of the U.S. Borrower and/or any Restricted Subsidiary, fees (including fees which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such fees in the related bankruptcy proceeding), expenses (including expenses which, but for the filing of a petition in bankruptcy solely with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such expenses in the related bankruptcy proceeding), indemnification or otherwise. “Organizational Documents” of any Person means the charter, memorandum and articles of association, articles or certificate of organization or incorporation and bylaws or other organizational or governing or constitutive documents of such Person. “Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(c). “Other Revolving Commitments” means, with respect to each Additional Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Revolving Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Revolving Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. “Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.

62 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property, intangible, filing or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (but without prejudice to the provisions of Section 2.19) (i) as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) or (ii), in the case U.K. stamp duty and stamp duty reserve tax only, as a result of the fact that the U.K. Borrower is incorporated in the United Kingdom. “Other Term Commitments” means, with respect to each Additional Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Term Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Term Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. “Other Term Loans” means one or more Classes of Term Loans made pursuant to or that result from a Refinancing Amendment. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.- managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Parent Guaranty” means the Parent Guaranty executed and delivered by the U.S. Borrower on the Amendment No. 1 Effective Date substantially in the form of Exhibit K, as such may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning specified in Section 9.04(c). “Participating Lender” has the meaning assigned to such term in the definition “Dutch Auction”. “Participating Member State” means each state so described in any EMU Legislation. “Patriot Act” has the meaning assigned to such term in Section 9.14.

63 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Payment” has the meaning assigned to such term in Section 8.14. “Payment Notice” has the meaning assigned to such term in Section 8.14. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition” means any Acquisition by the U.S. Borrower or any Restricted Subsidiary if (a) at the time of execution of a binding agreement in respect of such Acquisition, no Event of Default has occurred and is continuing or would result therefrom, (b) all actions required to be taken with respect to such acquired or newly formed Restricted Subsidiary (other than any Excluded Subsidiary) or such acquired assets (other than Excluded Property) under Section 5.10 and Section 5.11 will be taken in accordance therewith (to the extent required), (c) after giving effect to such Acquisition, the U.S. Borrower and its Restricted Subsidiaries are in compliance with Section 5.13 and (d) the U.S. Borrower has delivered to each Administrative Agent a certificate of its Financial Officer to the effect set forth in clauses (a), (b) and (c) above; provided that the conditions in clause (d) of this definition shall not be applicable to any such Acquisition having a purchase price (which shall be deemed (i) to include the principal amount of Indebtedness that is assumed pursuant to Section 6.01(e) or otherwise incurred in connection with such Acquisition and (ii) to exclude any (x) Qualified Equity Interests issued in payment of any portion of such purchase price and (y) fees and expenses incurred in connection with such acquisition) less than or equal to $100,000,000. “Permitted Debt Exchange” has the meaning specified in Section 2.25(a). “Permitted Debt Exchange Offer” has the meaning specified in Section 2.25(a). “Permitted Encumbrances” means: (a) Liens imposed by law for taxes, assessments or other governmental charges or levies that are not yet due or delinquent, are not more than sixty (60) days overdue (or, if more than sixty (60) days overdue, are unfiled and no other action has been taken with respect to such Lien), are not required to be paid pursuant to Section 5.04, or are being contested in compliance with Section 5.04; (b) carriers’, warehousemen’s, supplier’s, construction contractor’s, workmen, mechanics,’ materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law or contract, arising in the ordinary course of business and securing obligations (i) that are not yet due or delinquent or (ii)(x) that are not overdue by more than sixty (60) days (or, if more than sixty (60) days overdue, are unfiled and no other action has been taken with respect to such Lien), (y) are not required to be paid pursuant to Section 5.05 or (z) are being contested on terms similar to such terms set forth in Section 5.04; (c) Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

64 3141/80492-001 CURRENT/130883173v17 #95685245v21 (d) (i) Liens, pledges and deposits to secure the performance of bids, government contracts, trade contracts (other than for borrowed money), leases, statutory obligations, deductibles, co-payment, co-insurance, retentions, premiums, reimbursement obligations or similar obligations to providers of insurance, self-insurance or reinsurance obligations, surety, stay, customs and appeal or similar bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) and other similar obligations and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this section (d); (e) attachment or judgment liens in respect of judgments or decrees that do not constitute an Event of Default under Section 7.01(j); (f) easements, zoning restrictions, rights-of-way, encroachments, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business and that either (i) individually or in the aggregate do not materially interfere with the ordinary conduct of business of the U.S. Borrower and its Restricted Subsidiaries, taken as a whole or (ii) are described in a mortgage policy of title insurance or survey with respect to any real property; (g) customary rights of first refusal and tag, drag and similar rights in Joint Venture agreements; (h) Liens on Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”; and (i) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law. “Permitted First Priority Replacement Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by any Borrower and/or the other Loan Parties in the form of one or more series of senior secured notes or senior secured loans (or revolving commitments in respect thereof, with the revolving commitments deemed loans in the full amount of such commitment); provided that (i) such Indebtedness may only be secured by assets consisting of Collateral on a pari passu basis (but without regard to the control of remedies) with the Initial Tranche A-1 Term Loans, the Initial Tranche A-2 Term Loans and/or Initial Revolving Commitments to the extent secured by such Collateral, (ii) such Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness,” (iii) either the security agreements relating to such Indebtedness are substantially the same as the applicable Security Documents (with such differences as are reasonably satisfactory to the U.S. Borrower and the Administrative Agents) or all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect, in each case taken as a whole (as determined by the U.S. Borrower), (iv) such secured notes do not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales (which may be offered to prepay such notes or loans in accordance with Section 2.11(c)), changes in control or similar events (which may be offered to prepay such notes or loans in accordance with Section 2.11(c)) and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect

65 3141/80492-001 CURRENT/130883173v17 #95685245v21 as of the time such secured notes are incurred, and (v) the secured parties thereunder, or a trustee or collateral agent or other Senior Representative on their behalf, shall have become a party to a customary intercreditor agreement with the Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 annexed hereto together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent, which shall be entered into or shall be amended prior to or concurrently with the first issuance of Permitted First Priority Replacement Debt in accordance with the terms thereof to provide for the sharing of the Collateral on a pari passu basis among the holders of the Secured Obligations, and the holders of such Permitted First Priority Replacement Debt. “Permitted Refinancing” means modifications, replacements, restructurings, refinancings, refundings, renewals, amendments, restatements or extensions of all or any portion of Indebtedness (including any type of debt facility or debt security); provided that (a) the amount of such Indebtedness is not increased (unless the additional amount is permitted pursuant to another provision of Section 6.01) at the time of such refinancing, refunding, restructuring, renewal or extension except by an amount equal to the existing unutilized commitments thereunder, accrued but unpaid interest thereon and a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, restructuring, renewal or extension (including any fees and original issue discount incurred in respect of such resulting Indebtedness), (b) the direct and contingent obligors of such Indebtedness shall not be expanded as a result of or in connection with such refinancing, refunding, restructuring, renewal or extension (other than to the extent (i) any such additional obligors are or will become a Loan Party, (ii) none of such obligors on the Indebtedness being modified, replaced, refinanced refunded, restructured, renewed or extended are Loan Parties or (iii) as otherwise permitted by Section 6.01), (c) to the extent such Indebtedness being so refinanced, refunded, restructured, renewed or extended is subordinated in right of payment and/or in right of Lien to any of the Obligations, such refinancing, refunding, restructuring, renewal or extension is subordinated in right of payment and/or in right of Lien (or, in the case of Lien subordination, not secured) to such Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, restructured, renewed or extended (as determined in good faith by the U.S. Borrower) or otherwise reasonably acceptable to the Administrative Agents, (d) other than with respect to Indebtedness under Section 6.01(d) or (e), such refinancing, refunding, restructuring, renewal or extension has a final maturity date equal to or later than the final maturity date of, the Indebtedness being refinanced, refunded, restructured, renewed or extended and (e) other than with respect to Indebtedness under Section 6.01(d) or (e), at the time of such refinancing, refunding, restructuring, renewal or extension of such Indebtedness, no Event of Default shall have occurred and be continuing or result therefrom. “Permitted Repricing Amendment” has the meaning assigned to such term in Section 9.02.

66 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Permitted Sale Leaseback” means any Sale Leaseback with respect to the sale, transfer or Disposition of real property or other property consummated by the U.S. Borrower or any of its Restricted Subsidiaries after the Restatement Date; provided that any such Sale Leaseback that is not between (i) a Loan Party and another Loan Party or (ii) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the U.S. Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the U.S. Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback). “Permitted Second Priority Replacement Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by any Borrower and/or the other Loan Parties in the form of one or more series of second lien secured notes or second lien secured loans (or revolving commitments in respect thereof, with the revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness may only be secured by assets consisting of Collateral on a second lien basis vis-à-vis the Initial Tranche A-1 Term Loans, the Initial Tranche A-2 Term Loans and/or Initial Revolving Commitments to the extent secured by such Collateral, (ii) such Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness”, (iii) either the security agreements relating to such Indebtedness are substantially the same as the applicable Security Documents (with such differences as are reasonably satisfactory to the U.S. Borrower and the Administrative Agents) or all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect, in each case taken as a whole (as determined by the U.S. Borrower), (iv) such Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales, changes in control or similar events and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such secured notes are incurred, and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Second Priority Replacement Debt incurred by the applicable Loan Party, then the applicable Borrower, the Subsidiary Loan Parties, the Collateral Agent and the Senior Representative for such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. “Permitted Unsecured Replacement Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by any Borrower and/or the other Loan Parties in the form of one or more series of unsecured notes or loans (or revolving commitments in respect thereof, with the revolving commitments deemed to loans in the full amount of such commitments); provided that (i) such Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness”, (ii) such Indebtedness (including any guarantee thereof) is not secured by any Lien on any property or assets of the U.S. Borrower or any Restricted Subsidiary, and (iii) such Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales, changes in control or similar events on the date of issuance and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such secured notes are incurred.

67 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party (other than the U.K. Borrower) or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform” has the meaning assigned to such term in Section 5.01. “Prepayment Event” means: (a) any Disposition (including pursuant to a Sale Leaseback transaction and by way of merger or consolidation) of any property or asset of the U.S. Borrower or any Restricted Subsidiary permitted pursuant to clause (j) or (s) of Section 6.05 resulting in aggregate Net Proceeds exceeding (A) $25,000,000 in the case of any single transaction or series of related transactions and (B) $50,000,000 for all such transactions during any fiscal year of the U.S. Borrower; (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the U.S. Borrower or any Restricted Subsidiary with a fair market value immediately prior to such event exceeding (A) $25,000,000 in the case of any single event or series of related events and (B) $50,000,000 for all such events during any fiscal year of the U.S. Borrower; or (c) the incurrence by the U.S. Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or otherwise permitted by the Required Lenders (other than Credit Agreement Refinancing Indebtedness). “Prepayment Trigger” has the meaning assigned to such term in Section 2.11(c). “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Basis” means, with respect to the calculation of the First Lien Net Leverage Ratio, the Total Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio, the amount of Consolidated EBITDA or Consolidated Total Assets or any other financial test or ratio hereunder, for purposes of determining the permissibility of asset sales, prepayments required pursuant to Section 2.11(c) and Section 2.11(d), the

68 3141/80492-001 CURRENT/130883173v17 #95685245v21 Applicable Margin and the commitment fees payable pursuant to Section 2.12(b), the facility fees payable pursuant to Section 2.12(b), and for any other specified purpose hereunder, and for purposes of determining compliance with the covenants under Section 6.11, in each case as of any date, that such calculation shall give pro forma effect to the Transactions and all Specified Transactions (with any such incurrence of Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (and the application of the proceeds from any such asset sale or debt incurrence) that have occurred during the relevant testing period for which such financial test or ratio is being calculated and, except as set forth in the proviso below, during the period immediately following the Applicable Date of Determination therefor and prior to or simultaneously with the event for which the calculation of any such ratio on such date of determination is made, including pro forma adjustments arising out of events which are attributable to the Transactions or the proposed Specified Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as certified on behalf of the U.S. Borrower by a Financial Officer of the U.S. Borrower, using, for purposes of determining such compliance with a financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the U.S. Borrower and/or any of its Restricted Subsidiaries, calculated as if the Transactions or such Specified Transaction, and all other Specified Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom) and incurred or repaid at the beginning of such period and Consolidated Total Assets shall be calculated after giving effect thereto; provided that, notwithstanding anything in this definition to the contrary, when calculating the Total Secured Net Leverage Ratio for purposes of the definition of “Applicable Margin”, the definition of “Required Asset Percentage” and determining actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with Section 6.11, the events described in this definition that occurred after the Applicable Date of Determination shall not be given pro forma effect. Whenever pro forma effect is to be given to the Transactions or a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the U.S. Borrower (including adjustments for costs and charges arising out of the proposed Specified Transaction and the “run rate” cost savings and synergies resulting from such Specified Transaction that have been or are reasonably anticipated to be realizable (“run rate” means the full recurring benefit for a test period that is associated with any action taken or expected to be taken or for which a plan for realization has been established (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realizable); provided that (i) such amounts are projected by the U.S. Borrower in good faith to result from actions either taken or expected to be taken or a plan for realization shall have been established within 24 months after the end of the test period in which the Specified Transaction occurred and, in each case, certified by a Financial Officer of the U.S. Borrower and (ii) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such test period.

69 3141/80492-001 CURRENT/130883173v17 #95685245v21 If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire test period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the U.S. Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the U.S. Borrower or the applicable Restricted Subsidiary may designate. “Projections” has the meaning assigned to such term in Section 5.01(d). “Proposed Change” has the meaning assigned to such term in Section 9.02(c). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning assigned to such term in Section 5.01. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 9.20. “Qualified Equity Interests” means any Equity Interests other than Disqualified Equity Interests. “Qualifying Bids” has the meaning assigned to such term in the definition “Dutch Auction”. “Qualifying Material Acquisition” means any Acquisition, if the aggregate amount of consideration paid in respect of, and indebtedness incurred to finance, such Acquisition is in the aggregate at least $250,000,000 and the U.S. Borrower has designated such Acquisition as a “Qualifying Material Acquisition” by written notice (a “QMA Notice”) to the Revolving Facility Administrative Agent and the Tranche A Term Loan Administrative Agent; provided that the Total Secured Net Leverage Ratio most recently determined prior to delivery of such QMA Notice but recalculated on a Pro Forma Basis for such Acquisition must be less than or equal to 3.25:1.00. “Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the U.S. Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the U.S. Borrower and its Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the U.S. Borrower or any Restricted Subsidiary to a Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the U.S. Borrower);

70 3141/80492-001 CURRENT/130883173v17 #95685245v21 (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the U.S. Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are non- recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the U.S. Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). “QMA Notice” has the meaning assigned to such term in the definition “Qualifying Material Acquisition”. “Rand” means the lawful currency of South Africa. “Receivables Assets” means (a) any accounts receivable owed to the U.S. Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all lock-box accounts and all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the U.S. Borrower or a Restricted Subsidiary to a commercial bank, any other financial institution or an Affiliate of any of the foregoing in connection with a Receivables Facility. “Receivables Facility” means an arrangement between the U.S. Borrower or a Restricted Subsidiary and a commercial bank, any other financial institution or an Affiliate of any of the foregoing pursuant to which (a) the U.S. Borrower or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank or financial institution (or such Affiliate of any of the foregoing) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 10.0% of the face value thereof, (b) the obligations of the U.S. Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the U.S. Borrower and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the U.S. Borrower) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangement. “Recipient” means, as applicable, (a) the Revolving Facility Administrative Agent, (b) the Tranche A Term Loan Administrative Agent, (c) any Lender, (d) any Issuing Bank or (e) solely for U.S. federal withholding Tax purposes, any Beneficial Owner. “Redemption Notice” has the meaning assigned to such term in Section 6.06. “Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting, (b) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two (2) TARGET Days preceding the date of such setting, (c) if such Benchmark is CDOR Rate, 10:00 a.m. Toronto time two (2) Business Days preceding the date of such setting, (d) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior

71 3141/80492-001 CURRENT/130883173v17 #95685245v21 to such setting, (e) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (f) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the CDOR Rate or SONIA, the time determined by the applicable Administrative Agent in its reasonable discretion. “Refinanced Term Loans” has the meaning assigned to such term in Section 9.02(d). “Refinancing Amendment” means an amendment to this Agreement in form reasonably satisfactory to the applicable Borrower and executed by each of (a) the applicable Borrower (and to the extent it directly adversely affects the rights or increases the obligations of any Administrative Agent, such Administrative Agent) and (b) each Additional Refinancing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21. “Refinancing Notes” means Permitted First Priority Replacement Debt, Permitted Second Priority Replacement Debt and Permitted Unsecured Replacement Debt. “Register” has the meaning assigned to such term in Section 9.04. “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata). “Relevant Covered Tax Agreement” means a Covered Tax Agreement (as such term is defined under Article 2(1)(a) of the MLI) the parties to which are the MLI Lender Jurisdiction and the United Kingdom. “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a)

72 3141/80492-001 CURRENT/130883173v17 #95685245v21 the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted CDOR Rate, as applicable or (iv) with respect to any Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable. “Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, as applicable. “Replacement Term Loans” has the meaning assigned to such term in Section 9.02(d). “Reply Amount” has the meaning assigned to such term in the definition “Dutch Auction”. “Reply Discount” has the meaning assigned to such term in the definition “Dutch Auction”. “Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination). No Defaulting Lender shall be included in the calculation of Required Lenders. “Required Asset Percentage” means, with respect to any Prepayment Event pursuant to Section 2.11(c), (a) 100%, if the Total Secured Net Leverage Ratio calculated on a Pro Forma Basis is greater than or equal to 4.00 to 1.00, (b) 50%, if the Total Secured Net Leverage Ratio calculated on a Pro Forma Basis is less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00 and (c) 0%, if the Total Secured Net Leverage Ratio calculated on a Pro Forma Basis is less than 3.00 to 1.00. “Required Revolving Lenders” means, at any time, Revolving Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposures and unused Revolving Commitments at such time (calculated, in each case, using the Exchange Rate in effect on the

73 3141/80492-001 CURRENT/130883173v17 #95685245v21 applicable date of determination). No Defaulting Lender shall be included in the calculation of Required Revolving Lenders. “Required Tranche A Term Lenders” means, at any time, Tranche A Term Lenders (other than Defaulting Lenders) having Tranche A Term Loans and unused Tranche A Term Commitments representing more than 50% of the aggregate outstanding Tranche A Term Loans and unused Tranche A Term Commitments at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination). No Defaulting Lender shall be included in the calculation of Required Tranche A Term Lenders. “Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, executive order, ordinance, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority. “Responsible Officer” of any Person means the chief executive officer, president or any Financial Officer of such Person, and any other officer (or, in the case of any such Person that is a Foreign Subsidiary, director or managing partner or similar official) of such Person with responsibility for the administration of the obligations of such Person under this Agreement. “Restatement Date” means July 26, 2017. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the U.S. Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the U.S. Borrower or any Restricted Subsidiary, or any option, warrant or other right to acquire any such Equity Interests in the U.S. Borrower or any Restricted Subsidiary, other than the payment of compensation in the ordinary course of business to holders of any such Equity Interests who are employees of the U.S. Borrower or any Restricted Subsidiary and other than payments of intercompany indebtedness permitted under this Agreement. “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. “Retained Declined Proceeds” has the meaning set forth in Section 2.11(g). “Return” means, with respect to any Investment, any dividend, distribution, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof in each case that represents a return of capital. “Return Bid” has the meaning assigned to such term in the definition “Dutch Auction”.

74 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Revolving Availability Period” means the period from and including the Restatement Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments. “Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate principal amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.20. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01(b) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. References to the “Revolving Commitments” shall mean the Revolving Commitment of each Lender taken together. The initial aggregate principal amount of the Lenders’ Revolving Commitments on the Amendment No. 3 Effective Date is the Dollar Equivalent of $1,500,000,000. “Revolving Credit Facility” means the “Revolving Commitments” and the extensions of credit made thereunder. “Revolving Exposure” means, as to each Revolving Lender, the sum of (a) its U.S. Revolving Exposure and (b) its U.K. Revolving Exposure. “Revolving Facility Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Revolving Lenders hereunder, and its successors in such capacity as provided in Article VIII. “Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. “Revolving Loans” means collectively, the U.S. Revolving Loans and the U.K. Revolving Loans. “Revolving Maturity Date” means May 25, 2027 (or if such date is not a Business Day, the next preceding Business Day), but, as to any specific Revolving Commitment, as the maturity of such Revolving Commitment shall have been extended by the holder thereof in accordance with the terms hereof. “Revolving Note” means a promissory note of the applicable Borrower evidencing Revolving Loans made or held by a Revolving Lender, substantially in the form of Exhibit F-2. “RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR. “RFR Administrator” means the SONIA Administrator or the SOFR Administrator. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

75 3141/80492-001 CURRENT/130883173v17 #95685245v21 “RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR. “Sale Leaseback” means any transaction or series of related transactions pursuant to which the U.S. Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed. “Sanctions” has the meaning set forth in Section 3.19. “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. or any successor thereto. “SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions. “Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Collateral Agent, the U.S. Borrower and one or more Senior Representatives for holders of Permitted Second Priority Replacement Debt substantially consistent with the terms set forth on Exhibit K-2 annexed hereto together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations). “Secured Cash Management Agreement” means any Cash Management Agreement that (a) is in effect on the Amendment No. 3 Effective Date between the U.S. Borrower and/or any Subsidiary and a counterparty that is any Agent or a Lender or an Affiliate of any Agent or a Lender as of the Amendment No. 3 Effective Date or (b) is entered into after the Amendment No. 3 Effective Date by the U.S. Borrower and/or any Subsidiary with any counterparty that is any Agent or a Lender or an Affiliate of any Agent or a Lender at the time such arrangement is entered into, and in the case of each of clauses (a) and (b) hereof, the U.S. Borrower designates in writing

76 3141/80492-001 CURRENT/130883173v17 #95685245v21 to each Administrative Agent that such Cash Management Agreement shall be a Secured Cash Management Agreement. “Secured Cash Management Obligations” means all Cash Management Obligations under any Secured Cash Management Agreement. “Secured Obligations” means, collectively, the (a) Obligations, (b) the Secured Swap Obligations and (c) the Secured Cash Management Obligations. “Secured Parties” means, collectively, the Administrative Agents, the Collateral Agent, the Lenders and the Lender Counterparties. “Secured Swap Agreements” means any Swap Agreement that (a) is in effect on the Amendment No. 3 Effective Date between the U.S. Borrower and/or any Restricted Subsidiary and a counterparty that is an Agent or a Lender or an Affiliate of an Agent or a Lender as of the Amendment No. 3 Effective Date or (b) is entered into after the Amendment No. 3 Effective Date by the U.S. Borrower and/or any Restricted Subsidiary with any counterparty that is an Agent or a Lender or an Affiliate of an Agent or a Lender at the time such Swap Agreement is entered into, and in the case of each of clauses (a) and (b) hereof, the U.S. Borrower designates in writing to each Administrative Agent that such Swap Agreement shall be a Secured Swap Agreement (for the avoidance of doubt, the U.S. Borrower may provide one notice to each Administrative Agent designating all Swap Agreements entered into under a specified Master Agreement as Secured Swap Agreements). “Secured Swap Obligations” means all Swap Obligations (other than Excluded Swap Obligations) under any Secured Swap Agreement. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Securitization Asset” means (a) any accounts receivable or related assets and the proceeds thereof, in each case subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with receivables or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the U.S. Borrower or any Restricted Subsidiary in connection with a Qualified Securitization Financing. “Securitization Facility” means any transaction or series of securitization financings that may be entered into by the U.S. Borrower or any of its Restricted Subsidiaries pursuant to which the U.S. Borrower or any of its Restricted Subsidiaries may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the U.S. Borrower or any of its Subsidiaries.

77 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing or a Receivables Facility. “Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Securitization Subsidiary” means any Subsidiary of the U.S. Borrower in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purpose of engaging in a Qualified Securitization Financing in which the U.S. Borrower or any Subsidiary of the U.S. Borrower makes an Investment and to which the U.S. Borrower or any Subsidiary of the U.S. Borrower transfers Securitization Assets and related assets. “Security Documents” means the Collateral Agreement, each of the agreements listed on Schedule 5.11(c) executed and delivered by the Loan Parties party thereto and the Collateral Agent, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 or Section 5.11 to secure the Secured Obligations. “Senior Indebtedness” has the meaning set forth in Section 3.19. “Senior Notes” means the U.S. Borrower’s $1,050,000,000 7.25% Senior Notes due 2022 issued pursuant to the Senior Notes Indenture on October 15, 2014. “Senior Notes Indenture” means the indenture, dated as of October 15, 2014 by and between the U.S. Borrower and U.S. Bank, National Association, as trustee. “Senior Representative” means, with respect to any series of Permitted First Priority Replacement Debt or Permitted Second Priority Replacement Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Singapore Dollars” means the lawful currency of Singapore. “SLL Principles” means the Sustainability Linked Loan Principles, as published in March 2022 by the Loan Market Association and the Loan Syndications & Trading Association (and as may be updated, revised or amended from time to time).

78 3141/80492-001 CURRENT/130883173v17 #95685245v21 “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all documentation including user manuals and other training documentation related to any of the foregoing. “Solvent” means, with respect to the U.S. Borrower and its Restricted Subsidiaries, on a consolidated basis, that as of the date of determination: (a) the fair value of the assets (on a going concern basis) of the U.S. Borrower and its Restricted Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property (on a going concern basis) of the U.S. Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the U.S. Borrower and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and (d) the U.S. Borrower and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. “Solvency Certificate” means the solvency certificate executed and delivered by a Financial Officer of the U.S. Borrower on the Restatement Date, substantially in the form of Exhibit C.

79 3141/80492-001 CURRENT/130883173v17 #95685245v21 “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk (or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time). “Specified Transaction” means any (a) disposition of all or substantially all the assets of or all the Equity Interests of any Restricted Subsidiary of the U.S. Borrower or of any product line, business unit, line of business or division of the U.S. Borrower or any of the Restricted Subsidiaries of the U.S. Borrower for which historical financial statements are available, (b) Permitted Acquisition, (c) Investment that results in a Person becoming a Restricted Subsidiary of the U.S. Borrower (which, for purposes hereof, shall be deemed to also include (1) the merger, consolidation, liquidation or similar amalgamation of any Person into the U.S. Borrower or any Restricted Subsidiary, so long as the U.S. Borrower or such Restricted Subsidiary is the surviving Person, and (2) the transfer of all or substantially all of the assets of a Person to the U.S. Borrower or any Restricted Subsidiary), (d) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary or (e) the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis. “SPV” has the meaning assigned to such term in Section 9.04. “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the U.S. Borrower or any Subsidiary of the U.S. Borrower which the U.S. Borrower has determined in good faith to be customary in a Receivables Facility or a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivables factoring arrangement. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the applicable Administrative Agent is subject with respect to the Adjusted EURIBOR Rate or Adjusted CDOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that

80 3141/80492-001 CURRENT/130883173v17 #95685245v21 may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Sterling” or “£” means the lawful currency of the United Kingdom. “Subject Loans” has the meaning assigned to such term in Section 2.11(i). “Subordinated Indebtedness” means Indebtedness incurred by a Loan Party that is contractually subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, company, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of the members of the governing body or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or controlled by the parent and/or one or more subsidiaries of the parent. “Subsidiary” means any subsidiary of the U.S. Borrower. “Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by the Subsidiary Loan Parties on the Closing Date substantially in the form of Exhibit E, together with each supplement to the Subsidiary Guaranty in respect of the Secured Obligations delivered pursuant to Section 5.10, as such may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Subsidiary Loan Party” means any Domestic Restricted Subsidiary that has Guaranteed the Obligations pursuant to the Subsidiary Guaranty; provided that no Domestic Restricted Subsidiary that is an Excluded Subsidiary shall be required to guarantee the Obligations. “Successor Collateral Agent Agreement and Guaranty Reaffirmation” means the Successor Collateral Agent Agreement and Guaranty Reaffirmation dated as of the Restatement Date, by and among JPMorgan Chase Bank, N.A, Morgan Stanley Senior Funding, Inc., Zebra Technologies Corporation and the Subsidiary Loan Parties party thereto. “Supported QFC” has the meaning assigned to it in Section 9.20. “Sustainability Assurance Provider” means an entity that the U.S. Borrower may, from time to time and with the consent of the Required Revolving Lenders or the Required Tranche A Term Lenders, as applicable (in either case, such consent not to be unreasonably withheld, conditioned or delayed), designate as sustainability assurance provider that (a) is a qualified external reviewer, independent of the U.S. Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing or another firm designated by the U.S. Borrower and approved by the Required Revolving Lenders or the Required Tranche A Term Lenders, as applicable (in either case, such consent not to be unreasonably withheld, conditioned or delayed), and (b) shall apply auditing

81 3141/80492-001 CURRENT/130883173v17 #95685245v21 standards and methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the U.S. Borrower and approved by the Required Revolving Lenders or the Required Tranche A Term Lenders, as applicable. “Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the U.S. Borrower and its Subsidiaries. “Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Secured Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Secured Swap Agreements, (a) for any date on or after the date such Secured Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Secured Swap Agreements, as determined by the Lender Counterparty and the U.S. Borrower in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Lender Counterparty and the U.S. Borrower. “Swedish Krona” means the lawful currency of Sweden. “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time. “Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

82 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Swingline Loan” means a Loan made pursuant to Section 2.04(a). “Syndication Agents” means JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, and Citizens Bank, N.A. and Capital One, N.A., each in its capacity as a syndication agent in respect of the credit facilities provided herein. “Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is designed to permit the lessee (a) to treat such lease as an operating lease, or not to reflect the leased property on the lessee’s balance sheet, under GAAP and (b) to claim depreciation on such property for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor. “Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Synthetic Lease, and the amount of such obligations shall be equal to the sum (without duplication) of (a) the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations and (b) the amount payable by such Person as the purchase price for the property subject to such lease assuming the lessee exercises the option to purchase such property at the end of the term of such lease. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the applicable Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Target Person” has the meaning assigned to such term in Section 6.04. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted CDOR Rate. “Term Commitment” means a Tranche A-1 Term Commitment or a Tranche A-2 Term Commitment. “Termination Date” means the date upon which (i) all of the Obligations (other than (A) as set forth in clause (ii) and (B) contingent indemnification obligations not yet due and payable) have been paid in full, (ii) all Letters of Credit have been cancelled, Cash Collateralized

83 3141/80492-001 CURRENT/130883173v17 #95685245v21 or otherwise backstopped on terms reasonably satisfactory to the Issuing Bank (including by “grandfathering” on terms reasonably acceptable to the Issuing Bank of the applicable Letters of Credit into a future credit facility) and (iii) all Commitments have expired or been terminated. “Term Lender” means a Tranche A-1 Term Lender or a Tranche A-2 Term Lender. “Term Loan Exchange Effective Date” has the meaning set forth in Section 2.25(a). “Term Loan Exchange Notes” has the meaning assigned to such term in Section 2.25(a). “Term Loan Maturity Date” means, with respect to (a) the Tranche A Term Loans, the Tranche A Term Loan Maturity Date and (b) any Incremental Term Loan, Other Term Loan or Extended Term Loan, as provided in the respective documentation therefor, but, as to any specific Term Loan, as the maturity of such Term Loan shall have been extended by the holder thereof in accordance with the terms hereof. “Term Loans” means, collectively, the Tranche A-1 Term Loans, the Tranche A-2 Term Loans and, unless the context otherwise requires, any Incremental Term Loan, Other Term Loan or Extended Term Loan, in each case, made to the applicable Borrower. “Term Note” means a promissory note of the applicable Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F-1 hereto, evidencing the aggregate Indebtedness of the applicable Borrower to such Lender resulting from the Term Loans made by such Lender. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum reasonably determined by the applicable Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

84 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Total Indebtedness” means, as of any date, the aggregate outstanding principal amount of funded Indebtedness of the U.S. Borrower and its Restricted Subsidiaries, on a consolidated basis, for borrowed money, Capital Lease Obligations and purchase money Indebtedness (other than any intercompany indebtedness). Total Indebtedness shall exclude Indebtedness in an aggregate amount of up to $300,000,000 in respect of any Receivables Facility or Qualified Securitization Financing or Cash Management Services. “Total Net Leverage Ratio” means, on any date of determination, the ratio of (a) Total Indebtedness, less the aggregate amount of unrestricted cash and Cash Equivalents of the U.S. Borrower and its Restricted Subsidiaries as of such date (but including any amounts held by or for the benefit of the U.S. Borrower or Domestic Restricted Subsidiaries for the purpose of repurchasing, redeeming or otherwise acquiring the Senior Notes) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended on or prior such date of determination for which financial statements have been furnished pursuant to Section 5.01. “Total Secured Net Leverage Ratio” means, on any date of determination, the ratio of (a) Total Indebtedness as of such date that is secured by Liens on any Collateral, less the aggregate amount of unrestricted cash and Cash Equivalents of the U.S. Borrower and its Restricted Subsidiaries as of such date (but including any amounts held by or for the benefit of the U.S. Borrower or Domestic Restricted Subsidiaries for the purpose of repurchasing, redeeming or otherwise acquiring the Senior Notes) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended on or prior such date of determination for which financial statements have been furnished pursuant to Section 5.01. “Tranche A Term Commitments” means, collectively, the Tranche A-1 Term Commitments and the Tranche A-2 Term Commitments. “Tranche A Term Facilities” means, collectively, (a) the Tranche A-1 Term Commitments and the Tranche A-1 Term Loans made thereunder and (b) the Tranche A-2 Term Commitments and the Tranche A-2 Term Loans made thereunder. “Tranche A Term Lenders” means, collectively, the Tranche A-1 Term Lenders and the Tranche A-2 Term Lenders. “Tranche A Term Loans” means, collectively, the Tranche A-1 Term Loans and the Tranche A-2 Term Loans. “Tranche A Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Tranche A Term Lenders hereunder, and its successors in such capacity as provided in Article VIII. “Tranche A Term Loan Maturity Date” means May 25, 2027 (or if such date is not a Business Day, the next preceding Business Day). “Tranche A-1 Term Commitment” means, with respect to each Tranche A-1 Term Lender, the commitment of such Tranche A-1 Term Lender to make a Tranche A-1 Term Loan

85 3141/80492-001 CURRENT/130883173v17 #95685245v21 hereunder on the Amendment No. 3 Effective Date, expressed as an amount representing the principal amount of the Tranche A-1 Term Loans to be made by such Tranche A-1 Term Lender hereunder. The initial amount of each Tranche A-1 Term Lender’s Tranche A-1 Term Commitment is set forth on Schedule 2.01(a). The aggregate principal amount of the Tranche A- 1 Term Commitments on the Amendment No. 3 Effective Date is $483,312,500. “Tranche A-1 Term Lender” means a Lender with an outstanding Tranche A-1 Commitment or an outstanding Tranche A-1 Term Loan. “Tranche A-1 Term Loan” has the meaning assigned to such term in Section 2.01(a)(i). “Tranche A-2 Term Commitment” means, with respect to each Tranche A-2 Term Lender, the commitment of such Tranche A-2 Term Lender to make a Tranche A-2 Term Loan hereunder on the Amendment No. 3 Effective Date, expressed as an amount representing the principal amount of the Tranche A-2 Term Loans to be made by such Tranche A-2 Term Lender hereunder. The initial amount of each Tranche A-2 Term Lender’s Tranche A-2 Term Commitment is set forth on Schedule 2.01(a). The aggregate principal amount of the Tranche A- 2 Term Commitments on the Amendment No. 3 Effective Date is $1,266,687,500. “Tranche A-2 Term Lender” means a Lender with an outstanding Tranche A-2 Commitment or an outstanding Tranche A-2 Term Loan. “Tranche A-2 Term Loan” has the meaning assigned to such term in Section 2.01(a)(ii). “Transaction Costs” means all premiums, fees, costs and expenses incurred or payable by or on behalf of the U.S. Borrower or any Restricted Subsidiary in connection with the Transactions or in connection with the negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests. “Transactions” means (a) the borrowing of the Loans hereunder on the Restatement Date, the Amendment No. 1 Effective Date, the Amendment No. 2 Effective Date or the Amendment No. 3 Effective Date, (b) the refinancing of a portion of the Senior Notes and (c) the payment of Transaction Costs. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted CDOR Rate, the Alternate Base Rate, Canadian Prime Rate or the Adjusted Daily Simple RFR. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and

86 3141/80492-001 CURRENT/130883173v17 #95685245v21 in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies. “U.K. Borrower” has the meaning assigned to such term in the preamble to this Agreement. “U.K. Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which: (i) where it relates to a U.K. Treaty Lender that is a Lender on the Amendment No. 3 Effective Date, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 2.17(g), and (a) where the applicable Borrower is a Borrower on the Amendment No. 3 Effective Date, is filed with HM Revenue & Customs within thirty (30) days of the Amendment No. 3 Effective Date; or (b) where the applicable Borrower becomes a Borrower after the Amendment No. 3 Effective Date, is filed with HM Revenue & Customs within thirty (30) days of the date on which that Borrower becomes a Borrower under this Agreement; or (ii) where it relates to a U.K. Treaty Lender that is not an Lender on the Amendment No. 3 Effective Date, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement); and (a) where the applicable Borrower is a Borrower as at the date on which that U.K. Treaty Lender becomes a Lender under this Agreement, is filed with HM Revenue & Customs within thirty (30) days of that date; or (b) where the applicable Borrower is not a Borrower as at the date on which that U.K. Treaty Lender becomes a Lender under this Agreement, is filed with HM Revenue & Customs within thirty (30) days of the date on which that Borrower becomes a Borrower under this Agreement; provided that, in the event that a Borrower uses a HM Revenue & Customs’ Form DTTP2A to make a filing in respect of more than one Lender, such Form DTTP2A shall be deemed to be a HM Revenue & Customs’ Form DTTP2 in respect of each U.K. Treaty Lender specified therein. “U.K. CTA” means the U.K. Corporation Tax Act 2009. “U.K. ITA” means the U.K. Income Tax Act 2007. “U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “U.K. Legal Reservations” means (i) the principle that equitable remedies may be granted or refused at the discretion of the court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; (ii) the time barring of claims under any applicable limitation laws, the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons, the possibility that an

87 3141/80492-001 CURRENT/130883173v17 #95685245v21 undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of set-off or counterclaim and similar principles, rights, defenses and limitations under the laws of any applicable jurisdiction and (iii) any other general principles, reservations or qualifications, in each case as to matters of law, as set out in any legal opinion delivered under any provision of or otherwise in connection with any Loan Document. “U.K. Non-Bank Lender” means: (i) where a Lender is a party to this Agreement on the Amendment No. 3 Effective Date, a Lender which is designated as a U.K. Non-Bank Lender in Schedule 2.17(f); and (ii) where a Lender becomes a party to this Agreement after the Amendment No. 3 Effective Date, a Lender which gives a U.K. Tax Confirmation in the relevant Assignment or Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement). “U.K. Obligations” means and includes any and all Obligations pertaining to (a) U.K. Revolving Loans, (b) Tranche A-1 Term Loans, and (c) any other Obligations directly owing by the U.K. Borrower. “U.K. Perfection Requirements” means the making (or procuring) of registrations, filings, endorsements, notarizations, stampings and/or notifications of the Loan Documents (including if relevant the security interests created thereunder) necessary for the validity or enforceability of such Loan Documents. “U.K. Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (a) a Lender: (i) which is a bank (as defined for the purpose of section 879 of the U.K. ITA) making an advance under a Loan Document and is within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the U.K. CTA; or (ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the U.K. ITA) at the time that that advance was made and within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance; or (b) a Lender which is: (i) a company resident in the United Kingdom for U.K. tax purposes; or (ii) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the U.K. CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the U.K. CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; (c) a U.K. Treaty Lender or (d) a building society (as defined for the purposes of section 880 of the U.K. ITA) making an advance under a Loan Document. “U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

88 3141/80492-001 CURRENT/130883173v17 #95685245v21 “U.K. Revolving Exposure” means, as to each Revolving Lender, the sum of (a) the aggregate principal amount of the U.K. Revolving Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of the U.K. Revolving Loans denominated in an Alternative Currency outstanding at such time and (c) the U.K. Swingline Exposure at such time. The U.K. Revolving Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate U.K. Revolving Exposure at such time. “U.K. Revolving Loan” means a Loan made pursuant to clause (b)(ii) of Section 2.01. “U.K. Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding to the U.K. Borrower at such time. “U.K. Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the U.K. CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the U.K. CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the U.K. CTA) of that company. “U.K. Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under a Loan Document, other than a deduction or withholding required by FATCA. “U.K. Treaty State” means a jurisdiction having a double taxation agreement (a “U.K. Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. “U.K. Treaty Lender” means a Lender which: (1) is treated as a resident of a U.K. Treaty State for the purposes of a U.K. Treaty; (2) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (3) fulfils any other conditions which must be fulfilled under that U.K. Treaty to obtain full exemption from United Kingdom tax on interest payable to that Lender in respect of an advance under a Loan Document and has completed all procedural requirements which are within the control of the Lender and are necessary for the U.K. Borrower to make such payments without a U.K. Tax Deduction except that it shall be assumed that any condition in the U.K. Treaty that relates to there being no special relationship between the applicable Loan Party and such Lender or between both of them and another Person is satisfied. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

89 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company, as the case may be, is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed. “Unfunded Pension Liability” means, with respect to any Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA. “Unrestricted Additional Term Notes” means first priority senior secured notes and/or junior lien secured notes and/or unsecured notes, in each case issued pursuant to an indenture, note purchase agreement or other agreement and in lieu of the incurrence of Unrestricted Incremental First Lien Indebtedness; provided that (a) such Unrestricted Additional Term Notes rank pari passu or junior in right of payment and (if secured) of security with the corresponding Class of Term Loans of the applicable Borrower and Commitments hereunder, (b) the Unrestricted Additional Term Notes have a final maturity date that is on or after the then existing Latest Maturity Date with respect to the Term Loans of the corresponding Class and a Weighted Average Life to Maturity (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) equal to or longer than the remaining Weighted Average Life to Maturity of the corresponding Class of the then existing Term Loans (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans), (c) the covenants, events of default and other terms of which (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the applicable Borrower) of such Unrestricted Additional Term Notes, shall be on market terms at the time of issuance (as determined in good faith by the applicable Borrower) of the Unrestricted Additional Term Notes; provided that such Unrestricted Additional Term Notes shall not have the benefit of any financial maintenance covenant unless (x) the Term Loans have the benefit of such financial maintenance covenant on the same terms or (y) the Term Loans have in the future been provided with the benefit of a financial maintenance covenant, in which case such Unrestricted Additional Term Notes issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same terms, (d) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, (e) if such Unrestricted Additional Term Notes are secured, (i) the obligations in respect thereof shall not be secured by liens on the assets of the U.S. Borrower and the Restricted Subsidiaries, other than assets constituting Collateral, (ii) all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect or, if the Liens are pari passu with the Obligations, pursuant to amendments to the Security Documents reasonably acceptable to the Administrative Agents, in each case taken as a whole (as determined by the applicable Borrower) and (iii) it shall be subject to a customary intercreditor agreement with the Collateral Agent substantially consistent with the terms set forth on Exhibit K- 1 or K-2 annexed hereto together with (A) any immaterial changes or (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5)

90 3141/80492-001 CURRENT/130883173v17 #95685245v21 Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations, as applicable) and (f) any Unrestricted Additional Term Notes issued shall reduce or be counted against, on a dollar-for-dollar basis, the amount available to be drawn as Unrestricted Incremental First Lien Indebtedness (it being understood that the Borrowers may redesignate any such Indebtedness originally designated as Unrestricted Additional Term Notes as Additional Term Notes if at the time of such redesignation, the Borrowers would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated in accordance with the definition thereof (for purpose of clarity, with any such redesignation having the effect of increasing the Borrowers’ ability to incur Unrestricted Incremental First Lien Indebtedness as of the date of such redesignation by the amount of such Indebtedness so redesignated)). “Unrestricted Incremental First Lien Indebtedness” has the meaning assigned to such term in Section 2.20. “Unrestricted Subsidiary” means (a) a Subsidiary of the U.S. Borrower designated as an “Unrestricted Subsidiary” on Schedule 1.04 and any Subsidiary designated as an “Unrestricted Subsidiary” from time to time pursuant to Section 5.12 and (b) any Subsidiary of an Unrestricted Subsidiary; provided that the U.S. Borrower may not designate the U.K. Borrower as an Unrestricted Subsidiary. “U.S. Borrower” has the meaning assigned to such term in the preamble to this Agreement. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Loan Parties” means a Loan Party that is neither a Foreign Subsidiary (including the U.K. Borrower) nor a CFC Holding Company nor a Subsidiary of a CFC Holding Company or Foreign Subsidiary. “U.S. Obligations” means and includes any and all Obligations pertaining to (a) U.S. Revolving Loans, (b) Tranche A-2 Term Loans, (c) any other Obligations directly owing by the U.S. Loan Parties, and (d) the guaranty by the U.S. Loan Parties of the U.K. Obligations. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Prime Rate” means the rate of interest published by The Wall Street Journal (eastern edition), from time to time, as the “U.S. Prime Rate”.

91 3141/80492-001 CURRENT/130883173v17 #95685245v21 “U.S. Revolving Exposure” means, as to each Revolving Lender, the sum of (a) the aggregate principal amount of the U.S. Revolving Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of the U.S. Revolving Loans denominated in an Alternative Currency outstanding at such time, (c) the LC Exposure at such time, and (d) the U.S. Swingline Exposure at such time. The U.S. Revolving Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate U.S. Revolving Exposure at such time. “U.S. Revolving Loan” means a Loan made pursuant to clause (b)(i) of Section 2.01. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20. “U.S. Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding to the U.S. Borrower at such time. “U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D). “VAT” means (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere. “Weighted Average Life to Maturity” means, when applied to any amortizing Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “wholly owned Subsidiary” or “wholly owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (x) directors’ qualifying shares or (y) shares issued to foreign nationals to the extent required by applicable law) are, as of such date, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person. For the avoidance of doubt, “wholly owned Restricted Subsidiary” means a wholly owned Subsidiary that is a Restricted Subsidiary. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

92 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yen” or “¥”means the lawful currency of Japan. “Yield” means, with respect to any Loan or Revolving Commitment, as the case may be, on any date of determination as calculated by the applicable Administrative Agent, (a) any interest rate margin, (b) increases in interest rate floors (but only to the extent that an increase in the interest rate floor with respect to the Initial Tranche A-1 Term Loans and Initial Tranche A- 2 Term Loans or the implementation of an interest floor with respect to Initial Revolving Loans, as the case may be, would cause an increase in the interest rate then in effect at the time of determination hereunder, and, in such case, then the interest rate floor (but not the interest rate margin solely for determinations under this clause (b)) applicable to such Initial Tranche A-1 Term Loans, Initial Tranche A-2 Term Loans and Initial Revolving Loans, as the case may be, shall be increased to the extent of such differential between interest rate floors), (c) original issue discount and (d) upfront fees paid generally to all Persons providing such Loan or Commitment (with original issue discount and upfront fees being equated to interest based on the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) four years), but exclusive of any arrangement, structuring, underwriting or similar fee paid to any Person in connection therewith that are not shared generally with all Persons providing such Loan or Commitment. Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”). Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (including pursuant to any permitted refinancing,

93 3141/80492-001 CURRENT/130883173v17 #95685245v21 extension, renewal, replacement, restructuring or increase (in each case, whether pursuant to one or more agreements or with different lenders or different agents), but subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any Requirement of Law shall, unless otherwise specified, refer to such Requirement of Law as amended, modified or supplemented from time to time and shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (g) the phrase “for the term of this Agreement” and any similar phrases shall mean the period beginning on the Restatement Date and ending on the Latest Maturity Date, the term “manifest error” shall be deemed to include any clearly demonstrable error whether or not obvious on the face of the document containing such error and (h) all references to “knowledge” or “awareness” of any Loan Party or a Restricted Subsidiary thereof means the actual knowledge of a Responsible Officer of a Loan Party or such Restricted Subsidiary. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agents agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the U.S. Borrower’s and the Subsidiaries’ consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agents and the Required Lenders, all financial ratios, covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Notwithstanding anything in this Agreement to the contrary, any existing requirement of, or any change in, GAAP or the application or interpretation thereof that would require operating leases to be treated similarly as a capital lease shall not be given effect in the definitions of Indebtedness or Liens or any related definitions or in the computation of any financial ratio or requirement.

94 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 1.05 Pro Forma Calculations. With respect to any period during which the Transactions or any Specified Transaction occurs, for purposes of determining the Applicable Margin in respect of such period, calculation of the Consolidated Interest Coverage Ratio, Total Net Leverage Ratio, Total Secured Net Leverage Ratio, First Lien Net Leverage Ratio, Consolidated EBITDA and Consolidated Total Assets or for any other purpose hereunder with respect to such period shall be made on a Pro Forma Basis. Section 1.06 Currency Translation. (a) For purposes of determining compliance as of any date after the Restatement Date with Section 5.10, Section 5.11, Section 5.12, Section 5.17, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06 or Section 6.11, or for purposes of making any determination under Section 7.01(f), (g), (j) or (l), or for any other specified purpose hereunder, amounts incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the exchange rates in effect on the last Business Day of the fiscal quarter immediately preceding the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the U.S. Borrower by reference to customary indices; provided that for purposes of determining compliance with the First Lien Net Leverage Ratio, Total Secured Net Leverage Ratio, Total Net Leverage Ratio or Consolidated Interest Coverage Ratio on any date of determination, amounts denominated in a currency other than Dollars will be translated into Dollars (i) with respect to income statement items, at the currency exchange rates used in calculating Consolidated Net Income in the U.S. Borrower’s latest financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) with respect to balance sheet items, at the currency exchange rates used in calculating balance sheet items in the U.S. Borrower’s latest financial statements delivered pursuant to Section 5.01(a) or (b) and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Section 5.10, Section 5.11, Section 5.12, Section 5.17, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06, Section 6.11 or Section 7.01(f), (g), (j) or (l), being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter immediately preceding the fiscal quarter in which such determination occurs or in respect of which such determination is being made. (b) The Revolving Facility Administrative Agent (or the Issuing Bank, to the extent otherwise set forth in this Agreement) shall determine the Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as of (i) each date (with such date to be reasonably determined by the Revolving Facility Administrative Agent or Issuing Bank, as applicable) that is on or about the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, (ii) each date on which the Dollar Equivalent in respect of any Borrowing is determined pursuant to paragraph (c) of this Section, and (iii) from time to time with notice to the U.S. Borrower in its reasonable discretion, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.06(b).

95 3141/80492-001 CURRENT/130883173v17 #95685245v21 (c) The Revolving Facility Administrative Agent shall determine the Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of (i) each date (with such date to be reasonably determined by the Revolving Facility Administrative Agent) that is on or about the date of a Borrowing Request or Interest Election Request or the beginning of each Interest Period with respect to any Borrowing, (ii) each date on which the Dollar Equivalent in respect of any Letter of Credit is determined pursuant to paragraph (b) of this Section, (iii) each date of determination of the rates specified under the heading “Commitment Fee Rate” in the definition of “Applicable Margin” and (iv) from time to time with notice to the U.S. Borrower in its reasonable discretion, and each such amount shall be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section 1.06(c). (d) The Dollar Equivalent of any LC Disbursement made by the Issuing Bank in an Alternative Currency and not reimbursed by the U.S. Borrower shall be determined as set forth in Section 2.05(d) or (e), as applicable. (e) The Revolving Facility Administrative Agent (or the Issuing Bank, as applicable) shall notify the U.S. Borrower, the applicable Lenders and, as applicable, the Issuing Bank, of each calculation of the Dollar Equivalent of each Letter of Credit, Borrowing and LC Disbursement. Section 1.07 Rounding. Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding- up for five). For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.125, the ratio will be rounded up to 5.13. Section 1.08 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Section 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by any reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

96 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 1.10 Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity. Section 1.11 Compliance with Article VI. In the event that any Lien, Investment, Restricted Payment, Disposition or Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such Sections in Article VI, the Borrower, in its sole discretion, may classify or later divide, classify or reclassify such transaction within the same covenant and shall only be required to include the amount and type of such transaction in one of such clauses. With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence. In addition, any amounts incurred or transactions entered into in reliance on Fixed Amounts shall be automatically and immediately reclassified at any time, unless the U.S. Borrower otherwise elect from time to time, as incurred under the applicable Incurrence-Based Amounts if the Borrowers subsequently meet the applicable ratio for such Incurrence-Based Amounts on a Pro Forma Basis. Section 1.12 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. Section 1.13 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The applicable Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The applicable Administrative Agent and its affiliates and/or other related entities may engage in

97 3141/80492-001 CURRENT/130883173v17 #95685245v21 transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The applicable Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II The Credits Section 2.01 Commitments. Subject to the terms and express conditions set forth herein, (a) (i) each Tranche A-1 Term Lender severally agrees to make a single term loan to the U.K. Borrower (each such loan, a “Tranche A-1 Term Loan”) on the Amendment No. 3 Effective Date in Dollars in a principal amount equal to its Tranche A-1 Term Commitment and (ii) each Tranche A-2 Term Lender severally agrees to make a single term loan to the U.S. Borrower (each such Loan, a “Tranche A-2 Term Loan”) on the Amendment No. 3 Effective Date in Dollars in a principal amount equal to its Tranche A-2 Term Loan Commitment, and (b) each Revolving Lender severally agrees to make, in an aggregate principal amount such that its Revolving Exposure will not exceed its Revolving Commitment, (i) U.S. Revolving Loans to the U.S. Borrower from time to time during the Revolving Availability Period in Dollars or in an Alternative Currency and (ii) U.K. Revolving Loans to the U.K. Borrower from time to time during the Revolving Availability Period in Dollars or in an Alternative Currency. Within the foregoing limits and subject to the terms and express conditions set forth herein, the applicable Borrower may borrow, prepay and reborrow Revolving Loans (without premium or penalty). Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. The Term Commitments will terminate in full upon the making of the Loans referred to in clause (a) above. Substantially simultaneously with the borrowing of the Tranche A-1 Term Loans and the Tranche A-2 Term Loans, each Borrower shall fully prepay its outstanding Existing Amendment No. 3 Term Loans, together with accrued and unpaid interest thereon for the period ending on the Amendment No. 3 Effective Date. Notwithstanding anything to the contrary contained herein, payments and prepayments of principal and interest on the Existing Amendment No. 3 Term Loans made on the Amendment No. 3 Effective Date in connection with the replacement of Non-Consenting Lenders pursuant to Section 9.02(c) hereof may be applied on a non-ratable basis as the applicable Borrower may direct. Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made to a Borrower by the Lenders ratably in accordance with their

98 3141/80492-001 CURRENT/130883173v17 #95685245v21 respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.14, (i) each Revolving Loan Borrowing denominated in Sterling shall be comprised entirely of RFR Loans, (ii) each Revolving Loan Borrowing denominated in Canadian Dollars shall be comprised entirely of Term Benchmark Loans, (iii) each Revolving Loan Borrowing denominated in Euros shall be comprised entirely of Term Benchmark Loans, (iv) each Term Loan Borrowing shall be comprised entirely of Term Benchmark Loans or ABR Loans as the applicable Borrower may request in accordance herewith and (v) each Revolving Loan Borrowing denominated in Dollars may be comprised of Term Benchmark Loans, RFR Loans or ABR Loans as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000. At the time that each ABR Revolving Loan Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of 10 Term Benchmark Revolving Borrowings or RFR Borrowings outstanding plus up to an additional three (3) Interest Periods in respect of each (i) Incremental Facility, (ii) Extended Term Loans and Extended Revolving Commitments, and (iii) Other Term Loans and Other Revolving Loans. Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 and not less than $500,000. Notwithstanding anything to the contrary herein, the Revolving Loans comprising any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments. Borrowings of more than one Type and Class may be outstanding at the same time. (d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Revolving Maturity Date (in the case of such Revolving Loan) or the Term Loan Maturity Date applicable to such Borrowing (in the case of such Term Loan), as the case may be. (e) The obligations of the Revolving Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint (it being understood that the foregoing shall in no way be in derogation of the reallocation of participations in Letters of Credit among the Revolving Lenders contemplated by Section 2.22(a)(iv)). Section 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the applicable Administrative Agent of such request by telephone (a)(i)(x)

99 3141/80492-001 CURRENT/130883173v17 #95685245v21 in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (y) in the case of an RFR Borrowing denominated in Dollars, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in Euros or Canadian Dollars, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, and (iii) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, three (3) RFR Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by hand delivery, electronic communication (including Adobe pdf file) or facsimile to the applicable Administrative Agent of a written Borrowing Request signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information: (i) the applicable Borrower; (ii) the Class of such Borrowing; (iii)the Agreed Currency and aggregate amount of such Borrowing; (iv) the date of such Borrowing, which shall be a Business Day; (v) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; (vi) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; (vii) the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and (viii) in the case of a Borrowing Request made in respect of a Revolving Loan Borrowing, that as of such date the express conditions in Section 4.02(a) and (b) are satisfied (or waived). If no currency is specified with respect to any Borrowing, the applicable Borrower shall be deemed to have selected Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in Dollars, an ABR Borrowing and (B) in the case of a Borrowing denominated in an Alternative Currency, the applicable RFR Borrowing or Term Benchmark Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Revolving Facility Administrative Agent shall advise

100 3141/80492-001 CURRENT/130883173v17 #95685245v21 each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding the foregoing, in no event shall a Borrower be permitted to request pursuant to this Section 2.03, a Canadian Prime Loan, a CBR Loan or, with respect to any Term Loans prior to the applicable Benchmark Replacement Date, a Daily Simple SOFR Loan (it being understood and agreed that the Canadian Prime Rate, a Central Bank Rate and, with respect to any Term Loans, Daily Simple SOFR shall only apply to the extent provided in Section 2.14). Section 2.04 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to either Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the aggregate amount of the Revolving Exposure exceeding the aggregate amount of the Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable Borrower may borrow, prepay and reborrow Swingline Loans. (b) To request a Swingline Loan, the applicable Borrower shall notify the Revolving Facility Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Revolving Facility Administrative Agent will promptly advise the Swingline Lender of any such notice received from any Borrower. The Swingline Lender shall either (i) notify the applicable Borrower that it has elected not to make such Swingline Loan or (ii) make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the applicable Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank), in each case by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. (c) The Swingline Lender may by written notice given to the Revolving Facility Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Revolving Facility Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Revolving Facility Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately

101 3141/80492-001 CURRENT/130883173v17 #95685245v21 available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Revolving Facility Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Revolving Facility Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Revolving Facility Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Revolving Facility Administrative Agent; any such amounts received by the Revolving Facility Administrative Agent shall be promptly remitted by the Revolving Facility Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to Revolving Facility Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof. Section 2.05 Letters of Credit. (a) General. Upon satisfaction of the express conditions specified in Amendment No. 3 on or prior to the Amendment No. 3 Effective Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued under the Revolving Facility for all purposes of this Agreement and the other Loan Documents. Subject to the terms and express conditions set forth herein, the U.S. Borrower may request the issuance of and the Issuing Bank may, in its sole discretion, issue standby Letters of Credit for its own account (or, so long as the U.S. Borrower is the primary obligor, for the account of any Subsidiary), in a form reasonably acceptable to the Issuing Bank, at any time and from time to time prior to the date thirty (30) days prior to the end of the Revolving Availability Period. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. (i) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the U.S. Borrower shall hand deliver or telecopy (or transmit by electronic communication reasonably acceptable to the Issuing Bank) to the Issuing Bank and the Revolving Facility Administrative Agent (not later than 12:00 p.m., New York City time, at least three (3) Business Days in advance, or a shorter time period if approved by the Issuing Bank in its reasonable discretion, of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is

102 3141/80492-001 CURRENT/130883173v17 #95685245v21 to be denominated, the name and address of the beneficiary thereof, the documents to be presented by such beneficiary in case of any drawing thereunder, the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, such other matters as the Issuing Bank may reasonably require and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the U.S. Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Sublimit, (ii) the Alternative Currency LC Exposure shall not exceed the Alternative Currency LC Sublimit, and (iii) the aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments. (ii) Promptly after receipt of any such request pursuant to Section 2.05(b)(i), the Issuing Bank will confirm with the Revolving Facility Administrative Agent (by telephone or in writing) that the Revolving Facility Administrative Agent has received a copy of such request from the U.S. Borrower and, if not, the Issuing Bank will provide the Revolving Facility Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Revolving Lender, the Revolving Facility Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable express conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and express conditions hereof, the Issuing Bank may in its sole discretion, on the requested date, issue a Letter of Credit for the account of the U.S. Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit. (iii)The Issuing Bank shall not be under any obligation to issue or renew any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter

103 3141/80492-001 CURRENT/130883173v17 #95685245v21 of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) in each case not in effect on the Restatement Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Date (for which the Issuing Bank is not otherwise compensated hereunder); (B) the issuance of such Letter of Credit would violate (x) any laws binding upon or otherwise applicable to the Issuing Bank or (y) one or more policies of the Issuing Bank regarding completion of customary “know your customer” requirements on the beneficiary of such Letter of Credit and any Subsidiary of the U.S. Borrower that is a co-applicant for such Letter of Credit; (C) the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency, unless otherwise agreed by the Issuing Bank and the Revolving Facility Administrative Agent; (D) it is not required to do so pursuant to Section 2.22(c); or (E) the date of issuance of such Letter of Credit is on or after thirty (30) days prior to the Revolving Maturity Date. (iv) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. (v) The Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Revolving Facility Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Application pertaining to such Letters of Credit as fully as if the term “Revolving Facility Administrative Agent” as used in Article VIII included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank. (vi) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the U.S. Borrower and the Revolving Facility Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or

104 3141/80492-001 CURRENT/130883173v17 #95685245v21 extension) and (ii) the Letter of Credit Expiration Date, provided if the U.S. Borrower so requests in any applicable Letter of Credit Application, the Issuing Bank shall agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the U.S. Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such renewal if (A) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.05(b)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is thirty (30) days before the Nonrenewal Notice Date from the Revolving Facility Administrative Agent or any Revolving Lender, as applicable, or the U.S. Borrower that one or more of the applicable express conditions specified in Section 4.02 is not then satisfied (or waived), and provided further that, if agreed to by the Issuing Bank in its sole discretion, a Letter of Credit may, upon the request of the U.S. Borrower, be renewed for a period beyond the date that is the Revolving Maturity Date if, at the time of such request or such other time as may be agreed by the Issuing Bank, such Letter of Credit has become subject to Cash Collateralization or other arrangements satisfactory to the Issuing Bank. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, (x) each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Revolving Facility Administrative Agent, for the account of the Issuing Bank, in Dollars, such Revolving Lender’s Applicable Percentage of (i) each LC Disbursement in respect of any Letter of Credit made by the Issuing Bank in Dollars and (ii) the Dollar Equivalent, using the Exchange Rate on the date such payment is required, of each LC Disbursement in respect of any Letter of Credit made by the Issuing Bank in an Alternative Currency and, in each case, not reimbursed by the U.S. Borrower on the date due as provided in Section 2.05(e), or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

105 3141/80492-001 CURRENT/130883173v17 #95685245v21 (e) Reimbursement. If the Issuing Bank shall honor a Letter of Credit drawing presented under a Letter of Credit, the U.S. Borrower shall reimburse such LC Disbursement honored by paying to the Revolving Facility Administrative Agent an amount equal to the Dollar Equivalent, calculated using the Exchange Rate when such payment is due, of such LC Disbursement in Dollars not later than 1:00 p.m., New York City time, on the first Business Day succeeding the date on which the Issuing Bank notifies the U.S. Borrower in writing of such Letter of Credit honoring, provided that, if such LC Disbursement is not less than $500,000, the U.S. Borrower may, subject to the express conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Loan Borrowing or Swingline Loan of the same Class in an amount equal to the Dollar Equivalent, calculated using the Exchange Rate on the date when such payment is due, of such LC Disbursement and, to the extent so financed, the U.S. Borrower’s obligation to make such reimbursement payment shall be discharged and replaced by the resulting Revolving Loan Borrowing or Swingline Loan. If the U.S. Borrower fails to make such payment when due, then the Revolving Facility Administrative Agent shall notify each Revolving Lender of the Dollar Equivalent of the applicable LC Disbursement, the payment then due from the U.S. Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Revolving Facility Administrative Agent in Dollars its Applicable Percentage of the Dollar Equivalent of the payment then due from the U.S. Borrower (such payment from such Revolving Lender to be made on demand with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Revolving Facility Administrative Agent at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Revolving Facility Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing), in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lender), and the Revolving Facility Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lender. Promptly following receipt by the Revolving Facility Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, such Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such LC Disbursement. (f) Repayment of Participations. (i) At any time after the Issuing Bank has made an LC Disbursement and has received from any Revolving Lender such Revolving Lender’s payment in respect of such LC Disbursement pursuant to Section 2.05(e), if the Revolving Facility Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related LC Disbursement or interest thereon (whether directly from the U.S. Borrower or otherwise, including proceeds of

106 3141/80492-001 CURRENT/130883173v17 #95685245v21 Cash Collateral applied thereto by the Revolving Facility Administrative Agent in accordance with this Agreement), such Administrative Agent will distribute in Dollars to such Revolving Lender the Dollar Equivalent of its Applicable Percentage thereof. (ii) If any payment received by the Revolving Facility Administrative Agent for the account of the Issuing Bank pursuant to Section 2.05(e) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Revolving Lender shall pay to such Administrative Agent for the account of the Issuing Bank in Dollars the Dollar Equivalent of its Applicable Percentage thereof on demand of such Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement. (g) Obligations Absolute. The U.S. Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the U.S. Borrower or any of its Restricted Subsidiaries or in the relevant currency markets generally, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower’s obligations hereunder (other than the defense of payment or performance). Neither the Revolving Facility Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the U.S. Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the U.S. Borrower to the extent permitted by applicable law) suffered by the U.S. Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross

107 3141/80492-001 CURRENT/130883173v17 #95685245v21 negligence, material breach of its obligations as an Issuing Bank hereunder, or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction) and compliance by the Issuing Bank with the applicable standards of care set forth in the Uniform Commercial Code in the State of New York, the Issuing Bank shall be deemed to have exercised care in each such determination as Issuing Bank. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute bad faith, gross negligence or willful misconduct. (h) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Revolving Facility Administrative Agent and the U.S. Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with Section 2.05(e). (i) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the U.S. Borrower shall reimburse such LC Disbursement in full as set forth in Section 2.05(e), the unpaid amount thereof shall bear interest, for each day from and including the first Business Day after receipt of notice to but excluding the date that the U.S. Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the U.S. Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment. (j) Role of Issuing Bank. Each Lender and the U.S. Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Revolving Facility Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The U.S. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the U.S. Borrower from pursuing such

108 3141/80492-001 CURRENT/130883173v17 #95685245v21 rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. (k) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Revolving Facility Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Revolving Facility Administrative Agent shall notify the Lenders of any replacement of an Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (l) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the U.S. Borrower or any Subsidiary, the U.S. Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The U.S. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the U.S. Borrower and/or any Subsidiaries of the U.S. Borrower inures to the benefit of the U.S. Borrower, and that the U.S. Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (m) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the U.S. Borrower, when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit (n) Conflict with Letter of Credit Application. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control, and any grant of a security interest in any form of Letter of Credit Application or other agreement shall be null and void. (o) Provisions Related to Extended Revolving Commitments. If, after the date hereof, there shall be more than one tranche of Revolving Commitments, and if the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to

109 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 2.05(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the U.S. Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(c) or otherwise backstop such Letter of Credit on terms reasonably satisfactory to the Issuing Bank. If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches. (p) Addition of an Issuing Bank. A Revolving Lender (or any of its Subsidiaries or Affiliates) may become an additional Issuing Bank hereunder pursuant to a written agreement among the U.S. Borrower, the Revolving Facility Administrative Agent and such Revolving Lender. The Revolving Facility Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank. Section 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) 1:00 p.m., New York City time, in the case of a Term Benchmark Borrowing or RFR Borrowing denominated in Dollars for which notice has been provided by 11:00 a.m., New York City time, at least two (2) Business Days prior to the date of the proposed Borrowing, (ii) 8:00 a.m., New York City time, in the case of any Borrowings denominated in an Alternative Currency, or (iii) 3:00 p.m., New York City time, in the case of an ABR Borrowing for which notice has been provided by 12:00 p.m., New York City time, on the date of the proposed Borrowing, in each case to the account of the applicable Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The applicable Administrative Agent will make such Loans available to the applicable Borrower by wire transfer of the amounts so received, in immediately available funds, to an account of such Borrower, in each case designated by such Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Revolving Facility Administrative Agent to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. (b) Unless the applicable Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to such Administrative Agent such Lender’s share of such Borrowing, such Administrative Agent may assume that such Lender has made such share available on such date in accordance with

110 3141/80492-001 CURRENT/130883173v17 #95685245v21 paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount. In such event, after giving effect to the reallocations pursuant to Section 2.22(a)(iv), if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to such Administrative Agent, within three (3) Business Days of written notice, such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Administrative Agent, at (i) in the case of such Lender, (A) if such Borrowing is denominated in Dollars, the greater of the Federal Funds Effective Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if such Borrowing is denominated in an Alternative Currency, the rate reasonably determined in accordance with customary practices by the Revolving Facility Administrative Agent to be the cost to it of funding such amount, or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to such Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. (c) Each of the applicable Administrative Agent, the Issuing Bank and each Lender at its option may make any Loan or otherwise perform its obligations hereunder through any office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the U.S. Borrower and the applicable Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Loan in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided that in no event may a Disqualified Lender become a Designated Lender (but, for the avoidance of doubt, this shall be without prejudice to Section 2.17(j) and shall not apply to deem such Affiliate or branch to have the same status as the Lender for the purposes of the “U.K. Qualifying Lender” definition). Section 2.07 Interest Elections. (a) Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section, provided that no Borrower may elect to convert any Borrowing denominated in an Alternative Currency to an ABR Borrowing and may not change the currency of any Borrowing. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall

111 3141/80492-001 CURRENT/130883173v17 #95685245v21 be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued. (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Revolving Facility Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Loan Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery or telecopy to the Revolving Facility Administrative Agent of a written Interest Election Request substantially in the form of Exhibit B and signed by the applicable Borrower. (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii)whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing or an RFR Borrowing; and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request, the Revolving Facility Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) if such Borrowing is denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) if such Borrowing is denominated in an Alternative Currency, such Borrowing shall continue as a Term Benchmark Borrowing with an Interest Period of one month . Notwithstanding any contrary provision hereof, if an Event of Default under Sections 7.01(a), 7.01(b), 7.01(h) or

112 3141/80492-001 CURRENT/130883173v17 #95685245v21 7.01(i) has occurred and is continuing and the Administrative Agents, at the request of the Required Lenders, so notify the applicable Borrower, then, so long as such Event of Default is continuing, no outstanding Borrowing may be continued for an Interest Period of more than one month’s duration. Notwithstanding the foregoing, in no event shall a Borrower be permitted to request pursuant to this Section 2.07, a Canadian Prime Loan, a CBR Loan or, with respect to any Term Loans prior to the applicable Benchmark Replacement Date, a Daily Simple SOFR Loan (it being understood and agreed that the Canadian Prime Rate, a Central Bank Rate and, with respect to any Term Loans, Daily Simple SOFR shall only apply to the extent provided in Section 2.14). Section 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated or extended, the Revolving Commitments shall terminate on the Revolving Maturity Date. (b) A Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) such Borrower shall not terminate or reduce any Class of Revolving Commitments to the extent that, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the aggregate Revolving Exposure (calculated using the Exchange Rate in effect as of the date of the proposed termination or reduction) of such Class (excluding the portion of the Revolving Exposure attributable to outstanding Letters of Credit if and to the extent that the U.S. Borrower has Cash Collateralized such Letters of Credit or made other arrangements satisfactory to the Issuing Bank with respect to such Letters of Credit) would exceed the aggregate Revolving Commitments of such Class. (c) The Borrowers shall notify the Revolving Facility Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Revolving Facility Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments of any Class delivered by such Borrower may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness or any other specified event, in which case such notice may be revoked by such Borrower (by notice to the Revolving Facility Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. (d) The Borrowers, in their discretion, shall have the right, but not the obligation, at any time so long as no Event of Default has occurred and is continuing, upon at least one Business Day’s notice to a Defaulting Lender (with a copy to the Revolving Facility Administrative Agent), to terminate in whole such Defaulting Lender’s Commitment; provided that, after giving effect to

113 3141/80492-001 CURRENT/130883173v17 #95685245v21 such termination, the aggregate Revolving Exposure of all Revolving Lenders does not exceed the aggregate Revolving Commitments. Such termination shall be effective with respect to such Defaulting Lender’s unused portion of its Commitment on the date set forth in such notice. Subject to Section 9.19, no termination of the Commitment of a Defaulting Lender shall be deemed a waiver or release of any claim any Borrower, the Revolving Facility Administrative Agent, the Issuing Bank or any Lender may have against the Defaulting Lender. Section 2.09 Repayment of Loans; Evidence of Debt. (a) The U.K. Borrower unconditionally promises to pay to the Tranche A Term Loan Administrative Agent for the account of each Tranche A-1 Term Lender the then unpaid principal amount of each Tranche A-1 Term Loan of such Tranche A-1 Term Lender as provided in Section 2.10(a)(i). The U.S. Borrower unconditionally promises to pay to the Tranche A Term Loan Administrative Agent for the account of each Tranche A-2 Term Lender the then unpaid principal amount of each Tranche A-2 Term Loan of such Tranche A-2 Term Lender as provided in Section 2.10(a)(i). Each Borrower unconditionally promises to pay to the Revolving Facility Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to such Borrower on the Revolving Maturity Date. Each Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, each Borrower shall repay all Swingline Loans then outstanding to such Borrower. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The applicable Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to each Borrower, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by such Administrative Agent hereunder from each Borrower for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the applicable Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans made to such Borrower and pay interest thereon in accordance with the terms of this Agreement. (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and

114 3141/80492-001 CURRENT/130883173v17 #95685245v21 substantially in the form of the applicable Exhibit F, provided that, except as set forth in Section 4.01(a)(C), the delivery of any such note shall not be a condition precedent to the Restatement Date or any Acquisition or Investment. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns (and ownership shall at all times be recorded in the Register). Section 2.10 Amortization of Term Loans. (a) (i) Subject to adjustment pursuant to paragraph (b) of this Section and subject to paragraph (i) of Section 2.11, the U.K. Borrower shall repay the Tranche A-1 Term Loans on each date set forth below in an aggregate principal amount equal to the percentage set forth below opposite such date, in each case representing the applicable percentage of the aggregate principal amount of Initial Tranche A-1 Term Loans and the U.S. Borrower shall repay the Tranche A-2 Term Loans on each date set forth below in an aggregate principal amount equal to the percentage set forth below opposite such date, in each case representing the applicable percentage of the aggregate principal amount of Initial Tranche A-2 Term Loans: Date Tranche A-1 Term Loan Amount Tranche A-2 Term Loan Amount September 30, 2022 0.625% 0.625% December 31, 2022 0.625% 0.625% March 31, 2023 0.625% 0.625% June 30, 2023 0.625% 0.625% September 30, 2023 0.625% 0.625% December 31, 2023 0.625% 0.625% March 31, 2024 0.625% 0.625% June 30, 2024 0.625% 0.625% September 30, 2024 0.625% 0.625% December 31, 2024 0.625% 0.625% March 31, 2025 0.625% 0.625% June 30, 2025 0.625% 0.625% September 30, 2025 1.25% 1.25% December 31, 2025 1.25% 1.25% March 31, 2026 1.25% 1.25% June 30, 2026 1.25% 1.25% September 30, 2026 1.25% 1.25%

115 3141/80492-001 CURRENT/130883173v17 #95685245v21 Date Tranche A-1 Term Loan Amount Tranche A-2 Term Loan Amount December 31, 2026 1.25% 1.25% March 31, 2027 1.25% 1.25% Tranche A Term Loan Maturity Date Any and all then- outstanding Tranche A-1 Term Loans. Any and all then- outstanding Tranche A-2 Term Loans. provided that, notwithstanding anything to the contrary herein, at the discretion of the U.S. Borrower and the U.K. Borrower, the U.S. Borrower and the U.K. Borrower may on any date provided above allocate all or a portion of the aggregate amount due on Tranche A-1 Term Loans to prepay an additional amount of Tranche A-2 Term Loans, or vice versa (in each case with the amounts so reallocated determined at the Dollar Equivalent thereof on the date of such prepayment) so long as the aggregate principal amount so prepaid is not less than the aggregate amount due (as so determined) as provided above for such date for both such Tranches. (ii) Without limiting the foregoing, to the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date. (b) Any prepayment of a Term Loan Borrowing of any Class shall be applied (i) in the case of prepayments made pursuant to Section 2.11(a) or (e), to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the applicable Borrower, or as otherwise provided in any Extension Amendment, any Incremental Facility Amendment or Refinancing Amendment, and (ii) in the case of prepayments made pursuant to Section 2.11(c) or Section 2.11(d), to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section in direct order of maturity, or as otherwise provided in any Extension Amendment, any Incremental Facility Amendment, or Refinancing Amendment. (c) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the applicable Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the applicable Administrative Agent by telephone (confirmed by telecopy) of such election not later than 1:00 p.m., New York City time, on the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid. Section 2.11 Prepayment of Loans. (a) The applicable Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 2.16 and the following sentence), to prepay any Borrowing of any Class in whole or in part, as selected and designated by such Borrower,

116 3141/80492-001 CURRENT/130883173v17 #95685245v21 subject to the requirements of this Section. Each voluntary prepayment of any Loan pursuant to this Section 2.11(a) and mandatory prepayment pursuant to Section 2.11(e) shall be made without premium or penalty. Notwithstanding anything to the contrary in this Agreement, after any Extension, the applicable Borrower may prepay any Borrowing of any Class of non-extended Term Loans pursuant to which the related Extension Offer was made without any obligation to prepay the corresponding Extended Term Loans. (b) In the event and on such occasion that the aggregate Revolving Exposures exceed (A) 105% of the aggregate Revolving Commitments, solely as a result of currency fluctuations or (B) the aggregate Revolving Commitments (other than as a result of currency fluctuations), the applicable Borrower shall prepay (no later than one (1) Business Day after written notice from the Revolving Facility Administrative Agent to the applicable Borrower) Revolving Loan Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with such Administrative Agent pursuant to Section 2.23) in an aggregate amount equal to the amount by which the aggregate Revolving Exposures exceed the aggregate Revolving Commitments. (c) Subject to paragraph (f) of this Section, in the event and on each occasion that any Net Proceeds are received by or on behalf of the U.S. Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrowers shall, within thirty (30) days in the case of any Prepayment Event referred to in paragraph (a) or (b) of the definition of thereof, or five (5) Business Days in the case of a Prepayment Event referred to in paragraph (c) of the definition thereof, after such Net Proceeds are received, prepay Term Loans on a pro rata basis (except, as to Term Loans made pursuant to an Incremental Facility Amendment or a Refinancing Amendment, as otherwise set forth in such Incremental Facility Amendment or a Refinancing Amendment, or as to a Replacement Term Loan), in each case in an aggregate amount equal to the Required Asset Percentage of the amount of such Net Proceeds in the case of any Prepayment Event referred to in paragraph (a) or (b) of the definition thereof or 100% of the amount of such Net Proceeds in the case of any Prepayment Event referred to in paragraph (c) of the definition thereof; provided that in the case of any such event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the U.S. Borrower or any Restricted Subsidiary applies (or commits pursuant to a binding contractual arrangement (including pursuant to a letter of intent) to apply) the Net Proceeds from such event (or a portion thereof) within twelve (12) months after receipt of such Net Proceeds to reinvest such proceeds in the business, including in assets of the general type used or useful in the business of the U.S. Borrower and its Restricted Subsidiaries (including in connection with an acquisition or capital expenditures), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of the twelve-month (or, if committed to be so applied within 12 months of the receipt of such Net Proceeds, eighteen-month) period following receipt of such Net Proceeds, at the end of which period a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further, that with respect to any Prepayment Event referenced in paragraph (a) or (b) of the definition thereof, (i) the Borrowers shall not be obligated to make any prepayment otherwise required by this paragraph (c) unless and until the aggregate amount of Net Proceeds from all such Prepayment Events, after giving effect to the reinvestment rights set forth herein, exceeds $10,000,000 (the “Prepayment Trigger”) in any fiscal year of the U.S. Borrower, but then from all such Net Proceeds (excluding amounts below the Prepayment Trigger) and (ii) the Borrowers may use a portion of such Net

117 3141/80492-001 CURRENT/130883173v17 #95685245v21 Proceeds to prepay or repurchase First Lien Senior Secured Notes or any other Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations (the “Other Applicable Indebtedness”) to the extent required pursuant to the terms of the documentation governing such Other Applicable Indebtedness, in which case, the amount of prepayment required to be made with respect to such Net Proceeds pursuant to this Section 2.11(c) shall be deemed to be the amount equal to the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph (c) and the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness required to be prepaid pursuant to the terms of the documents governing such Other Applicable Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph; (d) [Reserved.] (e) If any Borrower incurs or issues (i) any Credit Agreement Refinancing Indebtedness permitted to be incurred or issued hereunder (other than a Permitted Refinancing thereof) or (ii) any other Indebtedness not permitted under Section 6.01, such Borrower shall, on the same day as such incurrence or issuance pursuant to clause (i), and otherwise within five (5) Business Days, prepay the principal amount of the corresponding Credit Agreement Refinanced Debt (in the case of clause (i)) or each Class of Term Loans on a pro rata basis (in the case of clause (ii)), in each case in accordance with Section 2.11(g) and in an aggregate amount the Dollar Equivalent of which is equal to 100% of the Net Proceeds of such issuance or incurrence (which prepayment of principal shall be accompanied by payment of accrued and unpaid interest, premiums and fees and expenses associated with such principal amount prepaid); provided that such prepayment shall be subject to the second sentence of Section 2.11(a). (f) Notwithstanding any other provisions of this Section 2.11, (i) to the extent that any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Disposition”), the Net Proceeds of any Prepayment Event from a Foreign Subsidiary (a “Foreign Prepayment Event”) would be (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational or constitutive documents or any agreement or (z) subject to other onerous organizational or administrative impediments, from being repatriated to the United States, the Borrowers shall not be required to make a prepayment at the time provided in Section 2.11(c) and instead, such amounts may be retained by the applicable Foreign Subsidiary (the Borrowers hereby agreeing to use reasonable efforts (as determined in the Borrowers’ reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational or constitutive impediment or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, applicable organizational or constitutive impediment or other impediment, such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly (and in any event not later than three (3) Business Days after such repatriation could be made) applied (net of additional taxes, costs and expenses payable or reserved against as a result thereof) (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to this Section 2.11

118 3141/80492-001 CURRENT/130883173v17 #95685245v21 to the extent provided herein and (ii) to the extent that the Borrowers have determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition, any Foreign Prepayment Event would have an adverse tax cost consequence with respect to such Net Proceeds (which for the avoidance of doubt, includes, but is not limited to, any prepayment where by doing so the Borrowers, any Restricted Subsidiary or any of their respective affiliates and/or equity partners would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. (g) In connection with any optional or mandatory prepayment of Borrowings hereunder the Borrowers shall, subject to the provisions of this paragraph and paragraph (k) of this Section, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (h) of this Section. The applicable Administrative Agent will promptly notify each Term Lender holding the applicable Class of Term Loans of the contents of the applicable Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each such Term Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (c) or (d) of this Section 2.11 by providing notice to the applicable Administrative Agent at or prior to the time of such prepayment; provided that for the avoidance of doubt, no Lender may reject any prepayment made with the proceeds of Credit Agreement Refinancing Indebtedness. Any Declined Proceeds remaining thereafter shall be retained by the U.S. Borrower (“Retained Declined Proceeds”). (h) The applicable Borrower shall notify the applicable Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (a)(i)(x) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date prepayment or (y) in the case of prepayment an RFR Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euros or Canadian Dollars, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment, and (iii) in the case of prepayment of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, (b) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (c) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of any other specified event, in which case such notice of prepayment may be revoked by such Borrower (by notice to the applicable Administrative Agent on or prior to the specified

119 3141/80492-001 CURRENT/130883173v17 #95685245v21 date) if such condition is not satisfied. Promptly following receipt of any such notice, the applicable Administrative Agent shall advise the Lenders of the contents thereof. Except as otherwise provided herein, each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any prepayment fees required by Section 2.11(a), to the extent applicable. (i) Notwithstanding anything to the contrary contained in this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, any Borrower or any Restricted Subsidiary (in such case, the foregoing being herein referred to as the “Auction Parties” and each, an “Auction Party”) may repurchase outstanding Term Loans on the following basis: (A) Such Auction Party may repurchase all or any portion of any Class of Term Loan (such Term Loans, “Subject Loans”) pursuant to a Dutch Auction (or such other modified Dutch auction conducted pursuant to similar procedures as the U.S. Borrower and the applicable Administrative Agent may otherwise agree); provided that no proceeds of Revolving Loans shall be used by any Auction Party to repurchase Term Loans pursuant to such Auction; (B) Following repurchase by any Auction Party pursuant to this Section 2.11(i), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by any Auction Party) for all purposes of this Agreement, and the principal amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on such Class of Term Loans. In connection with any Term Loans repurchased and cancelled pursuant to this Section 2.11(i), the applicable Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. Any payment made by any Auction Party in connection with a repurchase permitted by this Section 2.11(i) shall not be subject to any of the pro rata payment or sharing requirements of this Agreement. Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, failure by an Auction Party to make any payment to a Lender required by an agreement permitted by this Section 2.11(i) shall not constitute a Default or an Event of Default; (C) Each Lender that sells its Term Loans pursuant to this Section 2.11(i) acknowledges and agrees that (i) the Auction Parties may come into possession of additional information regarding the Loans or the Loan Parties at any time after a repurchase has been consummated pursuant to an Auction hereunder that was not known to such Lender or the Auction Parties at the time such repurchase was consummated and that, when taken together with information that was known to the Auction Parties at the time such repurchase was consummated, may be information that would have been material to such Lender’s decision to enter into an assignment of such Term Loans hereunder (“Excluded Information”),

120 3141/80492-001 CURRENT/130883173v17 #95685245v21 (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Loans and to consummate the transactions contemplated by an Auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the Auction Parties or any other Person shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information. Each Lender that tenders Loans pursuant to an Auction agrees to the foregoing provisions of this clause (C). The applicable Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.11(i) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment requirements) (it being understood and acknowledged that purchases of the Loans by an Auction Party contemplated by this Section 2.11(i) shall not constitute Investments by such Auction Party) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.11(i). (j) Notwithstanding any of the other provisions of this Section 2.11, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.11, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.11 in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the applicable Borrower may, in its sole discretion, deposit with the applicable Administrative Agent in the currency in which such Loan is denominated, the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time such Administrative Agent shall be authorized (without any further action by or notice to or from the applicable Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.11. Such deposit shall constitute cash collateral for the Term Benchmark Loans to be so prepaid; provided that the applicable Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.11. (k) In connection with any voluntary prepayments by the Borrowers pursuant to Section 2.11(a), any voluntary prepayment thereof shall be applied first to ABR Loans to the full extent thereof before application to Term Benchmark Rate Loans or RFR Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.16. In connection with any mandatory prepayments by the Borrowers of the Term Loans pursuant to Section 2.11, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans, RFR Loans or Term Benchmark Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.11(g), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Term Benchmark Loans or RFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.16. Section 2.12 Fees. (a) The U.S. Borrower agrees to pay to the Revolving Facility Administrative Agent for the account of each Revolving Lender, in accordance with its Applicable Percentage of

121 3141/80492-001 CURRENT/130883173v17 #95685245v21 Revolving Commitments, a commitment fee, which shall accrue at the rate under the heading “Commitment Fee Rate” in the definition of “Applicable Margin” on the actual daily unused amount of the Revolving Commitment of such Lender during the period from and including the Restatement Date to, but excluding, the date on which the Revolving Commitments terminate, subject to adjustment as provided in Section 2.22. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Restatement Date, provided that no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender. (b) The U.S. Borrower agrees to pay (i) to the Revolving Facility Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term Benchmark Revolving Loans on the actual daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date, to but excluding the date on which such Revolving Lender’s Revolving Commitment terminates, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the actual daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date, to but excluding the date of termination of the Revolving Commitments, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued to and excluding the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within thirty (30) days after written demand (including reasonable supporting documents). All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) Each Borrower agrees to pay to each Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and such Administrative Agent. (d) All fees payable hereunder shall be paid by the specified Borrower on the dates due, in immediately available funds, to the applicable Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and

122 3141/80492-001 CURRENT/130883173v17 #95685245v21 participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances. (e) The U.S. Borrower agrees to pay to the applicable Administrative Agent for the account of each Lender on the Restatement Date (immediately after giving effect to the effectiveness of this Agreement on such date) the fees described in the Fee Letter. Such fees will be in all respects fully earned, due and payable on the Restatement Date and non-refundable and non-creditable thereafter and shall be netted against the Revolving Loans (if any) made by such Lender to the U.S. Borrower or the Tranche A Term Loans (as defined in this Agreement as of the Restatement Date) made by such Lender to the U.S. Borrower. Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate (b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted CDOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin. (c) Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin. (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Borrowers hereunder is not paid when due (after the expiration of any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section (including the Applicable Margin) or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no default rate shall accrue on the Loans of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (f) Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate, the CDOR Rate or Daily Simple RFR with respect to Dollars hereunder shall be computed on the basis

123 3141/80492-001 CURRENT/130883173v17 #95685245v21 of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Sterling, Canadian Prime Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted CDOR Rate, CDOR Rate, Adjusted Daily Simple RFR, Canadian Prime Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Section 2.14 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if: (i) the applicable Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate or the Adjusted CDOR Rate or the CDOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; or (ii) the applicable Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted CDOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency; then the applicable Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the earlier of the date when (x) the applicable Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead

124 3141/80492-001 CURRENT/130883173v17 #95685245v21 be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of the notice from the applicable Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the earlier of the date when (x) the applicable Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the applicable Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the applicable Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan (other than Term Benchmark Loans denominated in Canadian Dollars) shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the applicable Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time, (2) any Term Benchmark Loan denominated in Canadian Dollars shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the applicable Administrative Agent to, and shall constitute, a Canadian Prime Loan denominated in Canadian Dollars on such day and (3) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the applicable Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the

125 3141/80492-001 CURRENT/130883173v17 #95685245v21 Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the applicable Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the applicable Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The applicable Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, including copies of the relevant Loan Documents showing such Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the applicable Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

126 3141/80492-001 CURRENT/130883173v17 #95685245v21 (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate or CDOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the applicable Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the applicable Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the applicable Administrative Agent shall modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event (y) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to Canadian Prime Loans or (z) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency (other than Canadian Dollars) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the applicable Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the applicable Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the applicable Administrative Agent to, and shall constitute an ABR Loan, (B) for Loans denominated in an Alternative Currency (other than Canadian Dollars), (1)

127 3141/80492-001 CURRENT/130883173v17 #95685245v21 any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the applicable Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the applicable Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately and (C) for Loans denominated in Canadian Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the applicable Administrative Agent to, and shall constitute, a Canadian Prime Loan denominated in Canadian Dollars on such day. Section 2.15 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank (except any such reserve requirement reflected in the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate or Adjusted CDOR Rate, as applicable), including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)); (ii) impose on any Lender or Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii)subject any Lender or the Issuing Bank to any additional Taxes of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for Indemnified Taxes indemnifiable under Section 2.17 (or which would have been indemnifiable under Section 2.17 but were not so

128 3141/80492-001 CURRENT/130883173v17 #95685245v21 indemnifiable solely because one or more of the exclusions in Section 2.17(b) applied) and any Excluded Taxes) and the result of any of the foregoing shall be to materially increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) of the Borrowers or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit for the benefit of the U.S. Borrower or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) from the U.S. Borrower, then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. (b) If any Lender or the Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of materially reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender to the Borrowers or the Letters of Credit issued by the Issuing Bank for the benefit of the U.S. Borrower to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital and liquidity adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered. (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof. (e) If, in any applicable jurisdiction, any Lender reasonably determines that any applicable law has made it unlawful, or that any governmental or regulatory authority has asserted

129 3141/80492-001 CURRENT/130883173v17 #95685245v21 that it is unlawful, for the applicable Lender or its applicable Affiliate to (i) perform any of its obligations hereunder or under any other Loan Document as such obligations pertain to the U.K. Borrower or U.K. Obligations, (ii) to fund or maintain its participation in any Borrowing of U.K. Revolving Loans or Tranche A Term Loans or (iii) issue, make, maintain, fund or charge interest with respect to any Borrowing to the U.K. Borrower, such Person shall promptly notify the applicable Administrative Agent, then, upon the applicable Administrative Agent notifying the U.S. Borrower, and until such notice by such Person is revoked (which such Person agrees to revoke such notice promptly upon the conditions in clauses (i) through (iii) no longer being met), any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Borrowing shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, (A) the U.K. Borrower shall, only if such Person, the U.K. Borrower (in the U.K. Borrower's sole discretion) and the applicable Administrative Agent fail to reasonably agree on an alternative arrangement that would address such illegality, repay that Person’s participation in the applicable Loans or other applicable U.K. Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the applicable Administrative Agent has notified the U.S. Borrower or, if earlier, the date specified by such Person in the notice delivered to the applicable Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) use commercially reasonable efforts to take all reasonable actions requested by such Person to mitigate or avoid such illegality. Section 2.16 Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19 or (v) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any costs incurred more than 270 days prior to the date of the event giving rise to such costs. Section 2.17 Taxes.

130 3141/80492-001 CURRENT/130883173v17 #95685245v21 (a) Each payment by or on account of any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any Requirement of Law. If any applicable withholding agent is so required to withhold Taxes, then such withholding agent shall so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with any applicable law. To the extent such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.17), the applicable Recipient receives the amount it would have received had no such withholding been made. (b) A payment by the U.K. Borrower (or by the U.S. Borrower in its capacity as guarantor in respect of the U.K. Borrower’s obligation to pay) shall not be increased under paragraph (a) above by reason of a U.K. Tax Deduction if, on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a U.K. Tax Deduction if the Lender had been a U.K. Qualifying Lender, but on that date that Lender is not or has ceased to be a U.K. Qualifying Lender other than as a result of any change after the Amendment No. 3 Effective Date or (if later) the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or U.K. Treaty or any published practice or published concession of any relevant taxing authority other than a change in a Relevant Covered Tax Agreement (or the interpretation, administration or application of a Relevant Covered Tax Agreement) that occurs pursuant to the MLI and in accordance with MLI Reservations or MLI Notifications made by (on the one hand) the MLI Lender Jurisdiction and (on the other hand) the United Kingdom, where each relevant MLI Reservation or MLI Notification satisfies the MLI Disclosure Condition; or (ii) the relevant Lender is a U.K. Qualifying Lender solely by virtue of paragraph (b) of the definition of “U.K. Qualifying Lender” and: (a) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the U.K. ITA which relates to the payment and that Lender has received from the Loan Party making the payment a certified copy of that Direction; and (b) the payment could have been made to the Lender without any U.K. Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a U.K. Qualifying Lender solely by virtue of paragraph (b) of the definition of “U.K. Qualifying Lender” and: (a) the relevant Lender has not given a U.K. Tax Confirmation to the U.K. Borrower; and

131 3141/80492-001 CURRENT/130883173v17 #95685245v21 (b) the payment could have been made to the Lender without any U.K. Tax Deduction if the Lender had given a U.K. Tax Confirmation to the relevant Loan Party, on the basis that the U.K. Tax Confirmation would have enabled such Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the U.K. ITA; or (iv) the relevant Lender is a U.K. Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the U.K. Tax Deduction had that Lender complied with its obligations under paragraphs 2.17(f)(iv)(A), 2.17(f)(iv)(B) or 2.17(f)(iv)(C) (as applicable) below. (c) In addition, each Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (d) As promptly as possible after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agents the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment. (e) The Loan Parties shall indemnify each Recipient for the full amount of any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) or for which such Loan Party has failed to remit to the Administrative Agents the required receipts or other required documentary evidence and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted; provided, however, that if a Recipient does not notify the Loan Parties of any indemnification claim under this Section 2.17(e) within 120 days after such Recipient has received written notice of the claim of a taxing authority giving rise to such indemnification claim, the Loan Parties shall not be required to indemnify such Recipient for any incremental interest or penalties resulting from such Recipient’s failure to notify the Loan Parties within such 120-day period, and provided that the foregoing indemnity shall not apply to any Indemnified Taxes which would have been compensated for by an increased payment under Section 2.17(a) but was not so compensated solely because one or more of the exclusions in Section 2.17(b) applied, the indemnity under this paragraph (e) shall be paid within thirty (30) days after the Recipient (or the Administrative Agents, on behalf of such Recipient) delivers to the applicable Loan Party a certificate stating the amount of Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agents. (f) (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document (other than with respect to a U.K. Tax Deduction to which the provisions of Section 2.17(f)(iv) shall apply, as applicable) shall deliver to the applicable Borrower and the Administrative Agents, at the time or times prescribed by law or reasonably requested by the applicable Borrower or the Administrative Agents, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agents as will permit such payments to be made

132 3141/80492-001 CURRENT/130883173v17 #95685245v21 without, or at a reduced rate of, withholding. In addition, any Lender (other than with respect to a U.K. Tax Deduction to which the provisions of Section 2.17(f)(iv) shall apply, as applicable), if requested by the U.S. Borrower or the Administrative Agents, shall deliver such other documentation prescribed by law or reasonably requested by the U.S. Borrower or the Administrative Agents as will enable the U.S. Borrower or the Administrative Agents to determine whether or not such Lender is subject to U.S. backup withholding or information reporting requirements, or any other U.S. or non-U.S. withholding requirements. Upon the reasonable request of the applicable Borrower or the Administrative Agents, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the applicable Borrower and the Administrative Agents in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. (ii) Without limiting the generality of the foregoing and solely with respect to the Obligations, any Lender shall, if it is legally eligible to do so, deliver to the U.S. Borrower and the Administrative Agents on or prior to the date on which such Lender becomes a party hereto, two duly completed and executed copies of whichever of the following is applicable: (A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding; (B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8 BEN or W-8 BEN- E (or any successor form); (C) in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI (or any successor form); (D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E (or any successor form) and (2) a certificate substantially in the form of the applicable Exhibit H (a “U.S. Tax Certificate”); (E) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more of its partners are claiming the exemption

133 3141/80492-001 CURRENT/130883173v17 #95685245v21 for portfolio interest under Section 871(h) or 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or (F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the U.S. Borrower or the Administrative Agents to determine the amount of Tax (if any) required by law to be withheld. (iii)Solely with respect to the Obligations, if a payment made to any Lender would be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agents, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the U.S. Borrower and the Administrative Agents as may be necessary for the Administrative Agents and the U.S. Borrower (or the U.K. Borrower) to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments after the date of this Agreement. (iv) Without limiting the effect of Sections 2.17(f)(i), (ii) and (iii) above: (A) Subject to paragraph (B) below, a U.K. Treaty Lender and each Loan Party which makes a payment to which that U.K. Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a U.K. Tax Deduction. (B) (1) A U.K. Treaty Lender which is a Lender on the Amendment No. 3 Effective Date and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.17(f); and (2) a U.K. Treaty Lender which is not a Lender on the Amendment No. 3 Effective Date and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the relevant Assignment and Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment

134 3141/80492-001 CURRENT/130883173v17 #95685245v21 and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement), and, having done so, that Lender shall be under no obligation pursuant to paragraph (A) above. (C) If a U.K. Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (B) above and: (a) the U.K. Borrower making a payment to that Lender has not made a U.K. Borrower DTTP Filing in respect of that Lender; or (b) the U.K. Borrower making a payment to that Lender has made a U.K. Borrower DTTP Filing but (1) that U.K. Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (2) HM Revenue & Customs have not given the U.K. Borrower authority to make payments to that Lender without a U.K. Tax Deduction within sixty (60) days of the date of the U.K. Borrower DTTP Filing, and in each case, the U.K. Borrower has notified that Lender in writing, that Lender and the U.K. Borrower shall co-operate in completing any procedural formalities necessary for the U.K. Borrower to obtain authorization to make that payment without a U.K. Tax Deduction. (D) If a U.K. Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (B) above, the U.K. Borrower shall not make a U.K. Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Loan(s) unless that Lender otherwise agrees. (E) The U.K. Borrower shall, promptly on making a U.K. Borrower DTTP Filing, deliver a copy of that U.K. Borrower DTTP Filing to the applicable Administrative Agent for delivery to the relevant U.K. Treaty Lender. (F) A U.K. Non-Bank Lender which becomes a party to this Agreement on the day on which this agreement is entered into gives a U.K. Tax Confirmation by entering into this Agreement. A U.K. Non-Bank Lender shall promptly notify the Borrowers and the applicable Administrative Agent if there is any change in the position from that set out in the U.K. Tax Confirmation. (G) Each Lender in respect of the U.K. Borrower which becomes a party to this Agreement after the Amendment No. 3 Effective Date shall indicate in the Assignment and Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement) which of the following categories it falls in: (A) not a U.K. Qualifying Lender; (B) a U.K. Qualifying Lender (other than a U.K. Treaty Lender); or (C) a U.K. Treaty Lender (subject to the completion of procedural formalities which are within the control of the relevant Lender). If a Lender fails to indicate its status in accordance with this paragraph (G) then such Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a U.K. Qualifying Lender until such time as it notifies the applicable Administrative Agent which category applies (and the

135 3141/80492-001 CURRENT/130883173v17 #95685245v21 Administrative Agent, upon receipt of such notification, shall inform each Borrowers). For the avoidance of doubt, any such Assignment and Assumption or other relevant documentation shall not be invalidated by any such failure of a Lender to comply with this paragraph (G). (H) The U.K. Borrower shall promptly on becoming aware that a Loan Party incorporated in the United Kingdom must make a U.K. Tax Deduction (or that there is any change in the rate or basis of a U.K. Tax Deduction) notify the applicable Administrative Agent accordingly. Similarly, a Lender shall notify the applicable Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the applicable Administrative Agent receives such notification from a Lender it shall promptly notify the U.K. Borrower and that Loan Party. (v) Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver. (g) If any Recipient determines, in its sole discretion (in good faith), that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid by any Loan Party pursuant to this Section 2.17), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. This Section 2.17(g) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (h) On or before the date it becomes a party to this Agreement, any successor or supplemental Administrative Agent that is not a U.S. Person, shall deliver to the U.S. Borrower with respect to the Obligations two duly completed copies of IRS Form W-8IMY certifying that it is a “U.S. branch” and that the payments are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the U.S. Borrower to be treated as a U.S. Person with respect to such payments (and the U.S. Borrower and the Administrative Agents agree to so treat such Administrative Agent as a U.S. Person with respect to such payments as contemplated by Treasury Regulation Section 1.1441- 1(b)(2)(iv)(A)). JPMorgan Chase Bank, N.A. as the Revolving Facility Administrative Agent and the Tranche A Term Loan Administrative Agent, and any successor or supplemental Administrative Agent that is a U.S. Person shall deliver to the U.S. Borrower two duly completed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that such Administrative Agent is exempt from U.S. federal backup withholding. Notwithstanding anything to the contrary, nothing in this Section 2.17(h) shall require Morgan Stanley Senior

136 3141/80492-001 CURRENT/130883173v17 #95685245v21 Funding, Inc., JPMorgan Chase Bank, N.A. or any successor or supplemental Administrative Agent to deliver any form that it is not legally eligible to deliver as a result of any Change in Law after the Restatement Date. (i) For the avoidance of doubt, for purposes of this Section 2.17, the term “Lender” includes any Issuing Bank. (j) if in respect of a Loan extended to the U.K. Borrower (A) a Lender assigns or transfers any of its rights or obligations with respect to such Loan or changes its lending office in respect of such Loan, and (B) as a result of circumstances existing at the date the assignment, transfer or change occurs, the U.K. Borrower would be obliged to make a payment (or increased payment) to the successor or assign or Lender acting through its new lending office under this Section 2.17 in respect of a U.K. Tax Deduction, then such successor or assign or Lender acting through its new lending office is only entitled to receive payment under this Section 2.17 to the same extent as the assigning or transferring Lender or Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred. This Section 2.17(j) shall not apply in relation to Section 2.17(a) to a U.K. Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with this Agreement (provided the U.K. Borrower was notified of this confirmation at least ten (10) days prior to the first Interest Payment Date on which interest would be paid to that U.K. Treaty Lender) if the U.K. Borrower has not made a U.K. Borrower DTTP Filing in respect of that U.K. Treaty Lender. (k) (A) All amounts expressed to be payable under any Loan Document by any Loan Party to a Recipient, any Agent, any Joint Lead Arranger, any Joint Bookrunner, any Documentation Agent or any Syndication Agent (each, for the purposes of this paragraph 2.17(j), a “Finance Party”) which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to subsection (B) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Loan Party under a Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Loan Party). (B) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “VAT Recipient”) under a Loan Document, and any Loan Party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

137 3141/80492-001 CURRENT/130883173v17 #95685245v21 (1) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and (2) (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (C) Where a Loan Document requires any Loan Party to reimburse or indemnify a Finance Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (D) In relation to any supply made by a Finance Party to any Loan Party under a Loan Document, if reasonably requested by such Finance Party, that Loan Party must promptly provide such Finance Party with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply. (E) Any reference in this section 2.17(j) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)). Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrowers shall make each payment required to be made by them under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16, Section 2.17 or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 p.m., New York City time, or, in the case of payments denominated in an Alternative Currency, 9:00 a.m., New York City time), on the date when due,

138 3141/80492-001 CURRENT/130883173v17 #95685245v21 in immediately available funds, without setoff or counterclaim. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the applicable Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in same day funds not later than 12:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the applicable Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in same day funds not later than the Applicable Time specified by such Administrative Agent on the dates specified herein. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency. Any amounts received after such time on any date may, in the discretion of the applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the applicable Administrative Agent’s Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.11, Section 2.11(i), Section 2.12(d), Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Revolving Facility Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan and, except as otherwise set forth in any Loan Document, all other payments under each Loan Document shall be made in Dollars. (b) If at any time insufficient funds are received by and available to the Revolving Facility Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) If, other than as provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including without limitation by receipt of amounts from or in respect of any obligor, including the U.K. Borrower, pursuant to or in connection with (A) any event, action or proceeding of the type referred to in clauses (h) or (i) of Section 7.01, whether or not the U.K. Borrower is a Loan Party with respect to the Loans of such Class or other relevant Obligations or such Lender is entitled to state a claim in such action or proceeding, (B)

139 3141/80492-001 CURRENT/130883173v17 #95685245v21 any liquidation, sale or other disposition of, or realization on, substantially all of the Collateral and (C) any distribution by an Agent in connection with the foregoing clauses (A) and (B)), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans of the applicable Class, Term Loans of the applicable Class and participations in LC Disbursements and Swingline Loans of the applicable Class, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (v) any payment or prepayment made by or on behalf of the Borrowers or any other Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (w) the application of Cash Collateral provided in Section 2.23 from time to time (including the application of funds arising from the existence of a Defaulting Lender), (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or the termination of any Lender’s commitment and non-pro rata repayment of Liens pursuant to Section 2.19(b), (y) transactions in connection with an open market purchase or a Dutch Auction, or (z) in connection with a transaction pursuant to an Extension Offer, Refinancing Amendment or Incremental Facility Amendment or amendment in connection with Refinanced Term Loans. For the avoidance of doubt, this Section shall not limit the ability of any Borrower or any Restricted Subsidiary to (i) purchase and retire Term Loans pursuant to an open market purchase or a Dutch Auction or (ii) pay principal, fees, premiums and interest with respect to Other Revolving Loans, Other Term Loans, Refinanced Term Loans, Incremental Revolving Loans or Incremental Term Loans following the effectiveness of any Refinancing Amendment, any Extension Offer or Incremental Facility Amendment, as applicable, on a basis different from the Loans of such Class that will continue to be held by Lenders that were not Extending Lenders or Lenders pursuant to such Incremental Facility Amendment, as applicable. (d) Unless the applicable Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Administrative Agent for the account of the Lenders or the Issuing Bank, as applicable, hereunder that such Borrower will not make such payment, such Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if a Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective

140 3141/80492-001 CURRENT/130883173v17 #95685245v21 Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation. (e) (i) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(d) or (e), Section 2.06(a) or (b), Section 2.18(d) or Section 9.03(c), then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold such amounts in a segregated account over which such Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by such Administrative Agent in its discretion. (f) For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement or any other Loan Document (including the Collateral Agreement and any other Collateral documents), no payments or proceeds of Collateral or other amounts received by an Agent or any Lender from the U.K. Borrower shall be applied, directly or indirectly, as payment in respect of the U.S. Obligations or any other obligations (within the meaning of Code Section 956(c)) of the U.S. Loan Parties. Section 2.19 Mitigation Obligations; Replacement of Lender (a) If any Lender requests compensation under Section 2.15 or Section 2.17, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender requests compensation under Section 2.15 or Section 2.17, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender ceases to make Loans as a result of any of the conditions in Section 2.14 or 2.15, or if any Lender becomes a Defaulting Lender, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the applicable Administrative Agent, (1) terminate the unused Revolving Commitment of such Lender and repay the Loans of such Lender on a non-pro rata basis, or (2) require such Lender (and such Lender shall be obligated) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded

141 3141/80492-001 CURRENT/130883173v17 #95685245v21 participations in LC Disbursements and Swingline Loans and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts), and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. (c) Any Lender being replaced pursuant to Section 2.19(b) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in LC Disbursements, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the applicable Borrower or the applicable Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in LC Disbursements, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 2.16 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the applicable Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. Section 2.20 Incremental Loans. (a) At any time and from time to time prior to the Latest Maturity Date, subject to the terms and express conditions set forth herein, any Borrower may by no less than three (3) Business Days’ prior notice to the applicable Administrative Agent (or such lesser number of days reasonably acceptable to such Administrative Agent), request to add one or more new credit facilities (each, an “Incremental Facility”) denominated, in the case of any Incremental Term Facility, in Dollars or, in the case of any Incremental Revolving Facility, at the option of the applicable Borrower, in Dollars or any Alternative Currency, and consisting of one or more additional tranches of term loans or an increase to an existing Class of Term Loans (each, an “Incremental Term Facility”) or one or more additional tranches of revolving commitments or an increase in an existing Class of Revolving Commitments (each, an “Incremental Revolving Facility”), or a combination thereof, provided that (i) immediately before and after giving effect to each Incremental Facility Amendment and the applicable Incremental Facility, no Event of Default has occurred and is continuing or would result therefrom (except in the case that the proceeds of any Incremental Loans are being used to finance a Permitted Acquisition or other permitted Investments, in which case the standard will be (A) no Event of Default at the time of entering into a definitive agreement with respect thereto and (B) no Event of Default under Sections 7.01(a), (b), (h) or (i) on the date of incurrence thereof) and (ii) subject to the provisos to

142 3141/80492-001 CURRENT/130883173v17 #95685245v21 this sentence, immediately after giving effect to each Incremental Facility Amendment and the applicable Incremental Facility, the Total Secured Net Leverage Ratio (excluding any concurrent borrowings under the Revolving Credit Facility) computed on a Pro Forma Basis shall not exceed 3.00:1.00 or, if the proceeds of the Incremental Facilities will be used to finance a Permitted Acquisition (or an Investment permitted hereunder) and such Incremental Facilities will be unsecured, the Total Net Leverage Ratio computed on a Pro Forma Basis shall not exceed 4.75:1.00 (provided, however, that if the proceeds of Incremental Facilities will be used to finance a Permitted Acquisition (or a similar Investment permitted hereunder), the Total Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, shall be tested as of the date of entering into a definitive written agreement with respect thereto) (assuming, solely for purposes of this Section 2.20 at the time of incurrence and not for any other provision hereunder, that (I) all Incremental Facilities, all Additional Term Notes and all Additional Debt secured by Liens under Section 6.02(hh), in each case established on or prior to such date are (x) fully drawn and (y) secured, whether or not so secured and (II) the proceeds of such Incremental Loans are not included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “Total Secured Net Leverage Ratio”; provided that to the extent the proceeds of such Incremental Loans are to be used to prepay Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be given pro forma effect), provided that the financial incurrence test set forth in clause (ii) of this paragraph (a) shall not apply to the incurrence of an aggregate principal amount of Indebtedness under Incremental Facilities and Unrestricted Additional Term Notes after the Restatement Date not to exceed an amount the Dollar Equivalent (calculated using the Exchange Rate on the date of effectiveness of such Incremental Facility Amendment and Incremental Facility) of which equals $750,000,000 plus the amount of any voluntary prepayments, debt buybacks, repurchases, redemptions and other retirements, and payments by the Borrowers utilizing Section 9.02(c), of the Term Loans and Other Applicable Indebtedness and voluntary permanent reductions of the Revolving Commitments effected after the Restatement Date that are not financed with the incurrence of Credit Agreement Refinancing Indebtedness and that do not reduce the amount of any payment otherwise due pursuant to Section 2.11(d) by operation of the proviso to such clause (such Indebtedness, the “Unrestricted Incremental First Lien Indebtedness”) (it being understood and agreed that (I) the Borrowers shall designate any such Indebtedness as Unrestricted Incremental First Lien Indebtedness on or prior to the date of such incurrence by notice to the applicable Administrative Agent, (II) the Borrowers may redesignate any such Indebtedness originally designated as Unrestricted Incremental First Lien Indebtedness if, at the time of such redesignation, the Borrowers would be permitted to incur under this Section 2.20 the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrowers’ ability to incur Unrestricted Incremental First Lien Indebtedness as of the date of such redesignation by the amount of such Indebtedness so redesignated), (III) if any such Indebtedness is incurred as Unrestricted Incremental First Lien Indebtedness, the Total Secured Net Leverage Ratio shall be permitted to exceed the financial incurrence test set forth in clause (ii) of this paragraph (a) to the extent of such amounts incurred as Unrestricted Incremental First Lien Indebtedness and (IV) the applicable Borrower may elect to incur any Incremental Facilities under the financial incurrence test set forth in clause (ii) of this paragraph (a) regardless of whether the applicable Borrower has the ability to incur Unrestricted Incremental First Lien Indebtedness at such date of incurrence). Each Incremental Facility shall be in an integral multiple of $5,000,000 and be in an aggregate principal amount that is not less than $25,000,000, provided that such amount may be less than $25,000,000

143 3141/80492-001 CURRENT/130883173v17 #95685245v21 and need not be in an integral multiple of $5,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above. (b) Each Incremental Term Facility (i) if made a part of an existing tranche of Term Loans, shall have terms identical to those applicable to such Term Loans or (ii) if consisting of an additional tranche of term loans shall have such terms as determined by the applicable Borrower and the lenders providing such Incremental Term Facility; provided that (A) such Incremental Term Facility shall rank pari passu in right of payment in respect of the Collateral with the Tranche A-1 Term Loans and the Tranche A-2 Term Loans, (B) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, (C) no Incremental Term Facility shall have a final maturity date earlier than and/or Weighted Average Life to Maturity that is shorter than the final maturity date and/or Weighted Average Life to Maturity of the then-remaining Tranche A-1 Term Loans or Tranche A-2 Term Loans (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Tranche A-1 Term Loans or Tranche A-2 Term Loans), (D) for purposes of prepayments, shall be treated no more favorably than the Tranche A-1 Term Loans or Tranche A-2 Term Loans of the Borrowers (as applicable) except those that only apply after the then existing Latest Maturity Date with respect to Term Loans, and (E) the covenants, events of default and guarantees (other than maturity fees, discounts, interest rate, redemption terms and redemption premiums) of such Incremental Term Loans, if not consistent with the terms of the Term Loans, shall not be materially more restrictive to the Loan Parties (as determined in good faith by the applicable Borrower), when taken as a whole, than the terms of the Term Loans unless (x) the Lenders of the Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply only after the applicable Term Loan Maturity Date. (c) Each Incremental Revolving Facility (i) if made a part of the existing tranche of Initial Revolving Commitments shall have terms identical to those applicable to such Class of Initial Revolving Commitments or (ii) if consisting of an additional tranche of revolving loans and commitments shall be subject to substantially the same terms as the Initial Revolving Commitments (other than pricing, fees, maturity and other immaterial terms which shall be determined by the applicable Borrower and the lenders providing such Incremental Revolving Facility); provided that no Incremental Revolving Facility shall have a final maturity date earlier than the then existing Latest Maturity Date with respect to Revolving Commitments. (d) Each notice from a Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to provide Commitments under an Incremental Facility shall be reasonably satisfactory to the applicable Borrower and, in the case of any Incremental Revolving Facility and, to the extent such consent would be required for an assignment of such Loans or Commitments pursuant to Section 9.04, the Issuing Bank (such consent not to be unreasonably withheld, delayed or conditioned) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed

144 3141/80492-001 CURRENT/130883173v17 #95685245v21 by the applicable Borrower, such Additional Lender (in the case of this Agreement and, as appropriate, any other Loan Document, as applicable) and (to the extent it directly adversely amends or modifies the rights or duties of any Administrative Agent and/or the Collateral Agent, each Administrative Agent and/or the Collateral Agent). No Lender shall be obligated to provide any Commitments under an Incremental Facility, unless it so agrees. Commitments in respect of any Incremental Facilities shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Administrative Agents and the applicable Borrower, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)). The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Additional Lenders, be subject to the satisfaction (or waiver) on the date thereof (each, an “Incremental Facility Closing Date”) of the express conditions in respect of such Incremental Facility Amendment to be mutually agreed upon by the Additional Lenders and the applicable Borrower customary for transactions of the type in respect of which the applicable Incremental Facility relates. The proceeds of any Loans under an Incremental Facility will be used, directly or indirectly, for working capital and/or general corporate purposes and/or any other purposes not prohibited hereunder (including, without limitation, Restricted Payments, Acquisitions and other Investments). This Section 2.20 shall supersede any provisions in Section 2.11, Section 2.18 and Section 9.02 to the contrary. (e) Upon each increase in the Revolving Commitments under any Revolving Credit Facility pursuant to this Section 2.20, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit under such Revolving Credit Facility such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in such Letters of Credit under such Revolving Credit Facility held by each Revolving Lender (including each such Incremental Revolving Lender), as applicable, will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders under such Revolving Credit Facility. Additionally, if any Revolving Loans are outstanding under a Revolving Credit Facility at the time any Incremental Revolving Commitments are established, the applicable Revolving Lenders immediately after effectiveness of such Incremental Revolving Commitments shall purchase and assign at par such amounts of the Revolving Loans outstanding under such Revolving Credit Facility at such time as the Revolving Facility Administrative Agent may require such that each Revolving Lender holds its Applicable Percentage of all Revolving Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments. The Revolving Facility Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. Section 2.21 Refinancing Amendments. At any time after the Restatement Date, any Borrower may obtain from any existing Lender or any other Person reasonably satisfactory

145 3141/80492-001 CURRENT/130883173v17 #95685245v21 to such Borrower and, in the case of any Other Revolving Commitments, to the extent such consent would be required for an assignment of such Loans or Commitments pursuant to Section 9.04, the Issuing Bank (any such existing Lender or other Person being called an “Additional Refinancing Lender”), Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of any Class of Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans constituting Term Loans) or (b) all or any portion of the Revolving Commitments (including the corresponding portion of the Revolving Loans) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Commitments (including the corresponding portion of the Other Revolving Loans)), in the form of Other Term Loans, Other Revolving Loans or Other Revolving Commitments in the case of clauses (a) and (b), in each case pursuant to a Refinancing Amendment; provided that (i) such Credit Agreement Refinancing Indebtedness shall rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) such Credit Agreement Refinancing Indebtedness shall have such pricing, interest, fees, premiums and optional prepayment and redemption terms as may be agreed by the applicable Borrower and the Additional Refinancing Lenders thereof, (iii) such Credit Agreement Refinancing Indebtedness shall only be secured by assets consisting of Collateral, (iv) the covenants, events of default and guarantees of such Credit Agreement Refinancing Indebtedness (other than pricing, interest, fees, premiums and optional prepayment), if not consistent with the terms of the Class of Term Loans refinanced, shall not be materially more restrictive to the Loan Parties (as determined in good faith by the applicable Borrower), when taken as a whole, than the terms of such Class of Term Loans unless (x) the Lenders of such Class of Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the applicable Term Loan Maturity Date, (v) such Credit Agreement Refinancing Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness,” and (vi) if such Credit Agreement Refinancing Indebtedness is secured on a junior basis to the Term Loans, the Collateral Agent acting on behalf of the holders of such Indebtedness shall have become party to a Second Lien Intercreditor Agreement; provided that if such Second Lien Intercreditor has not previously been executed and delivered, then the U.S. Borrower, the Subsidiary Loan Parties, the Collateral Agent on behalf of the Secured Parties and on behalf of the holders of such Credit Agreement Refinancing Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. The effectiveness of any Refinancing Amendment shall be subject to such express conditions as are mutually agreed with the participating Additional Refinancing Lenders. Each Class of Credit Agreement Refinancing Indebtedness (other than in connection with an extension of the maturity of a Class of Term Loans, Revolving Loans or Revolving Commitments) incurred under this Section 2.21 shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $25,000,000, provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Credit Agreement Refinancing Indebtedness set forth above. Subject to the consent of the Issuing Banks, any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the U.S. Borrower pursuant to any Other Revolving Commitments established thereby on terms substantially equivalent to the terms applicable to Letters of Credit under this Agreement before giving effect to such Refinancing Amendment. The Administrative Agents shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that,

146 3141/80492-001 CURRENT/130883173v17 #95685245v21 upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary or reasonably advisable to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, or reasonably advisable or appropriate, in the reasonable opinion of the Administrative Agents and the applicable Borrower, to effect the provisions of this Section. This Section 2.21 shall supersede any provisions in Section 2.18 and Section 9.02 to the contrary. Notwithstanding anything to the contrary in this Section 2.21 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on at least a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of Section 2.05(o) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Commitments with a longer maturity date and subject to the consent of the Issuing Bank, all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders in accordance with all other Revolving Commitments (and except as provided in Section 2.05(o), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on at least a pro rata basis with all other Revolving Commitments, except that the applicable Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a non-pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. Section 2.22 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02. (ii) Reallocation of Payments. Any payment of principal, interest, fees, indemnity payments or other amounts received by the applicable Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to such Administrative Agent by that

147 3141/80492-001 CURRENT/130883173v17 #95685245v21 Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by such Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to applicable Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank; third, if so determined by the Revolving Facility Administrative Agent or requested by the Issuing Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrowers may request, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agents and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursement in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Disbursements were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii)Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.12(a) or any default rate of interest pursuant to Section 2.13(c), in each case, for any period during which that Lender is a Defaulting Lender and (A) if the participations in Letters of Credit and Swingline Loans are reallocated pursuant to clause (iv) below, then the fees payable to the Lenders pursuant to Sections 2.12(a) and (b) shall be adjusted to reflect the higher amounts of such participations allocated to such Lenders, and (B) if all or any portion of such Defaulting Lender’s LC Exposure or Swingline Exposure is neither reallocated pursuant to clause (iv) below nor Cash Collateralized pursuant to Section 2.23, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit

148 3141/80492-001 CURRENT/130883173v17 #95685245v21 fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized. (iv) Reallocation of Pro Rata Shares to Reduce LC Exposure and Swingline Exposure. During any period in which there is a Defaulting Lender with a Revolving Commitment, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, the “Applicable Percentage” of each non- Defaulting Lender with a Revolving Commitment, shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender, and such obligation to so acquire, refinance or fund participations in such Letters of Credit or Swingline Loans, as applicable, shall automatically be reallocated among the non-Defaulting Lenders with Revolving Commitments upon such Defaulting Lender becoming a Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in such Letters of Credit or Swingline Loans, as applicable, shall not exceed the positive difference, if any, of (1) the Revolving Commitment, as applicable, of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender. Subject to Section 9.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender with a Revolving Commitment arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Revolving Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) So long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, increase, renew or extend any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure in accordance with this Section 2.22 and/or Cash Collateral will be provided by the U.S. Borrower in accordance with Section 2.23, and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non- Defaulting Lenders in a manner consistent with Section 2.22(a)(iv) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event with respect to a parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to the

149 3141/80492-001 CURRENT/130883173v17 #95685245v21 Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder. (b) Defaulting Lender Cure. If the Borrowers, each Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agents will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agents may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentage without giving effect to Section 2.22(a)(iv), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) So long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, increase, renew or extend any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure in accordance with this Section 2.22 and/or Cash Collateral will be provided by the U.S. Borrower in accordance with Section 2.23, and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iv) (and such Defaulting Lender shall not participate therein). Section 2.23 Cash Collateral. (a) Certain Credit Support Events. If, as of the date of termination of all Revolving Commitments, any LC Exposure for any reason remains outstanding, the U.S. Borrower shall promptly provide Cash Collateral in an amount equal to 103% of the then outstanding amount of all LC Exposure. At any time that there shall exist a Defaulting Lender, on the Business Day following the written request of the Revolving Facility Administrative Agent, the U.S. Borrower shall deliver to the Revolving Facility Administrative Agent Cash Collateral in an amount equal to 103% of all LC Exposure (after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender). If at any time the Revolving Facility Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Revolving Facility Administrative Agent or that the total amount of such funds is less than the aggregate outstanding amount of all LC Exposure in respect of the U.S. Borrower, the U.S. Borrower will, within three (3) Business Days of written demand by the Revolving Facility Administrative Agent, pay to the Revolving Facility Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate outstanding amount over (y) the total amount of funds, if any, then held as Cash Collateral to secure such LC Exposure that the Revolving Facility Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds

150 3141/80492-001 CURRENT/130883173v17 #95685245v21 are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable laws, to reimburse the Issuing Bank. (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest- bearing deposit and/or securities accounts with or established by the Revolving Facility Administrative Agent. The U.S. Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Revolving Facility Administrative Agent, for the benefit of the Revolving Facility Administrative Agent, the Issuing Bank and the applicable Revolving Lenders, and agrees to maintain, a first priority security interest (subject to Liens of the type permitted by Section 6.02) in all such cash, Cash Equivalents, deposit and/or securities accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.23(c). If at any time the Revolving Facility Administrative Agent determines that Cash Collateral is subject to any non-permitted right or claim of any Person other than the Revolving Facility Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than 103% of the applicable LC Exposure and other obligations secured thereby, the U.S. Borrower or the relevant Defaulting Lender will, promptly following written demand by the Revolving Facility Administrative Agent, pay or provide to such Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.23 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Disbursement, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (i) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee) or (ii) the Revolving Facility Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default and (y) the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated LC Exposure or other obligations. Section 2.24 Extensions of Term Loans and Revolving Commitments. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by (i) the applicable Borrower to all Lenders of Term Loans of the applicable Class with a like maturity date or (ii) the applicable Borrower to all Lenders with Revolving Commitments of the applicable Class with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be)

151 3141/80492-001 CURRENT/130883173v17 #95685245v21 and offered on the same terms to each such Lender, the applicable Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule, optional prepayment terms, required prepayment dates and participation in prepayments in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the Initial Tranche A-1 Term Loans, the Initial Tranche A-2 Term Loans and the Initial Revolving Commitments (in each case not so extended), being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied (or waived): (i) except as to interest rates, fees, premiums, amortization, prepayments, AHYDO Catch-Up Payments and final maturity (which shall be determined by the applicable Borrower and set forth in the relevant Extension Offer and which shall be no earlier than the maturity date of the Class of Revolving Commitments for which such Extension Offer was made), the Revolving Commitment of any Revolving Loan Lender that agrees to an Extension with respect to such Revolving Commitment (an “Extending Revolving Loan Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment” and the loans made pursuant thereto, the “Extended Revolving Loans”), and the related outstandings, shall have covenants, events of default and guarantees, if not consistent with the terms of the Revolving Commitments, which shall not be materially more restrictive to the Loan Parties (as determined in good faith by the applicable Borrower), when taken as a whole, than the terms of the Revolving Commitment unless (x) the Revolving Lenders receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Maturity Date (as determined in good faith by the applicable Borrower); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extended Revolving Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis or less with all other Revolving Commitments, (2) all Letters of Credit shall be participated on a pro rata basis or less by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the

152 3141/80492-001 CURRENT/130883173v17 #95685245v21 applicable Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a non-pro rata basis as compared to any other Class with a later maturity date than such Class, (4) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans and (5) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any Initial Revolving Commitments) which have more than four different maturity dates, (ii) except as to interest rates, fees, premiums, amortization, prepayments, AHYDO Catch-Up Payments and final maturity (which shall, subject to the immediately succeeding clauses (iv) and (v), be determined by the applicable Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”, and together with Extending Revolving Loan Lenders, “Extending Lenders”) extended pursuant to any Extension (“Extended Term Loans”) shall have covenants, events of default and guarantees, if not consistent with the terms of the Term Loans, which shall not be materially more restrictive to the Loan Parties (as determined in good faith by the applicable Borrower), when taken as a whole, than the terms of the Term Loans unless (x) the Lenders of the Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Term Loan Maturity Date), (iii)the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date of the Class of Term Loans for which such Extension Offer was made and at no time shall the Term Loans (including Extended Term Loans) have more than six different maturity dates, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans), (v) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the applicable Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which

153 3141/80492-001 CURRENT/130883173v17 #95685245v21 such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing, and (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the applicable Borrower. (b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.24, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the applicable Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the applicable Borrower’s sole discretion and may be waived by the applicable Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agents and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 2.24. (c) No consent of any Lender or any Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof), (ii) with respect to any Extension of the Revolving Commitments, the consent of each Issuing Bank and (iii) to the extent directly adversely amending or modifying the rights or duties of any Administrative Agent beyond those of the type already required to perform under the Loan Documents, each Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided that the applicable Borrower will promptly notify each Administrative Agent of any such Extensions. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agents and, to the extent applicable, the Collateral Agent, to enter into amendments to this Agreement and the other Loan Documents with the Borrowers and other Loan Parties as may be necessary or advisable in order to establish new Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary, advisable or appropriate in the reasonable opinion of the Administrative Agents and the Borrowers in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.24. In addition, any such amendment shall provide that, to the extent consented to by each relevant Issuing Bank, (a) with respect to any Letters of Credit the expiration date for which extend beyond the maturity date for the non-extended Revolving Commitments, participations in such Letters of Credit on such maturity date shall be reallocated from Lenders

154 3141/80492-001 CURRENT/130883173v17 #95685245v21 holding Revolving Commitments to Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment (provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly) and (b) limitations on drawings of Revolving Loans and issuances, extensions and amendments to Letters of Credit shall be implemented giving effect to the foregoing reallocation prior to such reallocation actually occurring to ensure that sufficient Extended Revolving Commitments are available to participate in any such Letters of Credit. No Lender shall be required to participate in any Extension. (d) In connection with any Extension, the applicable Borrower shall provide the Administrative Agents at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agents) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agents, in each case acting reasonably to accomplish the purposes of this Section 2.24. Section 2.25 Term Loan Exchange Notes. (a) Any Borrower may by written notice to the applicable Administrative Agent elect to offer (each a “Permitted Debt Exchange Offer”) to issue to Lenders holding Term Loans under this Agreement first priority senior secured notes and/or junior lien secured notes and/or unsecured notes (the “Term Loan Exchange Notes”) in exchange for the Term Loans (each such exchange, a “Permitted Debt Exchange”); provided that such Term Loan Exchange Notes may not be in an aggregate principal amount greater than the Term Loans being exchanged (the “Base Exchange Amount”) plus unpaid accrued interest and premium (if any) thereon and underwriting discounts, fees, commissions and expenses in connection with the issuance of the Term Loan Exchange Notes, provided that the applicable Borrower may issue Term Loan Exchange Notes in excess of the Base Exchange Amount so long as the incurrence of the Indebtedness in respect of such excess Term Loan Exchange Notes would otherwise be permitted under Section 6.01. Each such notice shall specify the date (each, a “Term Loan Exchange Effective Date”) on which the applicable Borrower proposes that the Term Loan Exchange Notes shall be issued, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the applicable Administrative Agent (or such shorter period as may be agreed by the applicable Administrative Agent); provided that (w) the Weighted Average Life to Maturity of such Term Loan Exchange Notes shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term Loans being exchanged (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) and the Term Loan Exchange Notes shall not have a final maturity before the Term Loan Maturity Date then in effect for the Class or Classes of Term Loans being exchanged (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Term Loan Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof); (x) if secured, such Term Loan Exchange Notes shall rank pari passu or junior in right of payment and of security with or to the Loans being exchanged hereunder; (y) all other terms and

155 3141/80492-001 CURRENT/130883173v17 #95685245v21 conditions (other than maturity, interest rates, pricing, amortization, AHYDO Catch-Up Payments, optional prepayment terms, and fees) applicable to such Term Loan Exchange Notes shall reflect market terms and conditions at the time of incurrence or issuance (as determined in good faith by the applicable Borrower); provided that the Term Loan Exchange Notes shall not have the benefit of any financial maintenance covenant unless (i) the Term Loans have the benefit of such financial maintenance covenant on the same terms or (ii) the Term Loans shall have in the future been provided with the benefit of a financial maintenance covenant, in which case such Term Loan Exchange Notes issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same terms; and (z) the obligations in respect of the Term Loan Exchange Notes (A) shall not be secured by Liens on any asset of the U.S. Borrower and the Restricted Subsidiaries other than assets constituting Collateral, (B) if such Term Loan Exchange Notes are secured, all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect taken as a whole (as determined by the U.S. Borrower) and the representative for such Term Loan Exchange Notes shall enter into a customary intercreditor agreement with the Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (I) any immaterial changes and (II) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations), or (C) shall not be incurred or Guaranteed by any Restricted Subsidiary unless such Restricted Subsidiary is a Loan Party that shall have previously or substantially concurrently Guaranteed or borrowed such Term Loans being exchanged. (b) The applicable Borrower shall offer to issue Term Loan Exchange Notes in exchange for any Class of Term Loans to all Lenders holding such Class of Term Loans (other than any Lender that, if requested by the applicable Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” as defined in Rule 902 under the Securities Act) on a pro rata basis, and such Lenders may choose to accept or decline to receive such Term Loan Exchange Notes in their sole discretion. Any such Term Loans exchanged for Term Loan Exchange Notes shall be automatically and immediately, without further action by any Person, cancelled on the Term Loan Exchange Effective Date for all purposes of this Agreement (and, if requested by the applicable Administrative Agent, any applicable exchanging Lender shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the applicable Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the applicable Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the Term Loan

156 3141/80492-001 CURRENT/130883173v17 #95685245v21 Exchange Effective Date, or, if agreed to by the applicable Borrower and the applicable Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange). (c) If the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the applicable Borrower pursuant to such Permitted Debt Exchange Offer, then the applicable Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for such Class, the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the applicable Borrower pursuant to such Permitted Debt Exchange Offer, then the applicable Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered. (d) With respect to all Permitted Debt Exchanges effected by the applicable Borrower pursuant to this Section 2.25, unless waived by the applicable Borrower, such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing the applicable Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the applicable Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the applicable Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The applicable Administrative Agent and the Lenders hereby acknowledge and agree that this Section 2.25 shall supersede any provisions of Section 2.11, Section 2.18 and Section 9.02 to the contrary, waive the requirements of any other provision of this Agreement or any other Loan Document that may otherwise prohibit the incurrence of any Indebtedness expressly provided for by this Section 2.25 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.25. (e) In connection with each Permitted Debt Exchange, the applicable Borrower shall provide the applicable Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the applicable Administrative Agent) prior written notice thereof, and the applicable Borrower and the applicable Administrative Agent, acting reasonably, shall

157 3141/80492-001 CURRENT/130883173v17 #95685245v21 mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.25; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The applicable Borrower shall provide the final results of such Permitted Debt Exchange to the applicable Administrative Agent no later than one (1) Business Day prior to the proposed date of effectiveness for such Permitted Debt Exchange and the applicable Administrative Agent shall be entitled to conclusively rely on such results. (f) The applicable Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the applicable Administrative Agent nor any Lender assumes any responsibility in connection with the applicable Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended. Section 2.26 U.S. Borrower as Agent. The U.K. Borrower hereby appoints the U.S. Borrower to act as its agent under this Agreement and the other Loan Documents and agrees that (i) any notice or communication delivered by the applicable Administrative Agent or any Lender to the U.S. Borrower shall be deemed delivered to all Borrowers and (ii) the applicable Administrative Agent and the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the U.S. Borrower on behalf of the U.K. Borrower. Notwithstanding any provision to the contrary in this Agreement, the U.K. Borrower shall not be obligated under this Agreement to repay, support or guaranty any of the U.S. Obligations, but shall be obligated only to repay all of the U.K. Obligations, and the proceeds of any payment by the U.K. Borrower shall be applied only to the repayment of such U.K. Obligations. Section 2.27 Sustainability Targets. (a) The parties hereto acknowledge that the Sustainability Targets have not been determined and agreed as of the date of this Agreement and that Schedule 2.27 therefore has been intentionally left blank. The U.S. Borrower may, at any time prior to the first anniversary of the Amendment No. 3 Effective Date, submit a request in writing to the applicable Administrative Agent that this Agreement be amended to include the Sustainability Targets and other related provisions (including without limitation those provisions described in this Section 2.27), to be mutually agreed among the parties hereto in accordance with this Section 2.27 and Section 9.02(b) (such amendment, the “ESG Amendment”) with respect to the Revolving Credit Facility and/or the Tranche A Term Facilities. Such request shall be accompanied by the proposed Sustainability Targets as prepared by the U.S. Borrower in consultation with the Co-Sustainability Structuring Agents and devised with assistance from the Sustainability Assurance Provider, which shall be included as Schedule 2.27 (the “Sustainability Table”) upon execution of the ESG Amendment in accordance with the terms of this Section 2.27. The proposed ESG Amendment shall also include

158 3141/80492-001 CURRENT/130883173v17 #95685245v21 the ESG Pricing Provisions (defined below) and identify the applicable Sustainability Assurance Provider. (b) The applicable Administrative Agent, the Lenders and the U.S. Borrower shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and Sustainability Assurance Provider, and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Targets, including any adjustments to the Applicable Margin and/or Commitment Fee Rate (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than (a) 0.01% in the Commitment Fee Rate and/or (b) 0.05% in the Applicable Margin during any fiscal year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions; provided further that (i) in no event shall the Applicable Margin be less than zero at any time and (ii) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place. The ESG Amendment (including the ESG Pricing Provisions) will become effective once the U.S. Borrower, the applicable Administrative Agent and the Required Revolving Lenders or the Required Tranche A Term Lenders, as applicable, have executed the ESG Amendment. The U.S. Borrower agrees and confirms that the ESG Pricing Provisions shall follow and comply with the SLL Principles. (c) Following the effectiveness of the ESG Amendment, any amendment or other modification to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Margin or the Commitment Fee Rate to a level not otherwise permitted by this Section 2.27 shall be subject only to the consent of the U.S. Borrower and the Required Revolving Lenders or the Required Tranche A Term Lenders, as applicable. ARTICLE III Representations and Warranties The U.S. Borrower and its Restricted Subsidiaries represent and warrant to the Lenders that (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law): Section 3.01 Organization; Powers. Each of the U.S. Borrower and its Restricted Subsidiaries (a) is duly organized or incorporated and validly existing, (b) to the extent such concept is applicable in the corresponding jurisdiction, is in good standing under the laws of the jurisdiction of its organization or incorporation and (c) has all requisite organizational or constitutional power and authority to (i) carry on its business as now conducted and as proposed to be conducted and (ii) execute, deliver and perform its obligations under each Loan Document to which it is a party, except, in the case of clauses (b) only, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.02 Authorization; Enforceability. This Agreement (and the lending transactions contemplated hereby to occur on the Restatement Date, the Amendment No. 1 Effective Date, the Amendment No. 2 Effective Date and the Amendment No. 3 Effective Date)

159 3141/80492-001 CURRENT/130883173v17 #95685245v21 have been duly authorized by all necessary corporate, shareholder or other organizational action by the U.S. Borrower and the U.K. Borrower, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate, shareholder or other organizational action by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the U.S. Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, in each case, in respect of the U.K. Borrower, subject to the U.K. Legal Reservations and the U.K. Perfection Requirements. Section 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, in each case as of the Restatement Date, (ii) filings and registrations of charges necessary to perfect Liens created under the Loan Documents and to release existing Liens (if any), (iii) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, and (iv) (without limiting the generality of the foregoing) in respect of the U.K. Borrower, any U.K. Perfection Requirement, (b) will not violate any Organizational Document of the U.S. Borrower or any other Loan Party, (c) will not violate any Requirement of Law applicable to the U.S. Borrower or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument in each case constituting Material Indebtedness binding upon the U.S. Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the U.S. Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, in each case as of the Restatement Date, and (e) will not result in the creation or imposition of any Lien on any asset of the U.S. Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under Section 6.02, except in the cases of clauses (a), (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.04 Financial Condition; No Material Adverse Change. (a) Each of (i) the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the U.S. Borrower for December 31, 2021 and for the fiscal year then ended and (ii) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the U.S. Borrower for March 31, 2022 and for the fiscal quarter and portion of the U.S. Borrower’s fiscal year then ended, present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and consolidated cash flows of the U.S. Borrower as of such dates and for such periods in accordance in all material respects with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC), subject, in the case of the unaudited financial statements, to normal year-

160 3141/80492-001 CURRENT/130883173v17 #95685245v21 end audit adjustments and to any other adjustments described therein, (including the notes thereto), the absence of footnotes and the inclusion of explanatory notes. (b) Since December 31, 2021, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect. Each Lender and each Administrative Agent hereby acknowledges and agrees that the U.S. Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the respective interpretation thereof or otherwise, and that such restatements will not result in a Default or an Event of Default under the Loan Documents. Section 3.05 Properties. (a) Each of the U.S. Borrower and its Restricted Subsidiaries has good title to, valid leasehold interests in, or rights to use, all of its real and personal property material to its business, except for Liens permitted under Section 6.02 and except where the failure to have such interest would not reasonably be expected to have a Material Adverse Effect. (b) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the U.S. Borrower and its Restricted Subsidiaries own, or are licensed to use, all Intellectual Property that is necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens (other than Liens permitted under Section 6.02), (ii) to the knowledge of either Borrower, all registered and issued Intellectual Property rights owned by the U.S. Borrower and its Restricted Subsidiaries are valid and enforceable, (iii) the conduct of, and the use of Intellectual Property in, the respective businesses of the U.S. Borrower and its Restricted Subsidiaries does not infringe, misappropriate, or otherwise violate the rights of any other Person, and (iv) there are no claims, actions, suits or proceedings pending against or, to the knowledge of either Borrower, threatened in writing against the U.S. Borrower or any Restricted Subsidiary (A) alleging any infringement, misappropriation or violation by the U.S. Borrower or any Restricted Subsidiary of any Intellectual Property right of any other Person, or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by or licensed to the U.S. Borrower or any Restricted Subsidiary. Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of either Borrower, threatened in writing against the U.S. Borrower or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters). (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the U.S. Borrower nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval

161 3141/80492-001 CURRENT/130883173v17 #95685245v21 required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability. Section 3.07 Compliance with Laws. Each of the U.S. Borrower and the Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.08 Investment Company Status. None of the U.S. Borrower nor any other Loan Party is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Section 3.09 Taxes. Each of the U.S. Borrower and its Restricted Subsidiaries (a) has timely filed or caused to be filed all material Tax returns and reports required to have been filed and (b) has paid or caused to be paid all material Taxes required to have been paid by it, except any Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP or applicable foreign accounting principles. Section 3.10 ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect, (b) with respect to each employee benefit plan as defined in Section 3(3) of ERISA, each of any Loan Party (other than the U.K. Borrower) and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, (c) there exists no Unfunded Pension Liability with respect to any Plans that would reasonably be expected to result in a Material Adverse Effect, and (d) each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, neither any Loan Party, any of its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject any Loan Party or any if its Subsidiaries, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $50,000,000 the fair market value of the assets of all such Foreign Pension Plans. Section 3.11 Disclosure. As of the Amendment No. 3 Effective Date, the representations and warranties of the Borrowers contained in any Loan Document or in any other

162 3141/80492-001 CURRENT/130883173v17 #95685245v21 documents, certificates or written statements furnished by or on behalf of the U.S. Borrower or any Restricted Subsidiary to the Administrative Agents in connection with the transactions contemplated hereby (other than projections, estimates, budgets, forecasts, pro forma financial information and other forward-looking information and information of a general economic or general industry nature and other general market data), when taken as a whole, do not, as of the date furnished, contain any untrue statement of a material fact or omit to state any material fact (known to either Borrower, in the case of any document not furnished by it) necessary to make the statements therein not materially misleading in the light of the circumstances under which they were made (after giving effect to all supplements thereto from time to time). Any projections and pro forma financial information contained in such materials (including any Projections) were prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time of delivery thereof, it being understood by the Agents and the Lenders that (i) such projections as to future events (A) are not to be viewed as facts, (B) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and (C) are not a guarantee of performance, (ii) no assurance is given by the Loan Parties that the results forecast in any such projections will be realized and (iii) the actual results during the period or periods covered by any such projections may differ from the forecast results set forth in such projections and such differences may be material. Section 3.12 Labor Matters. As of the Restatement Date, there are no strikes, work stoppages or material labor disputes against the U.S. Borrower or any Restricted Subsidiary pending or, to the actual knowledge of either Borrower, threatened in writing, in each case, that would reasonably be expected to have a Material Adverse Effect. Section 3.13 Subsidiaries. As of the Restatement Date, Schedule 3.13 sets forth the name of, and the ownership by the U.S. Borrower and its Subsidiaries in, each Subsidiary (other than Foreign Subsidiaries which are inactive, dormant or have only de minimis assets) and identifies each Subsidiary that is a Loan Party as of the Restatement Date; provided that inaccuracies in the name and ownership of any Foreign Subsidiary that is not a Material Subsidiary shall be deemed not material for all purposes under this Agreement and the other Loan Documents. Section 3.14 Solvency. As of the Amendment No. 3 Effective Date, after giving effect to the consummation of the Transactions, the U.S. Borrower and its Restricted Subsidiaries, when taken as a whole, are Solvent. Section 3.15 Federal Reserve Regulations. (a) None of the U.S. Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X. Section 3.16 [Reserved].

163 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 3.17 Use of Proceeds. The proceeds of the Term Loans and the Revolving Loans will be used in accordance with Section 5.09; provided that the proceeds of any Incremental Facility may be used for any purpose agreed to by the lenders thereof. Section 3.18 Security Documents. The Security Documents are effective to create in favor of the Collateral Agent for the benefit of the applicable Secured Parties legal, valid and enforceable (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) any filings, notices and recordings and other perfection requirements necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (which filings, notices or recordings shall be made to the extent required by any Security Document) and (c) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries) first priority Liens on, and security interests in, the Collateral (subject to Liens permitted under this Agreement) and, (i) when all appropriate filings, notices or recordings are made in the appropriate offices, corporate records or with the appropriate Persons as may be required under applicable laws and any Security Document (which filings, notices or recordings shall be made to the extent required by any Security Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), the Collateral Agent will have fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent such Liens and Security interests can be perfected by such filings, notices, recordings, possession or control. Section 3.19 OFAC; FCPA; Patriot Act. (a) None of the U.S. Borrower or any of its Restricted Subsidiaries, nor any director or officer thereof, nor, to the knowledge of either Borrower, any employee, agent or affiliate of the U.S. Borrower or any of its Restricted Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and Syria). (b) The U.S. Borrower and the other Loan Parties are in compliance in all material respects with the Patriot Act (to the extent applicable) and all applicable anti-corruption laws, anti- money laundering laws and Sanctions. The U.S. Borrower has implemented and maintains policies and procedures reasonably designed to ensure compliance by the U.S. Borrower and its Subsidiaries with all applicable anti-corruption laws (including without limitation the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”)) and Sanctions.

164 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 3.20 No Filing or Stamp Taxes. Other than any U.K. Perfection Requirement, under the laws of its jurisdiction of establishment or incorporation of each Borrower and Restricted Subsidiary it is not necessary that the Loan Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Loan Documents or the transactions contemplated by the Loan Documents. For the avoidance of doubt, this Section 3.20 shall not apply to the U.K. Borrower with respect to any Assignment and Assumption. Section 3.21 Beneficial Ownership Certification. As of the Amendment No. 1 Effective Date, the Amendment No. 2 Effective Date and the Amendment No. 3 Effective Date, the information included in the applicable Beneficial Ownership Certification delivered on such date is true and correct in all respects. Section 3.22 Affected Financial Institution. No Loan Party is an Affected Financial Institution. ARTICLE IV Conditions Section 4.01 Restatement Date. This Agreement and the obligations of the Lenders to make the extensions of credit to be made hereunder and to perform the other transactions required to be performed on the Restatement Date shall not become effective until the date on which each of the following express conditions is satisfied or waived: (a) Each Administrative Agent (or its counsel) shall have received: (A) from each party hereto counterparts of this Agreement signed on behalf of such party, together with all Schedules hereto, (B) from each party thereto executed counterparts of a Successor Collateral Agent Agreement and Guaranty Reaffirmation, (C) from the U.S. Borrower, a Note executed by the U.S. Borrower for each Lender that requests such a Note at least three (3) Business Days in advance of the Restatement Date, (D) with respect to each Loan Party, UCC-1 or UCC-3 financing statements in a form appropriate for filing in the state of organization of such Loan Party, (E) executed IP Security Agreements (as defined in the Collateral Agreement) as required pursuant to the Collateral Agreement (F) delivery of stock certificates for certificated Equity Interests of each material Domestic Restricted Subsidiary that constitutes Collateral, together with appropriate instruments of transfer endorsed in blank, (G) all agreements or instruments representing or evidencing the Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank and (H) the results of a search of the UCC filings and of such tax and judgment lien searches and such searches from the U.S. Patent and Trademark Office and the U.S. Copyright Office as reasonably requested by any Administrative Agent at least three (3) Business Days prior to the Restatement Date, and copies of the financing statements (or similar documents) disclosed by such search; provided, in each case, that to the extent any lien search, delivery of evidence of insurance, guarantee or any Collateral or any security interests therein (including the creation or perfection of any security interest) (other than (x) grants of Collateral subject to the UCC that may be perfected by the filing of UCC financing statements and (y) the delivery of stock certificates for certificated stock of each Domestic Subsidiary that is not Excluded Property) is not or cannot

165 3141/80492-001 CURRENT/130883173v17 #95685245v21 be provided or perfected on the Restatement Date after the U.S. Borrower’s use of commercially reasonable efforts to do so, without undue burden or expense, the delivery of such lien search, evidence of insurance, guarantee and/or any Collateral (and perfecting of security interests therein) shall not constitute a condition precedent to the availability of the Initial Tranche A Term Loans, the Initial Tranche B Term Loans (as defined in this Agreement as of the Restatement Date) and the Revolving Borrowing on the Restatement Date but shall be required to be delivered pursuant to Section 5.16. (b) Each Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agents and the Lenders and dated the Restatement Date) of Kirkland & Ellis LLP, California, New York and Illinois counsel for the Loan Parties. (c) Each Administrative Agent shall have received: (i) a copy of each Organizational Document of the U.S. Borrower and the Subsidiary Loan Parties and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party as of the Restatement Date; (iii) resolutions of the board of directors or similar governing body of the U.S. Borrower and the Subsidiary Loan Parties approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party as of the Restatement Date, certified as of the Restatement Date by such Loan Party as being in full force and effect without modification or amendment; and (iv) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of the U.S. Borrower and the Subsidiary Loan Parties jurisdiction of incorporation, organization or formation dated a recent date prior to the Restatement Date; provided that, with respect to any Loan Party on the Restatement Date that is a Foreign Subsidiary, in lieu of delivery of the items set forth in clauses (i) through (iv), such Loan Party shall deliver a customary director’s certificate, including customary attachments thereto. (d) The Administrative Agents shall have received all fees and other amounts due and payable by any Loan Party on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable documented fees, charges and disbursements of outside counsel) required to be reimbursed or paid by the U.S. Borrower under any Loan Document, provided that any such fees and other amounts to be paid as a condition to the Restatement Date must be invoiced at least two (2) Business Days prior to the Restatement Date and may be offset against the proceeds of the Tranche A Term Loans, Tranche B Term Loans (as defined in this Agreement as of the Restatement Date) or Revolving Borrowing, as applicable, on the Restatement Date. (e) The Administrative Agents shall have received a Solvency Certificate. (f) Each Administrative Agent shall have received at least two (2) Business Days prior to the Restatement Date such “know your customer” anti-money laundering rules and Patriot Act information about the U.S. Borrower and the Subsidiary Loan Parties as they shall have reasonably requested in writing at least ten (10) Business Days prior to the Restatement Date.

166 3141/80492-001 CURRENT/130883173v17 #95685245v21 (g) The representations and warranties contained in Article III shall, in each case, be true and correct in all material respects as of the Restatement Date (or true and correct in all material respects as of a specified date, if earlier). (h) Substantially simultaneously with the funding of Loans on the Restatement Date, the Existing Term Loans (as defined in this Agreement as of the Restatement Date) and all accrued and unpaid interest and fees (other than letter of credit fronting fees, which shall continue to accrue) and other amounts owing under the Existing Credit Agreement (except the principal amount of the Loans converted or continued thereunder) shall have been paid by the U.S. Borrower under the Existing Credit Agreement. For purposes of determining whether the conditions set forth in this Section 4.01 have been satisfied, by releasing its signature page hereto or to an Assignment and Assumption, the Administrative Agents and each Lender party hereto shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, the applicable Administrative Agent or such Lender, as the case may be. Section 4.02 Each Credit Event. The obligation of (i) each Lender to make a Loan on the occasion of any Borrowing, including on the Restatement Date, the Amendment No. 1 Effective Date, the Amendment No. 2 Effective Date and the Amendment No. 3 Effective Date, and (ii) the Issuing Bank to issue, renew, increase or extend any Letter of Credit (each event referred to in clause (i) and (ii) above, a “Credit Event”), is subject to receipt of the request therefor in accordance herewith and to the satisfaction (or waiver) of the following express conditions: (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the date of such Credit Event (or true and correct in all material respects as of a specified date, if earlier); provided that in the case of any Incremental Facility the proceeds of which will be used to finance a Permitted Acquisition or similar permitted Investment, such representations shall be limited to customary “SunGard” specified representations. (b) At the time of and immediately after giving effect to such Credit Event, no Default or Event of Default shall have occurred and be continuing, subject to clause (i) of the proviso to Section 2.20(a). (c) The applicable Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03. Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, renewal, increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

167 3141/80492-001 CURRENT/130883173v17 #95685245v21 ARTICLE V Affirmative Covenants From and after the Restatement Date and until the Termination Date, each of the U.S. Borrower and its Restricted Subsidiaries (except in the case of the covenants set forth in Section 5.01 and Section 5.02) covenants and agrees with the Lenders that: Section 5.01 Financial Statements and Other Information. The U.S. Borrower will furnish to the Administrative Agents which will furnish to the Lenders: (a) within ninety (90) days after the end of each fiscal year of the U.S. Borrower, the audited consolidated balance sheet and audited consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such year for the U.S. Borrower and its Subsidiaries, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP, independent public accountants of recognized national standing or other independent public accountants reasonably acceptable to the Administrative Agents, with an unmodified report by such independent public accountants without an emphasis of matter paragraph related to going concern as defined by Statement on Accounting Standards AU-C Section 570 “The Auditor’s Consideration of an Entity’s Ability to Continue as a Going Concern” (or any similar statement under any amended or successor rule as may be adopted by the Auditing Standards Board from time to time) (except to the extent such emphasis paragraph results solely from (i) a current maturity of the Loans, the Term Loan Exchange Notes, the Additional Term Notes, the Unrestricted Additional Term Notes, the Refinancing Notes or the Senior Notes or (ii) any potential inability to satisfy the covenants under Section 6.11 on a future date or in a future period) and, for avoidance of doubt, without modification as to the scope of such audit, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance in all material respects with GAAP (except as otherwise disclosed in such financial statements) and a customary management discussion and analysis of the financial condition and results of operations for such period; (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the U.S. Borrower, the unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year for the U.S. Borrower and its Subsidiaries, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its Subsidiaries, subject to normal year-end audit adjustments and the absence of footnotes, and a customary management discussion and analysis of the financial condition and results of operations for such period; (c) concurrently with the delivery of any financial statements under paragraphs (a) and (b) above, a Compliance Certificate (i) certifying as to whether a Default exists and, if a Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the covenants contained in Section 6.11, demonstrating compliance with such covenants and (iii) stating whether any material

168 3141/80492-001 CURRENT/130883173v17 #95685245v21 change in GAAP or in the application thereof has occurred since the date of the then most recently delivered audited financial statements that would affect the compliance or non-compliance with any financial ratio or requirement in this Agreement and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; (d) not later than ninety (90) days after the end of each fiscal year of the U.S. Borrower, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the U.S. Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 5.01(a) setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), it being understood and agreed that any financial or business projections furnished by any Loan Party (i)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Loan Parties, (B) no assurance is given by the Loan Parties that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (ii) are not a guarantee of performance; (e) promptly after the same become publicly available, copies of all material periodic and other reports, proxy statements and other materials filed by the U.S. Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange; (f) (i) simultaneously with the delivery of each set of consolidated financial statements referred to in Section 5.01(a) or (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and (g) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the U.S. Borrower or any Restricted Subsidiary as either Administrative Agent may reasonably request, including information requested on behalf of any Lender to comply with Section 9.14; provided that none of the U.S. Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to any Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product. Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the U.S. Borrower and its Subsidiaries by furnishing (A) the applicable consolidated financial statements of any direct or indirect parent of the U.S. Borrower that, directly or indirectly, holds all of the Equity Interests of the U.S. Borrower or (B) the U.S. Borrower’s (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or another independent registered public accounting firm of nationally recognized standing or other Person reasonably acceptable to the Administrative Agents, with an unmodified report by such independent public accountants without an emphasis of matter paragraph related to

169 3141/80492-001 CURRENT/130883173v17 #95685245v21 going concern as defined by Statement on Accounting Standards AU-C Section 570 “The Auditor’s Consideration of an Entity’s Ability to Continue as a Going Concern” (or any similar statement under any amended or successor rule as may be adopted by the Auditing Standards Board from time to time) (except to the extent such emphasis paragraph results solely from (i) a current maturity of the Loans, the Term Loan Exchange Notes, the Additional Term Notes, the Unrestricted Additional Term Notes, the Refinancing Notes or the Senior Notes or (ii) any potential inability to satisfy the covenants under Section 6.11 on a future date or in a future period) and, for avoidance of doubt, without modification as to the scope of such audit, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance in all material respects with GAAP (except as otherwise disclosed in such financial statements). Any financial statements or other documents, reports, proxy statements or other materials (to the extent any such financial statements or documents, reports, proxy statements or other materials are included in materials otherwise filed with the SEC) required to be delivered pursuant to this Section 5.01 may be satisfied with respect to such financial statements or other documents, reports, proxy statements or other materials by the filing of the U.S. Borrower’s Form 8-K, 10-K or 10-Q, as applicable, with the SEC. All financial statements and other documents, reports, proxy statements or other materials required to be delivered pursuant to this Section 5.01 or Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov, (ii) on which the U.S. Borrower posts such documents, or provide a link thereto, on the U.S. Borrower’s website or (iii) on which such documents are posted on the U.S. Borrower’s behalf on an Internet or Intranet website, if any, to which each Administrative Agent and each Lender has access (whether a commercial third-party website or a website sponsored by an Administrative Agent), provided that (A) the U.S. Borrower shall, at the request of any Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission (including Adobe pdf copy)) of such documents to each Administrative Agent and (B) the U.S. Borrower shall notify (which notification may be by facsimile or electronic transmission (including Adobe pdf copy)) each Administrative Agent of the posting of any such documents on any website. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agents and maintaining its copies of such documents. Each Lender and each Administrative Agent hereby acknowledges and agrees that the U.S. Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the respective interpretation thereof or otherwise, and that such restatements will not result in a Default or an Event of Default under the Loan Documents. The Borrowers hereby acknowledges that (a) each Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non- public information with respect to the U.S. Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities

170 3141/80492-001 CURRENT/130883173v17 #95685245v21 with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that are to be made available to Public Lenders by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agents, the Joint Lead Arranger, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to each Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall remain subject to the provisions of Section 9.12). All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and the Administrative Agents shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” (it being understood that the Borrowers shall be under no obligation to mark the Borrower Materials “PUBLIC”). Notwithstanding the foregoing, to the extent the Borrowers have had a reasonable opportunity to review, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrowers notify the Administrative Agents promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Loans. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States federal or state securities laws. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENTS IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. Section 5.02 Notices of Material Events. The U.S. Borrower will furnish to each Administrative Agent (for distribution to each Lender through the Administrative Agents) prompt written notice of a Responsible Officer of either Borrower’s obtaining knowledge of any of the following: (a) the occurrence of any Default or Event of Default, in each case, except to the extent the Administrative Agents shall have furnished the U.S. Borrower written notice thereof;

171 3141/80492-001 CURRENT/130883173v17 #95685245v21 (b) to the knowledge of a Responsible Officer of either Borrower, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or threatened in writing against the U.S. Borrower or any Restricted Subsidiary that would reasonably be expected to be adversely determined and if adversely determined, would reasonably be expected to result, after giving effect to the coverage and policy limits of applicable insurance policies, in a Material Adverse Effect; (c) the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect; and (d) any other development (including notice of any claim or condition arising under or relating to any Environmental Law) that results in, or would reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Documents required to be delivered pursuant to this Section 5.02 may be delivered electronically in accordance with Section 5.01. Section 5.03 Existence; Conduct of Business. The U.S. Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect (a) its legal existence (except as otherwise permitted hereunder), (b) the business licenses, permits, privileges, franchises and other rights, other than Intellectual Property rights (which are covered in clause (c)), necessary to conduct its business and (c) the Intellectual Property rights owned by the U.S. Borrower or a Restricted Subsidiary and necessary to conduct their respective businesses, except, in the case of clauses (a) (other than with respect to the Borrowers), (b) and (c), to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder. Section 5.04 Payment of Taxes. The U.S. Borrower will, and will cause each Restricted Subsidiary to, pay all Tax liabilities, before any penalty accrues thereon, except where (a)(i) any such payment is being contested in good faith by appropriate proceedings and (ii) the U.S. Borrower or such Restricted Subsidiary has set aside on its books adequate reserves or other appropriate provision with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect. Section 5.05 Maintenance of Properties. Except if the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the U.S. Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business (other than any tangible property referenced in Section 5.03 and Intellectual Property) in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder.

172 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 5.06 Insurance. The U.S. Borrower will, and the U.S. Borrower will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (after giving effect to any self-insurance reasonable and customary for similarly-situated Persons engaged in the same or similar business) and against such risks as are (i) customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations as reasonably determined by management of the U.S. Borrower and (ii) considered adequate by the U.S. Borrower. The U.S. Borrower will furnish to the Administrative Agents, promptly following written request, information in reasonable detail as to the insurance so maintained; provided that so long as no Event of Default has occurred and is continuing, the U.S. Borrower shall only be required to provide such information one time in any fiscal year of the U.S. Borrower. No later than ninety (90) days (as such period may be extended in the reasonable discretion of the Collateral Agent) after the Restatement Date (or the date any such insurance is obtained, renewed or extended in the case of insurance obtained, renewed or extended after the Restatement Date), the U.S. Borrower will cause all property and casualty insurance policies with respect to Collateral to be endorsed or otherwise amended to include a lender’s loss payable, mortgagee or additional insured, as applicable, endorsement, or otherwise reasonably satisfactory to the Collateral Agent. Section 5.07 Books and Records; Inspection and Audit Rights. The U.S. Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries (in all material respects) are made of all material financial transactions in relation to its business and activities. The U.S. Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agents, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested, provided that only the Administrative Agents on behalf of the Lenders may exercise rights under this Section 5.07 and the Administrative Agents shall not exercise such rights more often than one time during any fiscal year absent the existence of an Event of Default and, in any event, only one such time shall be at the U.S. Borrower’s expense, and provided, further, that when an Event of Default has occurred and is continuing the Administrative Agents (or any of their designated representatives) may do any of the foregoing at the expense of the U.S. Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agents shall provide the U.S. Borrower the opportunity to participate in any discussions with any such independent accountants. Notwithstanding anything to the contrary in this Section 5.07, neither the U.S. Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agents or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product. Section 5.08 Compliance with Laws. The U.S. Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

173 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 5.09 Use of Proceeds. (a) The proceeds of the Initial Tranche A-1 Term Loans, the Initial Tranche A-2 Term Loans and any Revolving Loans borrowed on the Amendment No. 3 Effective Date will be used, together with cash on hand to consummate the Transactions, to repay the Existing Amendment No. 3 Term Loans and to pay all or a portion of the Transaction Costs associated therewith. (b) The proceeds of the Revolving Loans and Letters of Credit and any other Loans borrowed after the Amendment No. 3 Effective Date will be used for working capital, capital expenditures, general corporate purposes and any other purpose of the U.S. Borrower and its Subsidiaries not otherwise prohibited under this Agreement (including, without limitation, Restricted Payments, Investments, Acquisitions and to fund Transaction Costs). (c) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. Section 5.10 Execution of Subsidiary Guaranty and Security Documents after the Restatement Date. (a) Subject to Section 5.11(b), (c) and (d), in the event that any Person becomes a Domestic Restricted Subsidiary (including any Unrestricted Subsidiary that becomes a Domestic Restricted Subsidiary) after the Restatement Date (other than any Domestic Restricted Subsidiary for so long as it is an Excluded Subsidiary) or any Domestic Restricted Subsidiary (including any Electing Guarantor) ceases to be an Excluded Subsidiary, the U.S. Borrower or other applicable Loan Parties will promptly (and in no event later than forty-five (45) days thereafter or such later date as each Administrative Agent may agree in its reasonable discretion) notify the Administrative Agents of that fact and cause such Domestic Restricted Subsidiary to execute and deliver to the Administrative Agents counterparts of the Subsidiary Guaranty and Collateral Agreement and each other Security Document and to take all such further actions and execute all such further documents and instruments as required by the Collateral Agreement and each other Security Document to secure the Secured Obligations for the benefit of the Secured Parties (including all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agents). In addition, as and to the extent provided in the Collateral Agreement, as applicable, (subject to all applicable exceptions and limitations therein and herein), the applicable Loan Party shall deliver to the Collateral Agent all certificates, if any, representing Equity Interests of such Domestic Restricted Subsidiary (accompanied by undated stock powers, duly endorsed in blank) and any other possessory Collateral, in each case as required thereunder. Under no circumstance will any Loan Party be required to execute any Security Documents governed by the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia. (b) Subject to Section 5.11(b), (c) and (d), in the event that any Person becomes a Domestic Restricted Subsidiary after the Restatement Date (other than any Domestic Restricted Subsidiary for so long as it is an Excluded Subsidiary), concurrently with the execution and delivery of counterparts to the Subsidiary Guaranty and Collateral Agreement pursuant to Section

174 3141/80492-001 CURRENT/130883173v17 #95685245v21 5.10(a), such Domestic Restricted Subsidiary shall deliver to the Administrative Agents, (i) certified copies of such Domestic Restricted Subsidiary’s Organizational Documents or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Domestic Restricted Subsidiary, and (ii) a certificate executed on behalf of such Domestic Restricted Subsidiary by the secretary or similar officer of such Domestic Restricted Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Domestic Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Domestic Restricted Subsidiary executing such Loan Documents. (c) If, at any time, (x) (i) a Restricted Subsidiary is designated as an Unrestricted Subsidiary or an Immaterial Subsidiary in accordance with this Agreement or (ii) an Electing Guarantor has been re-designated (at the option, and in the sole discretion, of the U.S. Borrower in accordance with Section 5.12(b)) as an Excluded Subsidiary, the Collateral Agent shall release such Subsidiary from any Subsidiary Guaranty and all Security Documents to which it may be a party and to the extent such Subsidiary’s Equity Interests were pledged (or otherwise secured) as Collateral, such pledge (or other security) shall be released and, upon the request of any Loan Party, any certificates in respect thereof shall be promptly returned to the applicable Loan Party or (y) solely with respect to the Obligations, adverse tax consequences could (in the good faith determination of the U.S. Borrower in consultation with the Administrative Agents) result (i) from any Security Document executed and delivered by any Subsidiary of the U.S. Borrower that is a Foreign Subsidiary or any CFC Holding Company, the Collateral Agent shall release such Restricted Subsidiary from any such Security Document, or (ii) from any Lien granted under any Loan Document in respect of the Equity Interests in any Foreign Subsidiary or CFC Holding Company, such Lien shall be released. Notwithstanding the foregoing, in no event shall Equity Interests of any Unrestricted Subsidiary or any of such Unrestricted Subsidiary’s assets constitute Collateral, and the Administrative Agents and Collateral Agent shall take all actions required hereunder and under the other Loan Documents to effect the foregoing. (d) Notwithstanding anything herein to the contrary, the release of any Guarantee solely as a result of such Loan Party ceasing to be a wholly-owned Subsidiary pursuant to a transaction with an Affiliate shall only be permitted if, at the time such Loan Party ceases to be a wholly-owned Subsidiary, the primary purpose of such transaction was not to evade the Guarantee and the fair market value of such Subsidiary at the time it is released of its Guarantee shall be treated as an Investment by the Borrowers at the time of such release (and such release shall only be permitted if such deemed Investment is permitted). Section 5.11 Further Assurances. (a) Subject to Section 5.10 and Section 5.11(b), (c) and (d) and the terms, conditions and provisions of the Security Documents applicable to such Loan Party, the Borrowers shall, and shall cause the other Loan Parties to, promptly upon reasonable request by any Administrative Agent or the Collateral Agent (i) correct any jointly identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds,

175 3141/80492-001 CURRENT/130883173v17 #95685245v21 certificates, assurances and other instruments as any Administrative Agent or the Collateral Agent may reasonably request from time to time, and in order to carry out more effectively the purposes thereof, in each case, to the extent required by this Agreement and the Security Documents. (b) Notwithstanding anything in this Agreement or any Security Document to the contrary: (i) neither of the Administrative Agents nor the Collateral Agent shall take, and the Loan Parties shall not be required to grant, a security interest in any Excluded Property; (ii) any security interest required to be granted or any action required to be taken, including to perfect such security interest, shall be subject to the same exceptions and limitations as those set forth in the Security Documents; (iii) no Loan Party shall be required, nor shall the Administrative Agents or the Collateral Agent be authorized, except with respect to the pledge of 65% of the Equity Interests of first tier Foreign Subsidiaries, in each case, as set forth in Section 5.10(a), to perfect any pledges, charges, assignments, security interests and mortgages in any Collateral by any means other than (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) filings of intellectual property security agreements in the United States Patent and Trademark Office or United States Copyright Office with respect to issued, registered or applied-for United States Intellectual Property as expressly required by the Loan Documents, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of intercompany notes in an amount individually in excess of $5,000,000, stock certificates of the U.S. Borrower and its Restricted Subsidiaries and other instruments issued to any Loan Party in an amount individually in excess of $5,000,000, and (D) necessary perfection steps with respect to Commercial Tort Claims and Letter of Credit Rights, in each case, in an amount individually in excess of $5,000,000, and other than as expressly required by Section 5.10(a) or (b), no Loan Party or any Domestic Restricted Subsidiary shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States of America, any State thereof or the District of Columbia); (iv) no Loan Party shall have any obligation under any Loan Document to enter into any landlord, bailee or warehousemen waiver, estoppel or consent or any other document of similar effect; (v) in no event shall any Loan Party be required to take any action to perfect the security interest granted under the Security Documents in Collateral consisting of (A) cash or Cash Equivalents, (B) entering into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account (including securities entitlements and related assets credited thereto) or (C) other assets requiring perfection through the implementation of control agreements or perfection by “control” (other than possession by the Collateral Agent to the extent expressly required under the Security Documents) in each case under this clause (v), except, in each case, to the extent such perfection may be achieved by the filing of a UCC financing statement; and (vi) no Loan Party shall be required to enter into any source code escrow arrangement or be obligated to register Intellectual Property. (c) Neither the Administrative Agents nor the Collateral Agent shall obtain or perfect a security interest in any assets of any Loan Party as to which any Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining or perfecting such security interest is excessive in relation to the benefit to the Lenders of the security afforded thereby (such comparison to be determined in a manner consistent with any such determination made in connection with the Closing Date) or would otherwise violate applicable law.

176 3141/80492-001 CURRENT/130883173v17 #95685245v21 (d) Notwithstanding anything in this Agreement or any Security Document to the contrary, each Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Section 5.10 and Section 5.11 in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the U.S. Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document. Section 5.12 Designation of Subsidiaries. (a) The U.S. Borrower may designate (or re-designate) any Restricted Subsidiary (other than the U.K. Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Event of Default shall have occurred and be continuing. The designation of any such Subsidiary as an Unrestricted Subsidiary after the Restatement Date in accordance with this Section 5.12(a) shall constitute an Investment by the U.S. Borrower or the relevant Restricted Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the U.S. Borrower) of the Investments held by the U.S. Borrower and/or the applicable Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to such designation. Upon any such designation (but without duplication of any amount reducing such Investment in such Unrestricted Subsidiary pursuant to the definition of “Investment”), the U.S. Borrower and/or the applicable Restricted Subsidiaries shall receive a credit against the applicable clause in Section 6.04 that was utilized for the Investment in such Unrestricted Subsidiary for all Returns in respect of such Investment. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Section 5.12 shall constitute the incurrence by such Restricted Subsidiary at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time (to the extent assumed). (b) The U.S. Borrower may designate (or re-designate) any Restricted Subsidiary that is an Excluded Subsidiary, as an Electing Guarantor. The U.S. Borrower may designate (or re- designate) any Electing Guarantor as an Excluded Subsidiary; provided that (i) after giving effect to such release, such Restricted Subsidiary shall not be a guarantor of Senior Notes, any Credit Agreement Refinancing Indebtedness, any Additional Term Notes, any Unrestricted Additional Term Notes, any Term Loan Exchange Notes or any Additional Debt, (ii) such redesignation shall constitute an Investment by the U.S. Borrower or the relevant Restricted Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the U.S. Borrower) of the Investments held by the U.S. Borrower and/or the Restricted Subsidiaries in such Electing Guarantor immediately prior to such re-designation and such Investments shall otherwise be permitted hereunder and (iii) any Indebtedness or Liens of such Restricted Subsidiary (after giving effect to such release) shall be deemed to be incurred at the time of such release by such Electing Guarantor and such incurrence shall otherwise be permitted hereunder. (c) Notwithstanding anything herein to the contrary, the U.S. Borrower may not designate as an Unrestricted Subsidiary any Subsidiary that owns Material Intellectual Property at the time of such designation.

177 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 5.13 Conduct of Business. From and after the Restatement Date, the U.S. Borrower and its Restricted Subsidiaries will engage only in lines of business of the type engaged in by the U.S. Borrower and its Restricted Subsidiaries on the Restatement Date and similar, ancillary, supportive, complementary, synergetic or related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any Acquisition or permitted Investment or other immaterial businesses). Section 5.14 Maintenance of Ratings. The U.S. Borrower will use commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the U.S. Borrower, and a public rating of the Loans by each of S&P and Moody’s but not, in each case, any specific rating. Section 5.15 [Reserved]. Section 5.16 Post-Closing Covenants. The U.S. Borrower agrees to deliver, or cause to be delivered, to the Administrative Agents, the items described on Schedule 5.16 on the dates and by the times specified with respect to such items, or such later time as may be agreed to by the Administrative Agents in their reasonable discretion. Section 5.17 Transactions with Affiliates. The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, with a fair market value in excess of $20,000,000 except (a) transactions at prices and on terms and conditions (taken as a whole) not materially less favorable to the U.S. Borrower or such Restricted Subsidiary than could reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties (as determined in good faith by the U.S. Borrower); (b) transactions between or among the U.S. Borrower and the Loan Parties (or any entity that becomes a Loan Party as a result of such transaction) not involving any other Affiliate; (c) loans or advances to employees, officers and directors permitted under Section 6.04; (d) payroll, travel and similar advances to cover matters permitted under Section 6.04; (e) the payment of reasonable fees and reimbursement of out-of- pocket expenses to directors of the U.S. Borrower or any Restricted Subsidiary; (f) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of the U.S. Borrower or the Subsidiaries in the ordinary course of business, including in connection with any transaction permitted hereunder; (g) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans; (h) payment of fees and expenses pursuant to the Transactions; (i) any Restricted Payment and payments on Indebtedness not prohibited by Section 6.06; (j) any transaction among the U.S. Borrower and its Subsidiaries for the sharing of liabilities for taxes so long as the payments made pursuant to such transaction are made by and among the members of the U.S. Borrower’s “affiliated group” (as defined in the Code); (k) transactions between and among the Borrowers and the Guarantors which are in the ordinary course of business; (l) [reserved]; (m) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such

178 3141/80492-001 CURRENT/130883173v17 #95685245v21 Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; (n) any customary transaction with a Receivables Facility, Qualified Securitization Financing or a Securitization Subsidiary effected as part of a Qualified Securitization Financing; (o) any Intercompany License Agreements; (p) transactions set forth on Schedule 5.17, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Secured Parties in any material respect (taken as a whole); (q) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the U.S. Borrower and the Restricted Subsidiaries in such joint venture) in the ordinary course of business; (r) loans and other transactions by and among the U.S. Borrower and its Restricted Subsidiaries; (s) transactions by the U.S. Borrower and its Restricted Subsidiaries with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the U.S. Borrower and the Restricted Subsidiaries, as determined in good faith by the board of directors or the senior management of the relevant Person, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (t) any transaction between or among the U.S. Borrower or any Restricted Subsidiary and any Affiliate of the U.S. Borrower or a Joint Venture or similar entity that would constitute an Affiliate transaction solely because the U.S. Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Joint Venture or similar entity; and (u) transactions in which the U.S. Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agents a letter from an independent financial advisor stating that such transaction is fair to the U.S. Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of this Section 5.17. ARTICLE VI Negative Covenants From and after the Restatement Date and until the Termination Date, each of the U.S. Borrower and its Restricted Subsidiaries covenants and agrees with the Lenders that: Section 6.01 Indebtedness; Certain Equity Securities. The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: (a) Indebtedness created under the Loan Documents; (b) Indebtedness of the U.S. Borrower or any other Restricted Subsidiary to the U.S. Borrower or any other Restricted Subsidiary, provided that (1) Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party shall, in each case, be incurred (x) in the ordinary course of business (which includes pursuant to any Intercompany License Agreement), (y) [reserved] or (z) as otherwise permitted by Section 6.04 (other than due to Section 6.04(aa)) and (2) Indebtedness of any Loan Party owing to a Restricted Subsidiary that is not a

179 3141/80492-001 CURRENT/130883173v17 #95685245v21 Loan Party shall be subordinated to the Obligations on terms which prohibit the repayment thereof after the acceleration of the Loans or bankruptcy of such Loan Party; (c) Guarantees by the U.S. Borrower or any Restricted Subsidiary of Indebtedness of the U.S. Borrower or any other Restricted Subsidiary, provided that (1) the Indebtedness so Guaranteed is otherwise permitted by this Section, (2) Guarantees by any Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall, in each case, be (x) made in the ordinary course of business or (y) permitted by Section 6.04 (other than due to Section 6.04(aa)) and (3) if Indebtedness being guaranteed is subordinated in right of payment to the Obligations under the Loan Documents, such Guarantees permitted under this clause (c) shall be subordinated to the applicable Loan Party’s Obligations to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (4) none of the Senior Notes shall be Guaranteed by any Restricted Subsidiary of the U.S. Borrower unless such Restricted Subsidiary is or, prior to, or substantially concurrent with, issuing such Guarantee, becomes a Loan Party; (d) (1) Indebtedness incurred to finance the acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement, and (2) extensions, renewals and replacements of any such Indebtedness so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith), provided that the aggregate principal amount of Indebtedness permitted by this clause (d) at any time outstanding shall not exceed the greater of (x) $260,000,000 and (y) 25.0% of LTM EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination; (e) (1) Indebtedness of (A) any Person acquired or assumed in connection with an Acquisition or permitted Investment or any assets acquired in connection therewith and (B) any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary (it being acknowledged that (x) a Person that becomes a direct or indirect Restricted Subsidiary of the U.S. Borrower as a result of an Acquisition or a permitted Investment may remain liable with respect to Indebtedness existing on the date of such acquisition and (y) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary may remain liable with respect to Indebtedness existing on the date of such redesignation); provided that (i) such Indebtedness is not created in anticipation of such acquisition and (ii) the aggregate principal amount of such Indebtedness incurred under this clause (e) (including the amount of all Permitted Refinancings under clause (b) below) does not exceed (a) the greater of $260,000,000 and 25.0% LTM EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination at any time outstanding plus (b) unlimited additional Indebtedness if, for purposes of this clause (b), immediately after giving effect to such Acquisition,

180 3141/80492-001 CURRENT/130883173v17 #95685245v21 permitted Investment or redesignation, as the case may be, and the assumption of such Indebtedness, the Consolidated Interest Coverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is not less than the lesser of (A) 2.00:1.00 and (B) the Consolidated Interest Coverage Ratio immediately prior to the consummation of such Acquisition, permitted Investment or redesignation and the assumption of such Indebtedness; and (2) any Permitted Refinancings thereof; (f) other Indebtedness in an aggregate principal amount outstanding at any time not exceeding the greater of (x) $295,000,000 and (y) 25.0% of LTM EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination; (g) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business or consistent with past practice; (h) Indebtedness in respect of or guarantee of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including, without limitation, those incurred to secure health, safety and environmental obligations, in each case provided in the ordinary course of business or consistent with past practice; (i) Indebtedness in respect of Swap Agreements not entered into for speculative purposes; (j) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of Indebtedness permitted under this clause (j) shall not exceed the sum of (A) the greater of (x) $195,000,000 and (y) 15.0% of LTM EBITDA as of the Applicable Date of Determination plus (B) additional Indebtedness incurred from time to time pursuant to asset based revolving facilities provided by commercial banks or similar financial institutions; provided that (1) such Indebtedness is secured by Liens on the current assets of Restricted Subsidiaries that are not Loan Parties (and not on the Collateral), (2) Loan Parties shall not Guarantee such Indebtedness unless such Guarantee would otherwise be permitted under Section 6.02, and (3) borrowings under such asset based revolving facilities shall be subject to a borrowing base or similar advance rate criteria; (k) Indebtedness with respect to financial accommodations of the nature described in the definition of “Cash Management Obligations,” and other Indebtedness in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

181 3141/80492-001 CURRENT/130883173v17 #95685245v21 (l) Indebtedness consisting of (1) the financing of insurance premiums or (2) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice; (m) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price adjustments (including earn-outs) or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets permitted under this Agreement; (n) (1) Credit Agreement Refinancing Indebtedness issued, incurred or otherwise obtained in exchange for or to refinance Term Loans and/or Revolving Loans and Commitments so long as the requirements of Section 2.11(e) are complied with and (2) any Permitted Refinancing of any thereof; (o) (1) Indebtedness described on Schedule 6.01 annexed hereto and (2) any Permitted Refinancing of any of the foregoing; (p) endorsement of instruments or other payment items for deposit in the ordinary course of business; (q) (1) Indebtedness incurred in connection with the repurchase of Equity Interests pursuant to Section 6.06(a)(v) and (2) Permitted Refinancings thereof; provided that the original principal amount of any such Indebtedness incurred pursuant this clause (q) shall not exceed the amount of such Equity Interests so repurchased with such Indebtedness (or with the proceeds thereof); (r) (1) the Senior Notes and (2) any Permitted Refinancing thereof; (s) to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the U.S. Borrower and its Subsidiaries; (t) Indebtedness (other than Indebtedness for borrowed money) supported by any Letter of Credit, in each case, in an amount not to exceed the face amount of such Letter of Credit; (u) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the U.S. Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; (v) Indebtedness incurred in connection with Permitted Sale Leaseback transactions in an aggregate principal amount not to exceed $100,000,000 at any time; (w) Indebtedness of (a) any Securitization Subsidiary arising under any Securitization Facility or (b) the U.S. Borrower or any Restricted Subsidiary arising under any Receivables Facility, in an aggregate principal amount not to exceed $750,000,000;

182 3141/80492-001 CURRENT/130883173v17 #95685245v21 (x) (1) Additional Term Notes, Unrestricted Additional Term Notes, Refinancing Notes and Term Loan Exchange Notes and (2) Permitted Refinancings of any of the foregoing; (y) Obligations in respect of Disqualified Equity Interests in an amount not to exceed $17,500,000 outstanding at any time; (z) (1) Additional Debt in an aggregate amount not to exceed (A) $100,000,000 outstanding at any time plus (B) unlimited Additional Debt if, for purposes of this clause (B) immediately before and after giving effect to each such incurrence and the application of the proceeds therefrom, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Interest Coverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination shall not be less than 2.00:1.00; provided that if such Additional Debt is incurred in connection with a Permitted Acquisition or other Investment, (x) such Consolidated Interest Coverage Ratio shall not be less than 2.00:1.00 or (y) such Consolidated Interest Coverage Ratio shall not be less than the Consolidated Interest Coverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Investment and the incurrence of such Indebtedness (provided that, in the case of a Permitted Acquisition or other Investment, such Consolidated Interest Coverage Ratio will be tested at the time of entering into a definitive agreement with respect thereto); provided further, that the maximum aggregate principal amount of such Additional Debt that may be incurred pursuant to this clause (z) by a Restricted Subsidiary that is not a Loan Party shall not exceed $30,000,000 at any time and (2) any Permitted Refinancing thereof; (aa) (1) Indebtedness in an amount equal to 100% of the aggregate Net Proceeds received after the Restatement Date from the issue or sale of Qualified Equity Interests and to the extent such Net Proceeds or cash have been contributed as common equity (or other Equity Interests on terms reasonably acceptable to the Administrative Agents) to the U.S. Borrower and have not been applied pursuant to Section 6.04 or Section 6.06; and (2) any Permitted Refinancings thereof. For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) at any time meets the criteria of more than one of the categories described above in this Section 6.01 or is entitled to be incurred pursuant to clauses (d), (e), (f), (j), (n), (o), (q), (v), (w), (y), (z) and (aa) of this Section 6.01, the Borrowers, in their sole discretion, may classify or reclassify (or later divide, classify or reclassify) such item of Indebtedness (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness in one of the above clauses. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, fees or expenses, in the form of additional Indebtedness, Disqualified Equity Interests or preferred stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or

183 3141/80492-001 CURRENT/130883173v17 #95685245v21 defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness). Section 6.02 Liens. The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except: (a) Liens pursuant to any Loan Document; (b) Permitted Encumbrances; (c) any Lien on any property or asset of the U.S. Borrower or any Restricted Subsidiary existing on the Restatement Date; provided that any Lien securing obligations in excess of (x) $2,500,000 individually or (y) $25,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (c) that are not listed on Schedule 6.02) shall only be permitted to the extent such Lien is permitted by another clause in this Section 6.02; provided that (i) such Lien shall not apply to any other property or asset of the U.S. Borrower or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition, or asset of the U.S. Borrower or any Restricted Subsidiary and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (ii) such Lien shall secure only those obligations and unused commitment that it secures on the Restatement Date and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and reasonable fees and expenses associated therewith); (d) any Lien existing on any property or asset prior to the acquisition thereof by the U.S. Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that became or becomes a Restricted Subsidiary (including as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary) after the Restatement Date prior to the time such Person became or becomes a Restricted Subsidiary; provided that (i) such Lien is not created in

184 3141/80492-001 CURRENT/130883173v17 #95685245v21 contemplation of such acquisition or such Person becoming a Restricted Subsidiary as the case may be, (ii) such Lien shall not apply to any other property or asset of the U.S. Borrower or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (iii) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute Indebtedness, such Indebtedness is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and fees and expenses associated therewith); (e) Liens on fixed or capital assets acquired, developed, constructed, restored, replaced, rebuilt, maintained, upgraded or improved (including any such assets made the subject of a Capital Lease Obligation or Synthetic Lease Obligation incurred) by the U.S. Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement and that is permitted by Section 6.01(d), or to extend, renew or replace such Indebtedness and that is permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement (provided that this clause (ii) shall not apply to any Indebtedness permitted by Section 6.01(e) or any Lien securing such Indebtedness) and (iii) such Liens shall not apply to any other property or assets of the U.S. Borrower or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender); (f) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (g) Liens representing (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (ii) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (iii) the

185 3141/80492-001 CURRENT/130883173v17 #95685245v21 interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement; (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods; (i) the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; (j) Liens not otherwise permitted by this Section to the extent that the aggregate outstanding amount (or in the case of Indebtedness, the principal amount) of the obligations secured thereby at any time (considered together with any Liens under clause (bb) below in respect of Liens initially incurred under this clause (j)) does not exceed the greater of (i) $295,000,000 and (ii) 25.0% of LTM EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination; (k) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party in respect of Indebtedness or other obligations owed by such Restricted Subsidiary to such Loan Party; (l) Liens (i) attaching solely to cash advances and cash earnest money deposits in connection with Investments permitted under Section 6.04 or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted hereunder; (m) Liens consisting of customary rights of set-off or banker’s liens on amounts on deposit, to the extent arising by operation of law and incurred in the ordinary course of business; (n) Liens securing reimbursement obligations permitted by Section 6.01 in respect of documentary letters of credit or bankers’ acceptances; provided that such Liens attach only to the documents, goods covered thereby and proceeds thereto; (o) Liens on insurance policies and the proceeds thereof granted to secure the financing of insurance premiums with respect thereto; (p) Liens encumbering deposits made to secure obligations arising from contractual or warranty requirements; (q) Liens on Collateral securing obligations of any of the Loan Parties in respect of Indebtedness and related obligations permitted by Section 6.01(x); (r) Liens securing obligations referred to in Section 6.01(k) or on assets subject of any Permitted Sale Leaseback under Section 6.01(v); (s) Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility;

186 3141/80492-001 CURRENT/130883173v17 #95685245v21 (t) licenses and sublicenses (with respect to Intellectual Property and other property), and leases and subleases granted to third parties in the ordinary course of business, to the extent they do not materially interfere with the business of the U.S. Borrower and the Restricted Subsidiaries taken as a whole; (u) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods; (v) Liens of bailees in the ordinary course of business; (w) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the U.S. Borrower and its Subsidiaries; (x) utility and similar deposits in the ordinary course of business; (y) purchase options, calls and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the U.S. Borrower or any Restricted Subsidiary in Joint Ventures; (z) [reserved]; (aa) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness for borrowed money, (ii) relating to pooled deposit or sweep accounts of the U.S. Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the U.S. Borrower or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the U.S. Borrower or any Restricted Subsidiary in the ordinary course of business; (bb) the modification, replacement, renewal or extension of any Lien permitted by Section 6.02(c), (d), (e) and (j); provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is not prohibited by Section 6.01; (cc) Liens arising in connection with Intercompany License Agreements; (dd) Liens securing any Swap Agreement so long as the fair market value of the Collateral securing such Swap Agreement does not exceed $50,000,000 at any time; (ee) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business; (ff) [reserved];

187 3141/80492-001 CURRENT/130883173v17 #95685245v21 (gg) Liens on assets of any Restricted Subsidiary that is not a Loan Party to the extent such Liens secure Indebtedness of such Restricted Subsidiary permitted by Section 6.01; (hh) Liens on the Collateral that are pari passu with, or junior to, the Liens securing the Obligations hereunder securing Additional Debt incurred pursuant to Section 6.01(z); provided that after giving effect to the incurrence of such Additional Debt (and the Liens securing such Additional Debt) and the application of the proceeds therefrom, (i) if such Additional Debt is secured on a junior basis to the Liens securing the Obligations hereunder, the Total Secured Net Leverage Ratio computed on a Pro Forma Basis shall not be greater than 3.50:1.00 and (ii) if such Additional Debt is secured on a pari passu basis with the Liens securing the Obligations, the First Lien Net Leverage Ratio computed on a Pro Forma Basis shall not be greater than 3.00:1.00, in the case of clauses (i) and (ii) as of the Applicable Date of Determination (provided, however, that in the case of a Permitted Acquisition or other Investment permitted hereunder, such applicable ratio will be tested as of the date of the definitive agreement with respect thereto) (assuming, solely for purposes of this clause (hh)(i) and (ii) at the time of incurrence (or, as applicable, the date of the definitive agreement with respect thereto) and not for any other provision hereunder, (x) such Additional Debt consisting of revolver debt is fully drawn and (y) the proceeds of such Additional Debt are not included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “Total Secured Net Leverage Ratio” or “First Lien Net Leverage Ratio”, as applicable; provided that to the extent the proceeds of such Additional Debt are to be used to prepay Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be given pro forma effect) and (ii) if the Liens are secured by Collateral, the representative for such Additional Debt shall enter into a customary intercreditor agreement with the Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations); (ii) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose; and (jj) Liens on the assets of Restricted Subsidiaries that are not Loan Parties, other than to secure Indebtedness for borrowed money. Section 6.03 Fundamental Changes.

188 3141/80492-001 CURRENT/130883173v17 #95685245v21 (a) The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, except that so long as no Event of Default would result therefrom: (i) any Domestic Subsidiary (other than the U.S. Borrower) may merge into or consolidate or amalgamate with the U.S. Borrower as long as the U.S. Borrower is the surviving entity or such surviving Person shall assume the obligations of the U.S. Borrower hereunder (and if such Domestic Subsidiary is an Unrestricted Subsidiary, any Indebtedness of or Lien granted on the assets of such Domestic Subsidiary is permitted by Section 6.01 or Section 6.02), (ii) any Domestic Subsidiary may merge into or consolidate or amalgamate with any Subsidiary Loan Party (as long as (A) such Subsidiary Loan Party is the surviving entity, (B) such surviving entity becomes a Subsidiary Loan Party substantially concurrently with the consummation of such transaction and complies with Section 5.10 and Section 5.11 or (C) the disposition of such Subsidiary Loan Party would otherwise be permitted under Section 6.05 (other than Section 6.05(k)) or such Loan Party would otherwise be permitted to be to redesignated as an Excluded Subsidiary immediately prior to such transaction (and shall be deemed to be so disposed or redesignated), (iii) any Restricted Subsidiary that is not a Loan Party may merge into or consolidate or amalgamate with (A) any other Restricted Subsidiary that is not a Loan Party or (B) any Loan Party, (iv) the U.S. Borrower or any Restricted Subsidiary may consummate any Investment permitted by Section 6.04 (other than Section 6.04(aa)) (whether through a merger, consolidation, amalgamation or otherwise), provided that (A) the surviving entity shall be subject to the requirements of Section 5.10 and Section 5.11 (to the extent applicable) and (B), if the U.S. Borrower is a party to such transaction, the U.S. Borrower shall be the surviving entity or such surviving Person shall assume the obligations of the U.S. Borrower hereunder, and (v) any Restricted Subsidiary (other than a Borrower) may consummate any sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(k)) (whether through a merger, consolidation, amalgamation or otherwise), provided that the surviving entity shall be subject to the requirements of Section 5.10 and Section 5.11 (to the extent applicable). In each of the preceding clauses (i), (ii) or (v) of this Section 6.03(a), in the case of any merger, consolidation or amalgamation involving the U.S. Borrower, if the Person surviving such merger, consolidation or amalgamation is not the U.S. Borrower (any such Person, the “Successor Company”), the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all of the obligations of the U.S. Borrower under this Agreement and the other Loan Documents to which the U.S. Borrower is a party, (C) each Subsidiary Loan Party, unless it is the other party to such merger, consolidation or amalgamation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Subsidiary Loan Party, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to the applicable Security Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (E) the Successor Company shall have delivered to the Administrative Agents an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents; provided, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the U.S. Borrower under this Agreement.

189 3141/80492-001 CURRENT/130883173v17 #95685245v21 (b) The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, liquidate or dissolve, except that: (i) any Subsidiary (other than a Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the U.S. Borrower or any Subsidiary Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the U.S. Borrower or any other Restricted Subsidiary, (iii) any Loan Party (other than a Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the U.S. Borrower or any other Subsidiary Loan Party, (iv) the U.S. Borrower or any Restricted Subsidiary may change its legal form, (v) [reserved] and (vi) any Restricted Subsidiary (other than a Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to any Person in order to effect an Investment permitted pursuant to Section 6.04 (other than Section 6.04(aa)) or a sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(k)). Section 6.04 Investments. The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, make any Investments, except: (a) Investments in cash and Cash Equivalents and assets that were Cash Equivalents when such Investment was made; (b) Permitted Acquisitions; (c) (i) Investments existing on the Restatement Date and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment; provided that the amount of any Investment permitted pursuant to this Section 6.04(c) is not increased from the original amount of such Investment on the Restatement Date (determined without reducing such amount to reflect to any Return received on such Investment from and after the Restatement Date) except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest thereon (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed or replaced Investment) and premium payable by the terms of such Investment and fees and expenses associated therewith as of the Restatement Date or as otherwise permitted by this Section 6.04; (d) Investments (i) between and among any of the Restricted Subsidiaries that are not Loan Parties, (ii) between and among any of the Loan Parties and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that in the case of this clause (iii) such Investments made after the Restatement Date shall not exceed the greater of (x) $260,000,000 and (y) 25.0% of LTM EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination (it being understood that for purposes of calculating amounts outstanding pursuant to this clause (d)(iii), such amount shall be calculated on a net basis (without duplication of the reduction of the amount of any such Investment in respect of Returns on such Investment pursuant to the definition of “Investment”) giving effect to all Investments (I) in the Loan Parties by and Returns to the Loan Parties from Restricted Subsidiaries that are not Loan Parties and (II) in the Loan Parties by Joint Ventures and Unrestricted Subsidiaries); provided, further, that to the extent that any such Investments under this clause (d) constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated in right of payment to the Obligations upon

190 3141/80492-001 CURRENT/130883173v17 #95685245v21 the occurrence of an Event of Default pursuant to Section 7.01(h) or (i) or upon the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other Event of Default; (e) Investments made by the U.S. Borrower or any Restricted Subsidiary in any Joint Venture or any Unrestricted Subsidiary in an aggregate amount of such Investments made after the Restatement Date pursuant to this clause (e) by (x) Loan Parties and Restricted Subsidiaries in Joint Ventures and (y) the U.S. Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries shall not exceed the greater of (A) $260,000,000 and (B) 25.0% of LTM EBITDA as of the Applicable Date of Determination after giving effect thereto computed on a Pro Forma Basis to each proposed Investment (it being understood that for purposes of calculating amounts outstanding pursuant to this clause (e), such amount shall be calculated on a net basis (without duplication of the reduction of the amount of any such Investment in respect of Returns on such Investment pursuant to the definition of “Investment”) giving effect to all Investments (I) in the Loan Parties by and Returns to the Loan Parties from Restricted Subsidiaries that are not Loan Parties and (II) in the Loan Parties by Joint Ventures and Unrestricted Subsidiaries); (f) Investments made by any Restricted Subsidiary that is not a Loan Party in the U.S. Borrower or any Restricted Subsidiary; provided that to the extent that any such Investments constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated in right of payment to the Obligations upon the occurrence of an Event of Default pursuant to Section 7.01(h) or (i) or upon the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other Event of Default; (g) (A) non-cash loans or advances to employees, partners, officers and directors of the U.S. Borrower or any Subsidiary in connection with such Person’s purchase of Equity Interests of the U.S. Borrower and (B) promissory notes received from stockholders of the U.S. Borrower or any Subsidiary in connection with the exercise of stock options in respect of the Equity Interests of the U.S. Borrower and the Subsidiaries; (h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (i) Investments in respect of Swap Agreements, Cash Management Agreements and Cash Management Services not entered into for speculative purposes; (j) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates, amalgamates or merges with the U.S. Borrower or any Restricted Subsidiary (including in connection with an Acquisition or other Investment permitted hereunder); provided that such Investment was not made in contemplation of such Person becoming a Restricted Subsidiary or such consolidation or merger; (k) Investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;

191 3141/80492-001 CURRENT/130883173v17 #95685245v21 (l) Investments received in connection with the disposition of any asset in accordance with and to the extent permitted by Section 6.05 (other than Section 6.05(d)); (m) receivables or other trade payables owing to the U.S. Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the U.S. Borrower or such Restricted Subsidiary deems reasonable under the circumstances; (n) Investments resulting from Liens permitted under Section 6.02; (o) Investments in deposit accounts and securities accounts opened in the ordinary course of business; (p) Investments in connection with Intercompany License Agreements; (q) other Investments (including those of the type otherwise described herein) made after the Restatement Date in an aggregate amount at any time outstanding not to exceed the greater of (x) $260,000,000 and (y) 25.0% of LTM EBITDA as of the Applicable Date of Determination after giving effect thereto computed on a Pro Forma Basis to each such proposed Investment pursuant to this clause (q); (r) Investments consisting of cash earnest money deposits in connection with a Permitted Acquisition or other Investment permitted hereunder; (s) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 6.04; (t) the acquisition of additional Equity Interests of Restricted Subsidiaries from minority shareholders (it being understood that to the extent that any Restricted Subsidiary that is not a Loan Party is acquiring Equity Interests from minority shareholders then this clause (t) shall not in and of itself create, or increase the capacity under, any basket for Investments by Loan Parties in any Restricted Subsidiary that is not a Loan Party); (u) Investments consisting of endorsements for collection or deposit in the ordinary course of business; (v) (a) Investments in any Receivables Facility or any Securitization Subsidiary in order to effectuate a Qualified Securitization Financing, including the ownership of Equity Interests in such Securitization Subsidiary and (b) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing or a Receivables Facility; (w) Investments in Equity Interests in any Subsidiary resulting from any sale, transfer or other disposition by the U.S. Borrower or any Subsidiary permitted by Section 6.05, including as a result of any contribution from any parent or distribution to any Subsidiary of such Equity Interests;

192 3141/80492-001 CURRENT/130883173v17 #95685245v21 (x) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the U.S. Borrower; (y) loans or advances to officers, partners, directors, consultants and employees of the U.S. Borrower or any Restricted Subsidiary for (A) relocation, entertainment, travel expenses, drawing accounts and similar expenditures and (B) for other purposes in the aggregate amount not to exceed $50,000,000 at any time outstanding; (z) other Investments (including those of the type otherwise referred to herein) in an aggregate amount not to exceed the Available Amount so long no Event of Default has occurred and is continuing or would result from the making of such Investment; (aa) Investments consisting of or resulting from Indebtedness, Liens, fundamental changes and dispositions permitted under Section 6.01 (other than Section 6.01(b) and (c), Section 6.02, Section 6.03 (other than Section 6.03(a)(iv) and (b)(vi)), Section 6.05 (other than Section 6.05(b)) and Section 6.06 (other than Section 6.06(a)(viii)), respectively; (bb) Loans repurchased by the U.S. Borrower or a Restricted Subsidiary pursuant to and in accordance with Section 2.11(i) or Section 9.04, so long as such Loans are immediately cancelled; (cc) cash or property distributed from any Restricted Subsidiary that is not a Loan Party (i) may be contributed to other Restricted Subsidiaries that are not Loan Parties, and (ii) may pass through the U.S. Borrower and/or any intermediate Restricted Subsidiaries, so long as part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder; (dd) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the U.S. Borrower; (ee) Guarantee obligations of the U.S. Borrower or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of the U.S. Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; (ff) [reserved]; (gg) asset purchases (including purchases of inventory, supplies and materials) in the ordinary course of business; (hh) performance Guarantees of the U.S. Borrower and its Restricted Subsidiaries primarily guaranteeing performance of contractual obligations of the U.S. Borrower or Restricted Subsidiaries to a third party and not primarily for the purposes of guaranteeing payment of Indebtedness; (ii) so long as, at the time of execution of a binding agreement in respect of any such Investment, no Event of Default has occurred and is continuing or would result therefrom,

193 3141/80492-001 CURRENT/130883173v17 #95685245v21 Investments in an unlimited amount so long as the Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.50:1.00; and (jj) Guarantees by the U.S. Borrower or any Restricted Subsidiary of leases (other than Capital Lease Obligations), contracts, or other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business. For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 6.04 (other than Section 6.04(b)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investments are consummated in reliance on Section 6.04(b). In addition, to the extent an Investment is permitted to be made by a Restricted Subsidiary directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such Person, a “Target Person”) under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution directly or indirectly to the U.S. Borrower and further advanced or contributed by the U.S. Borrower to a Loan Party or other Restricted Subsidiary for purposes of ultimately making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 6.04 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 6.04 as if made by the applicable Restricted Subsidiary directly to the Target Person). Notwithstanding anything herein to the contrary, neither the U.S. Borrower nor any Restricted Subsidiary may sell, transfer, assign or dispose of Material Intellectual Property (it being understood that all Material Intellectual Property held by Symbol Technologies, LLC on the Amendment No. 3 Effective Date is deemed to not have been sold, transferred, assigned or disposed of pursuant to the foregoing clause) to any Unrestricted Subsidiary or any non-Loan Party Restricted Subsidiary. Section 6.05 Asset Sales. The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests owned by it nor will the U.S. Borrower permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than any Restricted Subsidiary issuing directors’ qualifying shares), except: (a) sales, transfers, leases and other Dispositions of (i) inventory or services or immaterial assets in the ordinary course of business, (ii) obsolete, non-core, worn-out, uneconomic, damaged or surplus property or property that is no longer economically practical or commercially desirable to maintain or used or useful in its business, whether now or hereafter owned or leased or acquired in connection with an Acquisition or other permitted Investments, (iii) cash, Cash Equivalents and other investment securities in the ordinary course of business, and (iv) accounts in the ordinary course of business for purposes of collection; (b) sales, transfers, leases and other Dispositions to the U.S. Borrower or any Subsidiary (including by contribution, Disposition, dividend or otherwise); provided that if the transferor of such property is a Loan Party, then (x) the transferee thereof must be a Loan Party or (y) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition (1) is in the ordinary course of business, (2) is for fair value and any promissory note

194 3141/80492-001 CURRENT/130883173v17 #95685245v21 or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (3) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04; (c) sales, transfers and other Dispositions of accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof; (d) sales, transfers, leases and other Dispositions of property to the extent that such property constitutes an Investment permitted by Section 6.04 (other than Section 6.04(l) and (aa)) or another asset received as consideration for the Disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary are sold); (e) leases or licenses or subleases or sublicenses entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the U.S. Borrower and the Restricted Subsidiaries taken as a whole; (f) conveyances, sales, transfers, licenses or sublicenses or other Dispositions of Software or other Intellectual Property in the ordinary course of business (i) that is, in the reasonable good faith judgment of the U.S. Borrower, immaterial to the business of the U.S. Borrower or any Restricted Subsidiary, or no longer economically practicable or commercially desirable to maintain or used or useful in the business of the U.S. Borrower and the Restricted Subsidiaries or (ii) pursuant to a research or development agreement entered into in the ordinary course of business in which the counterparty to such agreement receives a license to Software or other Intellectual Property that results from such agreement, in each case, to the extent that such conveyance, sale, transfer, license, sublicense or other Disposition does not materially interfere with the businesses of the U.S. Borrower or any Restricted Subsidiary taken as a whole; (g) Dispositions resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the U.S. Borrower or any Restricted Subsidiary; (h) the abandonment or lapse of Intellectual Property, whether now or hereafter owned or leased or acquired in connection with an Acquisition or other permitted Investment, or expiration of Intellectual Property in accordance with its statutory term; (i) the Disposition of any assets existing on the Restatement Date that are set forth on Schedule 6.05; (j) sales, transfers and other Dispositions by the U.S. Borrower or any Restricted Subsidiary of assets since the Restatement Date so long as (A) such Disposition is for fair market value (as determined in good faith by the U.S. Borrower or such Restricted Subsidiary), (B) if at the time of execution of a binding agreement in respect of such sale, transfer or other Disposition, no Event of Default has occurred and is continuing or would result therefrom, (C) if the assets sold, transferred or otherwise Disposed of have a fair market value in excess of $75,000,000, at least 75% of the consideration (other than (A) the assumption by the transferee of Indebtedness or

195 3141/80492-001 CURRENT/130883173v17 #95685245v21 other liabilities contingent or otherwise of the U.S. Borrower or any of its Restricted Subsidiaries and the valid release of the U.S. Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the U.S. Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the U.S. Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the U.S. Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition, (D) consideration consisting of Indebtedness of the U.S. Borrower (other than Subordinated Indebtedness) received after the Restatement Date from Persons who are not the U.S. Borrower or any Restricted Subsidiary and (E) in connection with an asset swap, all of which shall be deemed “cash”) received is cash or Cash Equivalents or Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration at such time does not exceed the greater of (x) $100,000,000 and (y) 15% of LTM EBITDA (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and all of the consideration received is at least equal to the fair market value of the assets sold, transferred or otherwise Disposed of and (D) the Net Proceeds thereof shall be subject to Section 2.11(c); (k) sales, transfers and other Dispositions permitted by Section 6.03 (other than Section 6.03(a)(iv) or 6.03(b)(vi)); (l) the incurrence of Liens permitted hereunder; (m) [reserved]; (n) sales or Dispositions of Equity Interests of any Subsidiary (other than a Borrower) in order to qualify members of the Governing Body of such Subsidiary if required by applicable law; (o) samples, including time-limited evaluation software, provided to customers or prospective customers; (p) de minimis amounts of equipment provided to employees; (q) sales, transfers and other Dispositions of (i) any Equity Interests in Unrestricted Subsidiaries or their assets or (ii) other Excluded Property, provided that for the purposes of clause (ii), (A) the Total Secured Net Leverage Ratio as of the Applicable Date of Determination after giving effect on a Pro Forma Basis to such Disposition, shall be no greater than 3.00:1.00 or (B) the fair market value of such Dispositions that do not meet the requirements of subclause (A) shall not exceed $100,000,000 in the aggregate; (r) Restricted Payments made pursuant to Section 6.06; (s) Permitted Sale Leasebacks in an aggregate principal amount not to exceed $100,000,000 at any time;

196 3141/80492-001 CURRENT/130883173v17 #95685245v21 (t) the unwinding of any Cash Management Agreement or Swap Agreement pursuant to its terms; (u) sales, transfers or other Dispositions of Investments in Joint Ventures or any Subsidiary that is not a wholly-owned Restricted Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in Joint Venture arrangements and similar binding agreements; (v) the U.S. Borrower and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the U.S. Borrower or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Equity Interests, (iii) transfer any intercompany Indebtedness to the U.S. Borrower or any Restricted Subsidiary, (iv) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by any Loan Party, (v) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees of the U.S. Borrower or any Subsidiary or any of their successors or assigns or (vi) surrender or waive contractual rights and settle or waive contractual or litigation claims; (w) any Disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility, or the Disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice; (x) conveyances, sales, transfers, leases, licenses, sublicenses or other Dispositions pursuant to Intercompany License Agreements; (y) other Dispositions (including those of the type otherwise described herein) made after the Restatement Date in an aggregate amount not to exceed $75,000,000; and (z) any swap of assets in exchange for (or sale of assets, the purpose of which is to acquire (and which results within 365 days of such sale in the acquisition of)) services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the U.S. Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the U.S. Borrower. Notwithstanding anything herein to the contrary, neither the U.S. Borrower nor any Restricted Subsidiary may sell, transfer, assign or dispose of Material Intellectual Property (it being understood that all Material Intellectual Property held by Symbol Technologies, LLC on the Amendment No. 3 Effective Date is deemed to not have been sold, transferred, assigned or disposed of pursuant to the foregoing clause) to any Unrestricted Subsidiary or any non-Loan Party Restricted Subsidiary. Section 6.06 Restricted Payments; Certain Payments of Indebtedness. (a) The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, declare or make any Restricted Payment, except that:

197 3141/80492-001 CURRENT/130883173v17 #95685245v21 (i) (A) the Restricted Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests and (B) any Restricted Subsidiary may make a Restricted Payment to the U.S. Borrower or any other Restricted Subsidiary (so long as, in the case of this clause (B), if the Restricted Subsidiary making the Restricted Payment is not wholly owned (directly or indirectly) by the U.S. Borrower, such Restricted Payment is made ratably among the holders of its Equity Interests); (ii) the U.S. Borrower and the Restricted Subsidiaries may declare and make Restricted Payments with respect to its Equity Interests payable solely in shares of Qualified Equity Interests (so long as, in the case of this clause (ii), if the Restricted Subsidiary making the Restricted Payment is not wholly owned (directly or indirectly) by the U.S. Borrower, such Restricted Payment is made ratably among the holders of its Equity Interests); (iii)the Restricted Subsidiaries may make a Restricted Payment in connection with the acquisition of additional Equity Interests in any Restricted Subsidiary from minority shareholders; (iv) the U.S. Borrower or any Restricted Subsidiary may make repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options when such Equity Interests represents a portion of the exercise price thereof; (v) the Restricted Subsidiaries may make Restricted Payments to allow the U.S. Borrower or any Restricted Subsidiary to purchase the U.S. Borrower’s preferred stock, common stock, restricted stock or common stock options from present or former consultants, directors, managers, officers or employees of the U.S. Borrower or any Subsidiary, or their estates, descendants, family, spouses or former spouses, upon the death, disability or termination of employment of such consultant, director, manager, officer or employee or pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the U.S. Borrower or any Subsidiary, provided that the aggregate amount of payments under this clause (v) subsequent to the Restatement Date (net of proceeds received by such the U.S. Borrower subsequent to the Restatement Date in connection with resales of any stock or common stock options so purchased (which to the extent that such cash proceeds from the issuance of any such stock are utilized to make payments pursuant to this clause (v) in excess of the amounts otherwise permitted hereunder then such equity proceeds so utilized shall not also increase the Available Amount)) shall not exceed $25,000,000 (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year subject to a maximum of $50,000,000 in any fiscal year) per fiscal year, plus the amount of any key-man life insurance policies; provided that the cancellation of

198 3141/80492-001 CURRENT/130883173v17 #95685245v21 Indebtedness owing to the U.S. Borrower or any of its Subsidiaries by any consultant, director, manager, officer or employee in connection with a repurchase of any such Equity Interests and the redemption or cancellation of such Equity Interests without cash payment will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; (vi) the U.S. Borrower and its Restricted Subsidiaries may make Restricted Payments pursuant to the Intercompany License Agreements; (vii) the U.S. Borrower and its Restricted Subsidiaries may make Restricted Payments (i) in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other permitted Investments (other than pursuant to Section 6.04(aa)), (ii) to satisfy indemnity and other similar obligations in connection with Permitted Acquisitions or other permitted Investments, and (iii) to holders of restricted stock or restricted stock units under any equity plan and phantom stock awards (including market- leveraged stock units (or similar equity grants)); (viii) the U.S. Borrower and its Restricted Subsidiaries may make Restricted Payments necessary to consummate transactions permitted pursuant to Section 6.03 and to make Investments permitted pursuant to Section 6.04 (other than pursuant to Section 6.04(aa)); (ix) the U.S. Borrower and the Restricted Subsidiaries may forgive or cancel any Indebtedness owed to the U.S. Borrower or any Restricted Subsidiary issued for repurchases of the U.S. Borrower’s Equity Interests; (x) the U.S. Borrower or any Restricted Subsidiary may make additional Restricted Payments provided that (a) no Event of Default has occurred and is continuing or would result therefrom and (b) the Total Net Leverage Ratio after giving effect thereto on a Pro Forma Basis as of the Applicable Date of Determination is less than or equal to 3.25:1.00; (xi) distributions or payments of Securitization Fees, sales, contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to Securitization Repurchase Obligations, in each case in connection with a Qualified Securitization Financing or a Receivables Facility; (xii) the Restricted Subsidiaries may make Restricted Payments to the U.S. Borrower the proceeds of which shall be used to pay customary costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement; (xiii) the Restricted Subsidiaries may make Restricted Payments to the U.S. Borrower to (a) pay cash in lieu of fractional Equity Interests in

199 3141/80492-001 CURRENT/130883173v17 #95685245v21 connection with any dividend, split or combination thereof or any Acquisition, Investment or other transaction otherwise permitted hereunder and (b) honor any conversion request by a holder of convertible Indebtedness (to the extent such conversion request is paid solely in shares of Qualified Equity Interests of the U.S. Borrower) and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; and (xiv) the U.S. Borrower and the Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed (A) the greater of $260,000,000 and 20.0% LTM EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination (in either case, less any amounts applied pursuant to Section 6.06(b)(vi)(A)) plus (B) the Available Amount; provided however that (a) at the time of making such Restricted Payment, no Event of Default has occurred and is continuing or would result therefrom and (b) amounts pursuant to clause (b) of the definition of “Available Amount” may be used to fund Restricted Payment pursuant to this clause (xiv) only to the extent that the Total Secured Net Leverage Ratio on a Pro Forma Basis after giving effect thereto as of the Applicable Date of Determination is less than or equal to 3.25:1.00. (b) The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, make any voluntary payment or other distribution (whether in cash, securities or other property), of or in respect of principal or interest, or such payment by way of the purchase, redemption, retirement, acquisition, cancellation or termination, in each case prior to the final scheduled maturity thereof, of any Material Indebtedness that is contractually subordinated in right of payment to any of the Obligations (it being understood that Indebtedness shall not be deemed to be subordinated in right of payment to the Obligations merely because such Indebtedness is secured by a Lien that is junior to the Liens securing the applicable portion of the Obligations) except: (i) payment of regularly scheduled interest and principal payments (and fees, indemnities and expenses payable) as, and when due in respect of any such Indebtedness to the extent permitted by any subordination or intercreditor provisions in respect thereof; (ii) Permitted Refinancings of any such Indebtedness to the extent such Permitted Refinancings are permitted by Section 6.01; (iii)payments of intercompany Indebtedness permitted under Section 6.01 to the extent permitted by any subordination provisions in respect thereof; (iv) convert, exchange, redeem, repay or prepay such Indebtedness into or for Equity Interests of the U.S. Borrower (other than Disqualified Equity Interests of the U.S. Borrower, except to the extent permitted under Section 6.01(y));

200 3141/80492-001 CURRENT/130883173v17 #95685245v21 (v) AHYDO Catch-Up Payments relating to Indebtedness of the U.S. Borrower and its Restricted Subsidiaries so long as no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; (vi) any such payments or other distributions in an amount not to exceed (A) the greater of $260,000,000 and 20.0% LTM EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination (in either case, less any amounts applied pursuant to Section 6.06(a)(xiv)(A)) plus (B) the Available Amount; provided however that in the case of payments or distributions made pursuant to this clause (vi) (I) at the time of making such payment or distribution, no Event of Default has occurred and is continuing or would result therefrom and (II) amounts pursuant to clause (b) of the definition of “Available Amount” may be used to make payments pursuant to this clause (vi) only to the extent that the Total Secured Net Leverage Ratio on a Pro Forma Basis after giving effect thereto as of the Applicable Date of Determination is less than or equal to 3.25:1.00; (vii) payments or distributions made with net proceeds received by the U.S. Borrower after the Restatement Date from the issuance or sale of Qualified Equity Interests of the U.S. Borrower (which such equity proceeds so utilized shall not also increase the Available Amount); (viii) the payment, redemption, repurchase, retirement, termination or cancellation of Indebtedness within sixty (60) days of the date of the Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (the “Redemption Notice”), such payment, redemption, repurchase, retirement termination or cancellation would have complied with another provision of this Section 6.06(b); provided that such payment, redemption, repurchase, retirement, termination or cancellation shall reduce capacity under such other provision; and (ix) any additional payments or distribution in an amount provided that (a) no Event of Default has occurred and is continuing or would result therefrom and (b) the Total Net Leverage Ratio after giving effect thereto on a Pro Forma Basis as of the Applicable Date of Determination is less than or equal to 3.25:1.00. Section 6.07 [Reserved]. Section 6.08 Restrictive Agreements. The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Secured Parties (excluding Lender Counterparties) upon any of its Collateral or (b) the ability of any Restricted Subsidiary to make Restricted Payments or to make or repay loans or advances to the U.S. Borrower or any Restricted Subsidiary, provided that the foregoing shall not apply to (i) restrictions and

201 3141/80492-001 CURRENT/130883173v17 #95685245v21 conditions imposed by (A) law, (B) any Loan Document, any agreements evidencing secured Indebtedness permitted by this Agreement or any documents governing the Term Loan Exchange Notes, the Additional Term Notes, the Unrestricted Additional Term Notes, the Credit Agreement Refinancing Indebtedness, the Refinancing Notes, the Senior Notes, any Additional Debt and any documentation providing for any Permitted Refinancing thereof or (C) other agreements evidencing Indebtedness permitted by Section 6.01, provided that in each case under this clause (i) such restrictions or conditions (x) apply solely to a Restricted Subsidiary that is not a Loan Party, (y) are no more restrictive than the restrictions or conditions set forth in the Loan Documents, or (z) do not materially impair any Borrower’s ability to pay its obligations under the Loan Documents as and when due (as determined in good faith by the U.S. Borrower); (ii) restrictions and conditions existing on the Restatement Date or on any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement materially expands the scope of any such restriction or condition (as determined in good faith by the U.S. Borrower); (iii) restrictions and conditions contained in agreements relating to the sale of Equity Interests of a Subsidiary or a Joint Venture or of any assets of the U.S. Borrower, a Subsidiary or a Joint Venture, in each case pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder; (iv) the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment, subletting or transfer thereof or other assets subject thereto; (v)(A) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the sale, transfer or other disposition of all or substantially all of the Equity Interests or assets of such Subsidiary or (B) restrictions on transfers of assets subject to Liens permitted by Section 6.02 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien); (vi) restrictions created in connection with any Qualified Securitization Financing; (vii) restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary, provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the U.S. Borrower or any other Restricted Subsidiary; (viii) customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any Joint Venture or non-wholly-owned Restricted Subsidiary and other similar agreements applicable to Joint Ventures and non-wholly-owned Restricted Subsidiaries and applicable solely to such Joint Venture or non-wholly-owned Restricted Subsidiary and the Equity Interests issued thereby; (ix) any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business; (x) any restrictions regarding licensing or sublicensing by the U.S. Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of business to the extent not materially interfering with the business of the U.S. Borrower or the Restricted Subsidiaries taken as a whole; (xi) any restrictions that arise in connection with cash or other deposits permitted under Section 6.02 and Section 6.04; (xii) any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (xiii) any restrictions imposed by any agreement governing Indebtedness entered into on or after the Restatement Date and permitted under Section 6.01 if the restrictions contained in any such agreement taken as a whole (a) are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the U.S. Borrower) or (b) either

202 3141/80492-001 CURRENT/130883173v17 #95685245v21 (I) the U.S. Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrowers’ ability to make principal or interest payments required hereunder or (II) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument. Section 6.09 Amendment of Material Documents. The U.S. Borrower will not, nor will the U.S. Borrower permit any Subsidiary Loan Party to, amend or otherwise modify (i) any of its Organizational Documents in a manner that would reasonably be expected to cause a Material Adverse Effect or (ii) in any manner materially adverse to the interests of the Lenders any term or condition of any Material Indebtedness required to be subordinated in right of payment to the Obligations except as permitted pursuant to or reasonably necessary to effect a Permitted Refinancing thereof. Section 6.10 Change in Nature of Business. The U.S. Borrower will not, nor will the U.S. Borrower permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the U.S. Borrower and the Restricted Subsidiaries on the Restatement Date or any business reasonably related, complementary, corollary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof. Section 6.11 Financial Covenants. (a) Total Secured Net Leverage Ratio. Except with the written consent of the Required Revolving Lenders and the Required Tranche A Term Lenders, the Borrowers will not permit the Total Secured Net Leverage Ratio, calculated as of the last day of the most recent fiscal quarter of the U.S. Borrower for which financial statements were required to have been furnished to the Administrative Agents pursuant to Section 5.01, to exceed a ratio of 3.25:1.00; provided that on or after December 31, 2022, subject to the limitations set forth in the definition of Qualifying Material Acquisition (including the delivery of a QMA Notice within the required time period set forth in the definition of Qualifying Material Acquisition and compliance with the financial covenant), such ratio shall be increased to 3.75:1.00 for the twelve month period following the delivery of the QMA Notice (such period, the “Financial Covenant Increase Period”); provided further that there shall be at least a twelve month period after the end of a Financial Covenant Increase Period during which no QMA Notice is delivered. (b) Consolidated Interest Coverage Ratio. Except with the written consent of the Required Revolving Lenders and the Required Tranche A Term Lenders, the Borrowers will not permit the Consolidated Interest Coverage Ratio as the last day of any fiscal quarter to be less than 3.00 to 1.00. Section 6.12 Use of Proceeds. The Borrowers will not, directly or indirectly, use the proceeds of the Loans or Letters of Credit or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country, region or territory, that, at the time of such funding, is the subject of any Sanctions, or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the credit facility hereunder)

203 3141/80492-001 CURRENT/130883173v17 #95685245v21 or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption law. ARTICLE VII Events of Default Section 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur: (a) a Borrower or any other Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable; (b) a Borrower or any other Loan Party shall fail to pay (x) any interest on any Loan, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (y) or any fee payable hereunder or any other amount due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation, warranty or certification, when taken as a whole, made or deemed made by any Loan Party in any Loan Document shall be false or incorrect in any material respect as of the date made or deemed made; (d) a Borrower shall default in the performance or compliance of Section 5.02(a) (provided that the delivery of a notice of Default or Event of Default at any time will cure an Event of Default under Section 5.02(a) arising from the failure of the U.S. Borrower to timely deliver such notice of Default or Event of Default), Section 5.03 (solely with respect to the existence of a Borrower in its jurisdiction of incorporation) or in Article VI; provided that any breach of Section 6.11 shall not constitute an Event of Default unless and until (i) the Revolving Facility Administrative Agent (with the consent, or at the request, of the Required Revolving Lenders) has actually terminated the Revolving Commitments and declared all outstanding Revolving Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date and (ii) the Tranche A Term Loan Administrative Agent (with the consent, or at the request, of the Required Tranche A Term Lenders) has declared all outstanding Tranche A Term Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date; (e) Any Loan Party shall default in the performance or compliance of any term contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and default shall continue unremedied and unwaived for a period of thirty (30) days after receipt by the Borrowers of written notice thereof from the Administrative Agents or the Required Lenders; (f) the U.S. Borrower or any Restricted Subsidiary shall fail to make any payment beyond all applicable grace periods (whether of principal or interest and regardless of amount) in

204 3141/80492-001 CURRENT/130883173v17 #95685245v21 respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods provided in the applicable instrument or agreement under which such Material Indebtedness was created, provided that this paragraph (f) shall not apply to any such failure that has been (x) remedied by the U.S. Borrower or applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01; (g) (i) any breach or default (after all applicable grace periods having expired and all required notices having been given) by the U.S. Borrower or any Restricted Subsidiary of any Material Indebtedness if the effect of such breach or default is to cause such Material Indebtedness to become due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all required notices having been given) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (B) Indebtedness which is convertible into Equity Interest that converts to Equity Interests in accordance with its terms or (C) any breach or default that (x) is remedied by the U.S. Borrower or the applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01 or (ii) an involuntary “early termination event” or other similar event (which event shall extend beyond any applicable cure periods or grace periods) shall have occurred in respect of obligations owing under any Swap Agreement of the U.S. Borrower or any Restricted Subsidiary, and the amount of such obligations, either individually or in the aggregate for all such Swap Agreements at such time, is in excess of $100,000,000; provided that, in respect of obligations owing under any such Swap Agreement owed to the applicable counterparty at such time, the amount for purposes of this Section 7.01(g)(ii) shall be the amount payable on a net basis by the U.S. Borrower or such Restricted Subsidiary to such counterparty (after giving effect to all netting arrangements) if such Swap Agreement were terminated at such time); provided that this paragraph (g)(ii) shall not apply to any such event that has been (x) remedied by the U.S. Borrower or the applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the applicable counterparty, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01; (h) subject to Section 7.02, (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization, scheme of arrangement, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or other relief in respect of any Borrower or any other Restricted Subsidiary, or of all or a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, compulsory manager or similar official for the U.S. Borrower or any other Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding

205 3141/80492-001 CURRENT/130883173v17 #95685245v21 shall continue undismissed and unstayed for sixty (60) consecutive days without having been dismissed, bonded or discharged or an order of relief is entered in any such proceeding; (i) subject to Section 7.02, any Borrower or any other Restricted Subsidiary shall (i) voluntarily commence any proceeding seeking liquidation, reorganization, voluntary arrangement, scheme of arrangement, the suspension of payments, a moratorium of any indebtedness, winding- up, dissolution, administration or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, compulsory manager or similar official for the U.S. Borrower or any other Restricted Subsidiary or for all or a substantial part of its assets or (iv) make a composition, compromise, arrangement or general assignment for the benefit of creditors; (j) any final, non-appealable judgment(s) for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) shall be rendered against the U.S. Borrower or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged, unvacated, unbounded and unstayed for a period of sixty (60) consecutive days; (k) an ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect; (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be (other than in an informational notice to the Administrative Agents), a valid and perfected (if and to the extent required to be perfected under the applicable Security Document) Lien on any Collateral with a fair value in excess of $30,000,000 at any time, with the priority required by the applicable Security Document (subject to Liens permitted under Section 6.02), except (i) as a result of the release of a Loan Party or the sale, transfer or other disposition of the applicable Collateral (including as a result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary) in a transaction permitted under the Loan Documents or the occurrence of the Termination Date or (ii) as a result of any action of any Administrative Agent, Collateral Agent or any Lender or the failure of any Administrative Agent, Collateral Agent, or any Lender to take any action that is within its control; (m) at any time after the execution and delivery thereof, any material portion of the Guarantee of the Obligations under the Subsidiary Guaranty or Parent Guaranty shall for any reason other than the occurrence of the Termination Date or as expressly permitted hereunder or thereunder (including or as a result of a transaction permitted hereunder) cease to be in full force and effect, or any Loan Party shall contest the validity or enforceability in writing or repudiate, rescind or deny in writing that it has any further liability or obligation under any Loan Document other than as a result of the occurrence of the Termination Date, the sale or transfer of such Loan Party (including the designation as an Unrestricted Subsidiary) or as a result of a transaction permitted hereunder or thereunder; or (n) a Change in Control shall have occurred;

206 3141/80492-001 CURRENT/130883173v17 #95685245v21 then, and in every such event (I) (other than (x) an event described in paragraph (d) of this Section 7.01 in respect of a default of performance or compliance with the covenants under Section 6.11 or (y) an event with respect to the Borrowers described in paragraph (h) or (i) of this Section 7.01; provided that in the case of clause (x), the actions hereinafter described will be permitted to occur only if the express conditions of the last proviso contained in Section 7.01(d) have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agents with the consent of the Required Lenders may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times (except in the case of an event under paragraph (d) of this Section 7.01 in respect of a failure to observe or perform the covenants under Section 6.11, the following actions may not be taken until the express conditions in the last proviso contained in Section 7.01(d) have been satisfied): (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (II) in the case of an event under paragraph (d) of this Section 7.01 in respect of a failure to observe or perform the covenants under Section 6.11, and at any time thereafter during the continuance of such event, the Revolving Facility Administrative Agent with the consent of the Required Revolving Lenders may, and at the request of the Required Revolving Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers (to the extent permitted by applicable law) and (III) in the case of an event under paragraph (d) of this Section 7.01 in respect of a failure to observe or perform the covenants under Section 6.11, and at any time thereafter during the continuance of such event, the Tranche A Term Loan Administrative Agent with the consent of the Required Tranche A Term Lenders may, and at the request of the Required Tranche A Term Lenders, shall, by notice to the Borrowers, declare the Tranche A Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Tranche A Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers (to the extent permitted by applicable law); and in the case of any event with respect to the Borrowers described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable

207 3141/80492-001 CURRENT/130883173v17 #95685245v21 by the Borrowers, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Section 7.02 Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default or an Event of Default has occurred under paragraph (h) or (i) of Section 7.01, any reference in any such paragraph to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in such paragraph that did not, as of the last day of the fiscal quarter of the U.S. Borrower most recently ended, have assets with a value equal to or greater than 5.0% of Consolidated Total Assets of the U.S. Borrower and its Restricted Subsidiaries as of such date, based on the consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries as of such date, provided that if it is necessary to exclude more than one Restricted Subsidiary from paragraph (h) or (i) of Section 7.01 pursuant to this paragraph in order to avoid a Default or an Event of Default, the aggregate value of the assets of all such excluded Restricted Subsidiaries as of such last day may not exceed 5.0% of Consolidated Total Assets of the U.S. Borrower and its Restricted Subsidiaries as of such date, based on the consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries as of such date. Section 7.03 Application of Proceeds. (a) Upon the occurrence and during the continuation of an Event of Default, if requested by Required Lenders, or upon acceleration of all the Obligations pursuant to Section 7.01, all proceeds received by the Administrative Agents or the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Loan Document shall be applied by the Administrative Agents as follows: (i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to each Agent in its capacity as such; (ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them; (iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; (iv) Fourth, to payment of that portion of the Obligations constituting unpaid principal, unreimbursed LC Disbursements or face amounts of the Loans, and Swap Termination Value under Secured Swap Agreements and Secured Cash Management Obligations and for the account of the Issuing Bank, to Cash Collateralize that portion of Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Secured Parties in

208 3141/80492-001 CURRENT/130883173v17 #95685245v21 proportion to the respective amounts described in this clause Fourth held by them; (v) Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agents and the other Secured Parties on such date; and (vi) Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrowers or as otherwise required by law. Subject to Section 2.05(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the U.S. Borrower. Notwithstanding the foregoing, (a) amounts received from any Subsidiary Loan Party that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations and (b) Secured Cash Management Obligations shall be excluded from the application described above if the Administrative Agents have not received written notice thereof, together with such supporting documentation as the Administrative Agents may request, from the applicable Lender Counterparty. Each Lender Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agents pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that any remedies in this Article VII exercised against the U.K. Borrower are not for the benefit of the U.S. Obligations or any obligations of a U.S. Loan Party on account of the U.K. Obligations. ARTICLE VIII The Administrative Agents and Collateral Agent Section 8.01 Appointment of Agents. Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Tranche A Term Loan Administrative Agent, the Revolving Facility Administrative Agent and Collateral Agent hereunder and under the Loan Documents, and authorizes each Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agents and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Unless otherwise specifically set forth herein, the Collateral Agent shall have all the rights and benefits of the Administrative Agents set forth in this Article.

209 3141/80492-001 CURRENT/130883173v17 #95685245v21 The Collateral Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender Counterparty or potential Lender Counterparty) and the Issuing Bank hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties pursuant to the Security Documents to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agents pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agents, shall be entitled to the benefits of all provisions of this Article VIII and Section 9.03 (as though such co-agents, subagents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Lenders acknowledge and agree (and each Lender Counterparty shall be deemed to hereby acknowledge and agree) that Collateral Agent may also act as the collateral agent for lenders under the Other Term Loans, the Other Revolving Commitments, the Term Loan Exchange Notes, the Additional Term Notes, the Unrestricted Additional Term Notes, Credit Agreement Refinancing Indebtedness and the Refinancing Notes. Section 8.02 Rights of Lender. Each bank serving as an Administrative Agent or Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent or Collateral Agent, and with respect to any of its Loans or Commitments hereunder, the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Administrative Agent and Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Administrative Agent or Collateral Agent hereunder and without any duty to account therefor to the Lenders. Section 8.03 Exculpatory Provisions. Each Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing each Administrative Agent and the Collateral Agent, (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Administrative Agent or the Collateral Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that an Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent to liability or that is contrary to any Loan Document or applicable law and (c) shall not, except as expressly set forth herein or in the other Loan Documents, have any duty to disclose, and shall not be liable to the Lenders for the failure to disclose, any information relating to the Borrowers or any Subsidiary that is communicated to

210 3141/80492-001 CURRENT/130883173v17 #95685245v21 or obtained by the bank serving as an Administrative Agent, Collateral Agent or any of their respective Affiliates in any capacity. The Administrative Agents and the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or as such Administrative Agent shall believe in good faith shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. Each Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agents by the Borrowers, a Lender or the Issuing Bank, and the Administrative Agents and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or express conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents or that the Liens granted to the Collateral Agent pursuant to any Security Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. The Administrative Agents shall have no obligation to monitor whether any amendment or waiver to any Loan Document has properly become effective or is permitted hereunder or thereunder except to the extent expressly agreed to by the Administrative Agents in such amendment or waiver. Section 8.04 Reliance by Administrative Agents and Collateral Agent. Each of the Administrative Agents and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed or sent or otherwise authenticated by the proper Person. Each of the Administrative Agents and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability to the Lenders for relying thereon. Each of the Administrative Agents and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Revolving Facility Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Revolving Facility Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.

211 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 8.05 Delegation of Duties. Each of the Administrative Agents and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by any Administrative Agent. Each of the Administrative Agents and the Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agents and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Administrative Agent or Collateral Agent. Section 8.06 Resignation of Agents; Successor, Administrative Agent and Collateral Agent. The applicable Administrative Agent and the Collateral Agent may at any time resign by giving thirty (30) days’ prior written notice of its resignation to the Lenders, the Issuing Bank and the Borrowers. If the applicable Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of “Defaulting Lender” (for purposes of this Section 8.06, clause (d) of the definition of “Defaulting Lender” shall not include a direct or indirect parent company of such Administrative Agent), either the Required Lenders or the Borrowers may upon ten (10) days’ prior notice remove such Administrative Agent or the Collateral Agent, as the case may be. Upon receipt of any such notice of resignation or delivery of such removal notice, the Required Lenders shall have the right, with the consent of the Borrowers (provided that such consent shall not be unreasonably withheld or delayed and that such consent shall not be required at any time that an Event of Default under Section 7.01(a), (h) or (i) shall have occurred and be continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; it being understood that the Required Lenders hereby consent to the appointment of JPMorgan Chase Bank, N.A. as Collateral Agent pursuant to the Successor Collateral Agent Agreement and Guaranty Reaffirmation and hereby waive all notice and qualification requirements for such appointment set forth in any Loan Document. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation or the delivery of such removal notice, then (a) in the case of a retirement, the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above (including the consent of the Borrowers) or (b) in the case of a removal, the Borrowers may, after consulting with the Required Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the applicable Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Required Lenders notify the Borrowers that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Administrative Agent or the Collateral Agent, as applicable, on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent

212 3141/80492-001 CURRENT/130883173v17 #95685245v21 or Collateral Agent, as applicable, shall continue to hold such collateral security, as bailee, until such time as a successor Administrative Agent or Collateral Agent, as applicable, is appointed and, with respect to its rights and obligations under the Loan Documents, until such rights and obligations have been assigned to and assumed by the successor Administrative Agent or Collateral Agent), (ii) all payments, communications and determinations provided to be made by, to or through the applicable Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly (and each Lender and Issuing Bank will cooperate with the Borrowers to enable the Borrowers to take such actions), until such time as the Required Lenders or the Borrowers, as applicable, appoint a successor Administrative Agent, as provided for above in this Section 8.06 and (iii) the Borrowers and the Lenders agree that in no event shall the retiring Administrative Agent and Collateral Agent or any of their respective Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Administrative Agent or Collateral Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as an Administrative Agent or Collateral Agent, as applicable hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Article). The fees payable by the Borrowers to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After any retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent. Section 8.07 Non-Reliance on Agents and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished thereunder. Section 8.08 No Other Duties. Notwithstanding anything herein to the contrary, none of the Agents, Joint Lead Arrangers, Joint Bookrunners, Documentation Agents or Syndication Agents listed on the cover page hereof shall have any powers, duties or

213 3141/80492-001 CURRENT/130883173v17 #95685245v21 responsibilities under any Loan Document, except in its capacity, as applicable, as an Administrative Agent, Collateral Agent, a Lender or an Issuing Bank hereunder. Section 8.09 Collateral and Guaranty Matters. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Each of the Lenders, the Lender Counterparties and the Issuing Bank irrevocably authorize each of the Administrative Agents and the Collateral Agent, (a) to release any Lien on any property granted to or held by the Administrative Agents or the Collateral Agent (or any sub-agent thereof) under any Loan Document (i) upon the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) that constitutes Excluded Property, (iv) if the property subject to such Lien is owned by a Loan Party, upon the release of such Loan Party from the Subsidiary Guaranty otherwise in accordance with the Loan Documents, (v) as to the extent, if any, provided in the Security Documents or (vi) if approved, authorized or ratified in writing in accordance with Section 9.02; (b) to release any Subsidiary Loan Party from its obligations under the Subsidiary Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; (c) to subordinate any Lien on any property granted to or held by the Administrative Agents or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 6.02(d) and Section 6.02(e); (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, in each case to the extent such agreements are substantially consistent with the terms set forth on (i) Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations); and

214 3141/80492-001 CURRENT/130883173v17 #95685245v21 (e) to enter into and sign for and on behalf of the Lenders as Secured Parties the Security Documents for the benefit of the Lenders and the other Secured Parties. Upon request by the Administrative Agents or the Collateral Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02(b)(v) or (vi)) will confirm in writing the Administrative Agents’ or the Collateral Agent’s, as the case may be, authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Subsidiary Guaranty pursuant to this Section 8.09. In each case as specified in this Section 8.09, the Administrative Agents and the Collateral Agent will (and each Lender hereby authorizes the Administrative Agents and the Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Loan Party from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.09. Section 8.10 Secured Swap Agents and Secured Cash Management Agents. No Lender Counterparty that obtains the benefits of Section 16 of the Collateral Agreement, the Subsidiary Guaranty, the Parent Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty, the Parent Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, neither Administrative Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations or Secured Cash Management Obligations arising under Secured Swap Agreements or Secured Cash Management Agreements with Lender Counterparties unless the Administrative Agents have received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agents may request, from the applicable Lender Counterparty. Section 8.11 Withholding Tax. To the extent required by any applicable law (as determined in good faith by the applicable Administrative Agent), the applicable Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority of any jurisdiction asserts a claim that an Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed or because such Lender failed to notify such Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lenders shall indemnify such Administrative Agent (to the extent that such Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for, and shall make payable in respect thereof within ten (10) days after demand therefor, all amounts paid, directly or indirectly, by such Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated

215 3141/80492-001 CURRENT/130883173v17 #95685245v21 staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by such Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes such Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due such Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of any Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Section 8.11, the term “Lender” includes any Issuing Bank. Section 8.12 Administrative Agents and Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, administration, administrative receivership, reorganization, voluntary arrangement, scheme of arrangement, arrangement, adjustment or composition under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Administrative Agent and the Collateral Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Administrative Agent or the Collateral Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposures and all other Obligations, in each case, that are owing and unpaid by such Loan Party and to file such other documents as may be necessary or advisable in order to have such claims of the Lenders, the Issuing Bank, the applicable Administrative Agent and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank, the applicable Administrative Agent and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank, the applicable Administrative Agent and the Collateral Agent under Section 2.12 and Section 9.03 which are payable by such Loan Party) allowed in such judicial proceeding; (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (c) any custodian, receiver, assignee, trustee, liquidator, sequestrator, examiner, administrative receiver, administrator, compulsory manager or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to such Administrative Agent and, if such Administrative Agent shall consent, to the making of such payments directly to the Lenders and the Issuing Bank, to pay to such Administrative Agent (and Lenders and Issuing Bank, as applicable) any amount due for the reasonable compensation, expenses, disbursements and advances of such Administrative Agent and its agents and counsel, and any other amounts due such Administrative Agent under Section 2.12 and Section 9.03 in each case reimbursable or payable by such Loan Party. Nothing contained herein shall be deemed to authorize any Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or

216 3141/80492-001 CURRENT/130883173v17 #95685245v21 the rights of any Lender or the Issuing Bank to authorize any Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such proceeding, in each case subject to Section 14(d) of the Collateral Agreement. Section 8.13 Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents, Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the U.S. Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between each Administrative Agent, in its sole discretion, and such Lender.

217 3141/80492-001 CURRENT/130883173v17 #95685245v21 In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents, Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the U.S. Borrower or any other Loan Party, that no Administrative Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agents under this Agreement, any Loan Document or any documents related hereto or thereto). Section 8.14 Acknowledgements of Lender and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the applicable Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to Amendment No. 3 on the Amendment No. 3 Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan

218 3141/80492-001 CURRENT/130883173v17 #95685245v21 Document and each other document required to be delivered to, or be approved by or satisfactory to, the applicable Administrative Agent or the Lenders on the Amendment No. 3 Effective Date. (c) (i) Each Lender hereby agrees that (x) if the applicable Administrative Agent notifies such Lender that the applicable Administrative Agent has determined in its sole discretion that any funds received by such Lender from the applicable Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the applicable Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the applicable Administrative Agent at the greater of the NYFRB Rate and a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the applicable Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the applicable Administrative Agent to any Lender under this Section 8.14(c) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the applicable Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the applicable Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the applicable Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the applicable Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the applicable Administrative Agent at the greater of the NYFRB Rate and a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (iii)The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the

219 3141/80492-001 CURRENT/130883173v17 #95685245v21 applicable Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the applicable Borrower or any other Loan Party; provided, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the applicable Administrative Agent from the applicable Borrower for the purpose of making such erroneous Payment. (iv) Each party’s obligations under this 8.14(c) shall survive the resignation or replacement of the applicable Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. (v) For the avoidance of doubt, for purposes of this 8.14(c), the term “Lender” includes any Issuing Bank. ARTICLE IX Miscellaneous Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (a) if to a Borrower or any Loan Party, to it at Zebra Technologies Corporation, 3 Overlook Point, Lincolnshire, IL 60069, Attention of Chief Financial Officer (Facsimile No.: 847- 955-4514) and Chief Legal Officer (Facsimile No.: 847-821-1492), and a copy (which shall not constitute notice) to Proskauer Rose LLP, 70 West Madison, Suite 3800, Chicago, IL 60602, Attention of Evan Palenschat (Email: epalenschat@proskauer.com); (b) if to the Tranche A Term Loan Administrative Agent, the Revolving Facility Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; (c) if to an Issuing Bank, to it at the address or facsimile number set forth separately in writing and delivered to the U.S. Borrower and the Revolving Facility Administrative Agent; (d) if to the Swingline Lender, to it at the address or facsimile number set forth separately in writing and delivered to the Borrowers and the Revolving Facility Administrative Agent; and (e) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

220 3141/80492-001 CURRENT/130883173v17 #95685245v21 Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Subject to Section 9.15, notices and other communications to the Lenders and the Issuing Bank hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agents or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Section 9.02 Waivers; Amendments. (a) No failure or delay by any Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. (b) Except as provided in Section 2.14(b), in Section 2.20 with respect to any Incremental Facility Amendment, in Section 2.21, with respect to any Refinancing Amendment, in Section 2.24 with respect to an Extension Offer, in connection with the Term Loan Exchange Notes, in Section 9.02(d) with respect to any amendment in respect of Replacement Term Loans in Section 9.02(i), in Section 9.16, in Section 2.27 or as otherwise specifically provided below or otherwise provided herein or in a Loan Document, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Administrative Agent and the Loan Party or Loan Parties that are parties thereto (except as otherwise expressly provided therein), in each case with the consent of the Required Lenders (other than with respect to any amendment, modification or waiver contemplated in clauses (i) through (xi) of this Section 9.02(b), which shall only require the consent of the Lenders expressly set forth therein and not Required Lenders), provided that no

221 3141/80492-001 CURRENT/130883173v17 #95685245v21 such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent in Section 4.01 or Section 4.02 of this Agreement or the waiver of any covenant, Default, Event of Default or mandatory prepayment or reductions shall not constitute an increase of any Commitment of a Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement owed to a Lender or reduce the rate of interest thereon owed to such Lender, or reduce any fees or premiums payable hereunder owed to such Lender, without the written consent of such Lender directly and adversely affected thereby, provided that any waiver of Default or Event of Default or default interest, waiver of a mandatory prepayment or any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof in this Agreement shall not constitute a reduction or forgiveness in the interest rates or the fees or premiums for purposes of this clause (ii), (iii) except as otherwise provided hereunder, including without limitation pursuant to Refinancing Amendments or Section 2.24, postpone the scheduled maturity of any Loan, or the date of any scheduled repayment (but not prepayment) of the principal amount of any Term Loan under Section 2.10 or the applicable Incremental Facility Amendment, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest, fees or premiums payable hereunder, or reduce or forgive the amount of, waive or excuse any such repayment (but not prepayment), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, covenant, Default, Event of Default, waiver of default interest, mandatory prepayment or mandatory reduction of the Commitments shall constitute a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment), (iv) change any of the provisions of this Section 9.02(b) or reduce the percentage set forth in the definition of the term “Required Lenders” or reduce the percentage in any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (it being understood that, other than as specifically provided in this Agreement, including pursuant to (v) the Term Loan Exchange Notes, (w) Section 9.02(d) with respect to Replacement Term Loans, (x) any Incremental Facility Amendment (the consent requirements for which are set forth in Section 2.20), (y) a Refinancing Amendment (the consent requirements for which are set forth in Section 2.21) and (z) an Extension Offer pursuant to Section 2.24, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or a particular Class of Lenders on substantially the same basis as the Term Loans and Revolving Commitments on the Amendment No. 3 Effective Date), (vi) release all or substantially all of the value of the Guarantees under the Subsidiary Guaranty or the Parent Guaranty (except as provided herein or in the applicable Loan Document), without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents (except as provided herein or in the applicable Loan Document), without the written consent of each Lender (it being understood that any subordination of a lien permitted hereunder shall not constitute a release of a lien under this section and the granting of any pari passu liens in connection with the incurrence of debt or the granting of liens otherwise permitted hereunder from time to time (including pursuant to amendments) shall not constitute a release of liens), (viii) modify the provisions of Section 9.04(e) in a manner that adversely affects

222 3141/80492-001 CURRENT/130883173v17 #95685245v21 the protections afforded to an SPV pursuant to the provisions of Section 9.04(e), without the written consent of each Granting Lender all or any part of whose Loans are being funded by an SPV at the time of such amendment, modification or waiver, (ix) amend, waive or otherwise modify any term or provision of Section 6.11, Section 7.01 (solely as it relates to Section 6.11) or the definition of “Total Net Leverage Ratio” or “Consolidated Interest Coverage Ratio” (or any of the component definitions (as used in such Section but not as used in other Sections of this Agreement)) without the written consent of the Required Revolving Lenders and the Required Tranche A Term Lenders, (x) decrease the amount of any mandatory prepayment to be received by the Tranche A-1 Term Lenders and Tranche A-2 Term Lenders hereunder in a manner disproportionately adverse to the interests of such Class in relation to the Lenders of any other Class of Term Loans, in each case without the written consent of Lenders holding more than 50% of the Tranche A-1 Term Loans and Tranche A-2 Term Loans, (xi) in connection with an amendment that addresses solely a re-pricing transaction in which any Class of Term Loans is refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower Yield (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans, (xii) change any of the provisions of Section 2.18(c) or Section 7.03 in a manner that would alter the pro rata shares of payments required thereby or the order of application of funds set forth therein without the written consent of each Lender directly and adversely affected thereby, and (xiii) contractually subordinate the Obligations hereunder in right to payment, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien securing any other Indebtedness or other obligations on all, substantially all or a substantial portion of the Collateral (any such other Indebtedness, the “Senior Indebtedness”), unless each Lender directly and adversely affected thereby has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of facilities that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop, agency or arrangement fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) as offered to all other providers (or their Affiliates) of the Senior Indebtedness (other than to the extent otherwise permitted by the terms of the Loan Documents as in effect on the Amendment No. 3 Effective Date and other than any “debtor in-possession” facility or use of cash collateral in any insolvency proceeding permitted under any applicable intercreditor agreement); provided, further, that no such agreement shall directly adversely amend or modify the rights or duties of any Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Bank, as the case may be. In the event an amendment to this Agreement or any other Loan Document is effected without the consent of each Administrative Agent or the Collateral Agent (to the extent permitted hereunder) and to which any Administrative Agent or the Collateral Agent is not a party, the Borrowers shall furnish a copy of such amendment to such Administrative Agent. Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Term Loan or Incremental Revolving Loan, any Other Term Loan, Other Revolving Loan or Other Revolving Commitments, Extended Term Loans, Extended Revolving Loans, or any Additional Term Notes, Unrestricted Additional

223 3141/80492-001 CURRENT/130883173v17 #95685245v21 Term Notes, Refinancing Notes, Term Loan Exchange Notes and Permitted First Priority Replacement Debt or Permitted Second Priority Replacement Debt, for the purpose of adding the holders of such Indebtedness (or their senior representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such intercreditor agreement or arrangement permitted under this Agreement, as applicable, together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations). (c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv), (ix) or (x) of paragraph (b) of this Section 9.02, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) (or, in the case of a consent, waiver or amendment involving directly and adversely affected Lenders, at least 50.1% of such directly and adversely affected Lenders) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, the applicable Borrower may, at its sole expense and effort, upon notice to such Non- Consenting Lender and the applicable Administrative Agent, (i) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (b) the applicable Borrower or such assignee shall have paid to the applicable Administrative Agent the processing and recordation fee specified in clause (b)(ii) of Section 9.04 and (c) such assignee shall have consented to the Proposed Change or (ii) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the applicable Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of the applicable Borrower owing to such Issuing Bank relating to the Loans and participations held by the Issuing Bank as of such termination date and cancel or backstop on terms satisfactory to such Issuing Bank any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together

224 3141/80492-001 CURRENT/130883173v17 #95685245v21 with all other consenting Lenders and terminated Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents. (d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) solely with the written consent of the applicable Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term Loans outstanding as of the applicable date of determination (the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus premiums, accrued interest, fees and expenses in connection therewith, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless the any such higher Applicable Margin applies after the applicable Term Loan Maturity Date, (iii) the Weighted Average Life to Maturity and final maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity and final maturity of such Refinanced Term Loans at the time of such refinancing (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Refinanced Term Loans), (iv) the mandatory prepayment and optional prepayment provisions of the Replacement Term Loans shall not require more than pro rata payments and may permit optional prepayments and mandatory prepayments to be paid in respect of the Term Loans not constituting Refinanced Term Loans, and (v) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the Borrowers) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing. (e) The Lenders, the Swingline Lender and the Issuing Bank, and all other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall, at the sole cost and expense of the Borrowers, be automatically released (i) upon the occurrence of the Termination Date of this Agreement, (ii) upon the sale or other disposition of such Collateral (as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, to the extent such sale or other disposition is made in compliance with the terms of this Agreement, (iii) to the extent such Collateral is comprised of property leased to a Loan Party, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 9.02), (v) to the extent such property constitutes Excluded Property, (vi) to the extent the property constituting such Collateral is owned by any Subsidiary Loan Party, upon the release of such Subsidiary Loan Party from its obligations under the Subsidiary Guaranty (in accordance with the following sentence) to the extent such release of a Subsidiary Loan Party is made in compliance with the terms of this Agreement and (vii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Loan Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other

225 3141/80492-001 CURRENT/130883173v17 #95685245v21 than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent comprised of Excluded Property or otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders, Issuing Bank, and all other Secured Parties, hereby irrevocably agree that each Subsidiary Loan Party shall be released from the Subsidiary Guaranty upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders, Issuing Bank, and all other Secured Parties, hereby authorize the Administrative Agents and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Loan Party’s Guarantee under the Subsidiary Guaranty or its Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender, Issuing Bank or other Secured Party. (f) No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Sections 9.02(b)(v) or 9.02(b)(vi) or each directly and adversely affected Lender pursuant to Sections 9.02(b)(ii) or 9.02(b)(iii) that, by its terms, adversely affects any Defaulting Lender disproportionately in relation to other affected Lenders shall require the consent of such Defaulting Lender. (g) This Agreement may be amended (or amended and restated) solely with the written consent of the Required Lenders and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. Further, each of the LC Sublimit and the Alternative Currency LC Sublimit may be increased with the consent of the Required Revolving Lenders, each Issuing Bank and the Revolving Facility Administrative Agent. (h) Any waiver, amendment or modification of any Loan Document that by its terms affects only the rights or duties under the Loan Documents of Lenders holding Loans or Commitments under a particular Class (but not the Lenders holding Loans or Commitments under any other Class) may only be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of such affected Lenders that would be required to consent thereto under this Section 9.02 if such Class were the only Class hereunder at the time (i) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agents and the Borrowers without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, omissions, defects, (y) to effect administrative changes of

226 3141/80492-001 CURRENT/130883173v17 #95685245v21 a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, in each case and the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agents or the Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guarantee, collateral document, security document or related document to be consistent with this Agreement and the other Loan Documents. The Borrowers and the Administrative Agents may, without the consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agents to effect the provisions of Section 2.20, Section 2.21, and Section 2.24. Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The U.S. Borrower shall pay within thirty (30) days after receipt of reasonably detailed documentation therefor, (i) all reasonable and documented out-of-pocket expenses incurred by each Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of a single outside counsel for the Administrative Agents and the Collateral Agent, taken as a whole (in addition to one local counsel in each relevant jurisdiction), in connection with the preparation and administration of the Loan Documents and not paid on the Restatement Date or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit and (iii) all reasonable and documented out-of-pocket expenses incurred by each Administrative Agent and the Collateral Agent, including the reasonable fees, charges and disbursements of a single outside counsel for the Administrative Agents, the Collateral Agent, the Issuing Bank, the Lenders, and other Secured Parties (in addition to a single local counsel in each jurisdiction, and in the event a conflict of interest arises, one additional primary counsel for the conflicted parties (taken as a whole)) in connection with the enforcement of any rights under this Agreement or any other Loan Documents, including rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder; provided, the U.S. Borrower shall not be obligated to pay for any third party advisor or consultants (in addition to those set forth in the immediately preceding clause (iii)), except following an Event of Default with respect to which the Required Lenders have accelerated the Loans or are pursing remedies, in which case the U.S. Borrower shall pay the reasonable and documented out-of-pocket expenses of one additional advisor to the extent the U.S. Borrower has provided its prior written consent (in its sole discretion). (b) Without duplication of the expense reimbursement obligations pursuant to paragraph (a) above, the U.S. Borrower shall indemnify each Administrative Agent, the Collateral Agent, the other Agents, the Joint Lead Arrangers, Joint Bookrunners, Documentation Agents and Syndication Agents, the Swingline Lender, the Issuing Bank, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all reasonable and documented out-of-pocket

227 3141/80492-001 CURRENT/130883173v17 #95685245v21 costs, losses, claims, damages, actual liabilities and related expenses, excluding in any event lost profits, but (x) including the reasonable and documented fees, charges and disbursements of a single outside counsel for the Indemnitees (in addition to one local counsel in each relevant jurisdiction and, in the event a conflict of interest arises, one additional counsel (plus local counsel in each relevant material jurisdiction) for the conflicted Indemnitees (taken as a whole)) and (y) excluding (i) any allocated costs of in-house counsel and (ii) any third party or consultants (in addition to those set forth in the immediately preceding clause (x)), except in the case of this clause (y)(ii) following an Event of Default with respect to which the Required Lenders have accelerated the Loans or are pursing remedies, in which case the U.S. Borrower shall pay the reasonable and documented out-of-pocket expenses of one additional advisor to the extent the U.S. Borrower has provided its prior written consent (in its sole discretion), incurred by or asserted against any Indemnitee by any third party or by the U.S. Borrower or any Restricted Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby and (ii) any actual or alleged presence or Release of Hazardous Materials involving or attributable to the U.S. Borrower or any of its Restricted Subsidiaries, whether or not any such Indemnitee shall be designated as a party or a potential party thereto and whether or not such matter is initiated by the U.S. Borrower or any of its respective Affiliates or shareholders, and any fees or expenses incurred by Indemnitees in enforcing this indemnity (collectively, the “Indemnified Liabilities”), provided that, no Indemnitee will be indemnified (a) for its (or any of its affiliate’s or any of its officers’, directors’, members’, employees’, agents’, representatives’ and controlling persons’) willful misconduct, bad faith or gross negligence (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (b) for its (or any of its affiliate’s or any of its officers’, directors’, employees’, agents’, representative’s and controlling persons’) material breach of its obligations under the Loan Documents (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (c) for any dispute among Indemnitees that does not involve an act or omission by the U.S. Borrower or any Restricted Subsidiary (other than any claims against an Agent, a Joint Lead Arranger, a Joint Bookrunner, a Documentation Agent or a Syndication Agent in their capacity as such and subject to clause (a) above), (d) in its capacity as a financial advisor of the U.S. Borrower or its subsidiaries in connection with any potential acquisition or as a co-investor in any potential acquisition or (e) any settlement effected without the U.S. Borrower’s prior written consent, but if settled with the U.S. Borrower’s prior written consent (not to be unreasonably withheld or delayed) or if there is a final judgment against an Indemnitee in any such proceedings, the U.S. Borrower will indemnify and hold harmless each Indemnitee from and against any and all actual losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section; provided further that (1) the U.S. Borrower shall not have any obligation to any Indemnitee under this Section 9.03 that is a Defaulting Lender or that is an Indemnitee by virtue of being a Related Party of a Defaulting Lender for any Indemnified Liabilities arising from such Defaulting Lender’s failure to fund its Commitment and (2) to the extent of any amounts paid to an Indemnitee in respect of this Section 9.03 for Indemnified Liabilities, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the U.S. Borrower to it if, pursuant to operation of any of the foregoing clauses (a) through (e), such Indemnitee was not entitled to receipt of such amount.

228 3141/80492-001 CURRENT/130883173v17 #95685245v21 (c) To the extent that a Borrower fails to pay any amount required to be paid by it to any Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Bank under paragraph (a) or (b) of this Section, and without limiting such Borrower’s obligation to do so, each Lender severally agrees to pay to the applicable Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon (i) in the case of unpaid amounts owing to the Revolving Facility Administrative Agent, its share of the aggregate Revolving Exposures and unused Revolving Commitments at the time, (ii) in the case of unpaid amounts owing to the Tranche A Term Loan Administrative Agent, its share of the outstanding Tranche A-1 Term Loans and Tranche A-2 Term Loans and unused Tranche A-1 Term Commitments and Tranche A-2 Term Commitments at the time and (iii) in the case of unpaid amounts owing to the Issuing Bank in respect of any Letter of Credit, its share of the aggregate U.S. Revolving Exposure and unused Revolving Commitments at such time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)). (d) To the extent permitted by applicable law, none of the Borrowers, any Agent, any Lender, the Swingline Lender, the Issuing Bank, any other party hereto or any Indemnitee shall assert, and each such Person hereby waives and releases, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby or referred to herein, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith, and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the U.S. Borrower’s indemnification obligations under clause (b) above. (e) In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the U.S. Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the U.S. Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the U.S. Borrower is materially prejudiced by such failure. Notwithstanding the above, following such notification, the U.S. Borrower may elect in writing to assume the defense of such proceeding, and, upon such election, the U.S. Borrower will not be liable for any legal costs subsequently incurred by such Indemnitee (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the U.S. Borrower has failed to provide counsel reasonably satisfactory to such Indemnitee in a timely manner, (ii) counsel provided by the U.S. Borrower reasonably determines its representation of such Indemnitee would present it with a conflict of interest or (iii) the Indemnitee reasonably determines that there are actual conflicts of interest between the U.S. Borrower and the Indemnitee,

229 3141/80492-001 CURRENT/130883173v17 #95685245v21 including situations in which there may be legal defenses available to the Indemnitee which are different from or in addition to those available to the U.S. Borrower. (f) Notwithstanding anything to the contrary in this Agreement, no party hereto or any Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnitee (or its officers, directors, employees, Related Parties or Affiliates). (g) Except to the extent otherwise expressly provided herein, all amounts due under this Section shall be payable within thirty (30) days after receipt by the U.S. Borrower of reasonably detailed documentation therefor. (h) This Section 9.03 shall not apply to Taxes, except for Taxes which represent costs, losses, claims, etc. with respect to a non-Tax claim. Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) except as otherwise permitted herein, a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by such Lender otherwise shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (solely to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the express conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the applicable Borrower, provided that no consent of such Borrower shall be required for an assignment of all or any portion of a Loan or Commitment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below), or if an Event of Default under Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing, any other assignee and provided that such Borrower shall be deemed to have consented to any such assignment unless such Borrower shall object thereto by written notice to the applicable Administrative Agent within ten (10) Business Days after a Responsible Officer of such Borrower having received written notice

230 3141/80492-001 CURRENT/130883173v17 #95685245v21 thereof, (B) the applicable Administrative Agent, provided that no consent of any Administrative Agent shall be required for an assignment of all or any portion of a Loan or Commitment to a Lender or an Affiliate of a Lender, and (C) in the case of any assignment of a Revolving Commitment, each Issuing Bank, provided that no consent of any Issuing Bank shall be required for any assignment of a Term Loan. Assignments shall be subject to the following additional express conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the applicable Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Commitment or a Term Loan, $1,000,000) (it being understood and agreed that such minimum amount shall be aggregated for two or more simultaneous assignments by or to two or more Approved Funds), unless the applicable Borrower and the applicable Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of such Borrower shall be required if an Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall (1) execute and deliver to the applicable Administrative Agent an Assignment and Assumption, via an electronic settlement system acceptable to the applicable Administrative Agent or (2) if previously agreed with the applicable Administrative Agent, manually execute and deliver to such Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of such Administrative Agent), provided that assignments made pursuant to Section 2.19 or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender (or, if the assignment relates to the U.K. Borrower, if the assignee is not already a Lender to the U.K. Borrower), shall deliver to the applicable Administrative Agent an Administrative Questionnaire (in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non- public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and any tax forms and information required by Section 2.17(f) and (E) Tranche A-1 Term Loans shall not be assigned by any assignor to any assignee without also assigning a ratable interest in the assignor’s Tranche A-2 Term Loans and Tranche A- 2 Term Loans shall not be assigned by any assignor to any assignee without also assigning a ratable interest in the assignor’s Tranche A-1 Term Loans. For purposes of paragraph (b) of this Section, the terms “Approved Fund” and “CLO” have the following meanings:

231 3141/80492-001 CURRENT/130883173v17 #95685245v21 “Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “CLO” means an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). (iv) The applicable Administrative Agent, acting for this purpose as an agent of the applicable Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and related interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the applicable Borrower, the applicable Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the applicable Borrower, the Issuing Bank and, with respect to its own interests only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 9.04(b)(iv) shall be construed so that the Loans and unreimbursed LC Disbursements are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms and information required by Section 2.17(f), as applicable (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (to the extent required) and any written consent to such assignment required by paragraph (b) of this Section, the applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for

232 3141/80492-001 CURRENT/130883173v17 #95685245v21 purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. (c) Any Lender may, without the consent of the Borrowers, the Administrative Agents, the Issuing Bank or the Swingline Lender, sell participations to any Person (other than a natural person, any Defaulting Lender, any Direct Competitor or Disqualified Lender to the extent the lists thereof have been made available to the Lenders) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Participant shall not be entitled to exercise any rights of a Lender under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii), (iii), (v) or (vi) of the first proviso to Section 9.02(b) that directly or adversely affects such Participant. Subject to the paragraph below, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the limitations and requirements of such Sections, including Section 2.17(f) and Section 2.19 (it being understood that the U.S. tax documentation required by Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that in respect of a Loan extended to the U.K. Borrower: (1) the Participant shall only be entitled to the benefits of Section 2.17(a) if the effect of the participation is to make the Participant the beneficial owner for relevant tax purposes of the interest paid by the U.K. Borrower; and (2) Section 2.17(j) shall apply mutatis mutandis as if references to an assignment in that Section included a participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information

233 3141/80492-001 CURRENT/130883173v17 #95685245v21 relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with the U.K. Borrower’s compliance with the U.K. withholding tax rules, a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income tax purposes. The entries in the Participant Register shall be conclusive absent manifest error, and the applicable Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section shall be construed so that the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the right to a greater payment results from a Change in Law after the Participant becomes a Participant or the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent. (d) Any Lender may, without the consent of the applicable Borrower or the applicable Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and including any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender (including to any trustee for, or any other representative of, such holders), and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle organized and administered by such Granting Lender (an “SPV”), identified as such in writing from time to time by the Granting Lender to the applicable Administrative Agent and the applicable Borrower, the option to provide to the applicable Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the applicable Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, provided that each Lender designating any SPV hereby agrees to indemnify and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability

234 3141/80492-001 CURRENT/130883173v17 #95685245v21 to institute such a proceeding against such SPV during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the applicable Borrower and the applicable Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the applicable Borrower and the applicable Administrative Agent) other than Disqualified Lenders providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 9.13, disclose on a confidential basis any non- public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV other than any Disqualified Lender. The applicable Borrower agrees that each SPV shall be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the limitations and requirements of such Sections, including Section 2.17(f), and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. An SPV shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Granting Lender would have been entitled to receive with respect to the interest granted to such SPV, except to the extent the grant to such SPV is made with the applicable Borrower’s prior written consent. (f) No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural person. (g) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other express conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the applicable Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the applicable Borrower and the applicable Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the applicable Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (h) Disqualified Lenders and Direct Competitors. The Borrowers and the Lenders expressly acknowledge that each Administrative Agent (in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not have any obligation to monitor whether assignments or participations are made to Disqualified Lenders or Direct Competitors and none of the Borrowers, the Lenders or any such Affiliate will bring any claim to such effect.

235 3141/80492-001 CURRENT/130883173v17 #95685245v21 Section 9.05 Survival. All representations and warranties made by the Loan Parties in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Section 9.06 Counterparts; Integration; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrowers, any Administrative Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the applicable Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the applicable Administrative Agent has agreed to accept any Electronic Signature, the applicable Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the applicable Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed

236 3141/80492-001 CURRENT/130883173v17 #95685245v21 counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender- related Person for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agents or the Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank is hereby authorized at any time and from time to time, after obtaining the prior written consent of the applicable Administrative Agent and the Required Lenders, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not any tax accounts, trust accounts, withholding or payroll accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender or an Issuing Bank to or for the credit or the account of a Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement held by such Lender or the Issuing Bank, but only to the extent then due and payable; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the applicable Administrative Agent for further

237 3141/80492-001 CURRENT/130883173v17 #95685245v21 application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the applicable Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the applicable Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and the Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Issuing Bank may have. Each Lender and the Issuing Bank agree promptly to notify the applicable Borrower and the applicable Administrative Agent of such setoff and application made by such Lender, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state. (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing in any Loan Document shall affect any right that any Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against a Borrower or its property in the courts of any jurisdiction. (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR

238 3141/80492-001 CURRENT/130883173v17 #95685245v21 THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.12 Confidentiality. Each of the Administrative Agents, the other Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, provided that the relevant Lender shall be responsible for such compliance and non-compliance), (b) to the extent requested by any regulatory authority, provided that, other than in connection with routine regulatory examinations, prior notice shall have been given to the Borrowers, to the extent permitted by applicable laws or regulations, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that prior notice shall have been given to the Borrowers, to the extent permitted by applicable laws or regulations, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, in each case, except to any Direct Competitor or Disqualified Lender to the extent that a list thereof is made available to the Lenders, or (ii) any actual or prospective Lender Counterparty to any Secured Swap Agreement relating to any Loan Party and its obligations under the Loan Documents, in each case, except to any Direct Competitor or Disqualified Lender, (g) with the written consent of the Borrowers, (h) to the extent such Information (I) becomes publicly available other than as a result of a breach of this Section or (II) becomes available to the Administrative Agents, any other Agent, an Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers (provided that the source is not actually known (after due inquiry) by such disclosing party or other confidentiality obligations owed to the Borrowers or their respective Affiliates, to be bound by an agreement containing provisions substantially the same as those contained in this confidentiality provision), (i) on a confidential basis to (x) any rating agency in connection with rating of the Borrowers or the facilities hereunder or (y) the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency in connection with the issuance and monitoring of CUSIP numbers, settlement of assignments or other general administrative functions with respect to the facilities and (j) to market data collectors or similar service providers in connection with this Agreement. For the

239 3141/80492-001 CURRENT/130883173v17 #95685245v21 purposes of this Section the term “Information” means all information received from or on behalf of the Borrowers relating to the Borrowers or any of their respective Subsidiaries or any of its respective businesses, other than any such information that is available to the Administrative Agents, any other Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Loan Parties and their respective Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws. All Information, including requests for waivers and amendments, furnished by the Borrowers or any Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level Information, which may contain material non-public information about the Loan Parties and their respective Related Parties or their respective securities. Accordingly, each Lender represents to the Borrowers and the Administrative Agents that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public information in accordance with its compliance procedures and applicable law. Section 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Section 9.14 USA Patriot Act. Each Lender and Issuing Bank that is subject to the Patriot Act (as hereinafter defined) and each Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that

240 3141/80492-001 CURRENT/130883173v17 #95685245v21 will allow such Lender, such Issuing Bank or such Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act. Section 9.15 Direct Website Communication. Each Borrower may, at its option, provide to each of the Administrative Agents any information, documents and other materials that it is obligated to furnish to the Administrative Agents pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by (i) posting such documents, or providing a link thereto, on the U.S. Borrower’s website, (ii) such documents being posted on such Borrower’s behalf on an Internet or Intranet website, if any, to which each Administrative Agent has access (whether a commercial third-party website or a website sponsored by the Administrative Agents) or (iii) by transmitting the Communications in an electronic/soft medium to the applicable Administrative Agent at an email address provided by such Administrative Agent from time to time; provided that (i) promptly following written request by any Administrative Agent, such Borrower shall continue to deliver paper copies of such documents to such Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by such Administrative Agent and (ii) such Borrower shall notify (which may be by facsimile or electronic mail) each Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the applicable Administrative Agent and maintaining its copies of such documents. Nothing in this Section 9.15 shall prejudice the right of the Borrowers, the Administrative Agents, any other Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. Each Administrative Agent agrees that the receipt of the Communications by such Administrative Agent at its e-mail address in Section 9.01 shall constitute effective delivery of the Communications to such Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agents in writing (including by electronic communication) from time to time of such Lender’s e- mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address. Unless the Administrative Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

241 3141/80492-001 CURRENT/130883173v17 #95685245v21 Each of the Borrowers, the Administrative Agents and the Issuing Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agents and the Issuing Bank. In addition, each Lender agrees to notify each Administrative Agent from time to time to ensure that such Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Section 9.16 Intercreditor Agreement Governs. Each Lender and Agent (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Collateral Agent to enter into each intercreditor agreement and any other intercreditor agreement entered into pursuant to the terms hereof and to subject the Liens securing the Secured Obligations to the provisions thereof and (c) hereby authorizes and instructs the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any then existing intercreditor agreement to provide for, the terms described in the definition of the terms “Permitted First Priority Replacement Debt” or “Permitted Second Priority Replacement Debt” or “First Lien Senior Secured Note”, as applicable, or as otherwise provided for by the terms of this Agreement; provided that in each case, such intercreditor agreement is substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders and, unless the Required Lenders shall have objected in writing to such changes within five (5) Business Days after such posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entering into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement with such changes) and to the Collateral Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations). Section 9.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with the normal banking procedures the Revolving Facility Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Revolving Facility Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Revolving Facility Administrative Agent or the relevant Lender of any sum adjudged to be so due in the Judgment Currency, the Revolving Facility Administrative Agent or the relevant Lender may in accordance with the normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency

242 3141/80492-001 CURRENT/130883173v17 #95685245v21 so purchased is less than the sum originally due to the Revolving Facility Administrative Agent or such Lender from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Revolving Facility Administrative Agent, or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Revolving Facility Administrative Agent or such Lender in such currency, the Revolving Facility Administrative Agent or such Lender agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law). Section 9.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by any Administrative Agent, the other Agents, the Joint Lead Arrangers, the Joint Bookrunners, the Documentation Agents and the Syndication Agents and the making of the Loans and Commitments by the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agents, the other Agents, the Joint Lead Arrangers, the Joint Bookrunners, the Documentation Agents, the Syndication Agents and the Lenders on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrowers are capable of evaluating, and understands and accepts, the terms, risks and express conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Administrative Agent, each other Agent, each Joint Lead Arranger, each Joint Bookrunner, each Documentation Agent and each Syndication Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agents, any other Agent, any Joint Lead Arranger, any Joint Bookrunner, any Documentation Agent, any Syndication Agent or any Lender has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agents, the other Agents, the Joint Lead Arrangers, the Joint Bookrunners, the Documentation Agents, the Syndication Agents and the Lenders their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the U.S. Borrower and its Affiliates, and none of the Administrative Agents, any other Agent, any Joint Lead Arrangers, any Joint Bookrunner, any Documentation Agent any Syndication Agent or any Lender has any obligation to disclose any of such interests to the Borrowers or any of their Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against any Administrative Agent, the other Agents, the Joint Lead Arrangers, the Joint Bookrunners, the Documentation Agents, the Syndication Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 9.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other

243 3141/80492-001 CURRENT/130883173v17 #95685245v21 agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. Section 9.20 Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might

244 3141/80492-001 CURRENT/130883173v17 #95685245v21 otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. Section 9.21 Amendment and Restatement. Upon the occurrence of the Restatement Date, (i) the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, (ii) each of the commitments of the Existing Lenders under the Existing Credit Agreement shall be terminated and, to the extent that such Persons constitute Lenders hereunder, shall be replaced with their respective Commitments hereunder, (iii) any then existing LC Exposure (as defined in the Existing Credit Agreement) of the Existing Lenders under the Existing Credit Agreement shall be deemed to have been reallocated as LC Exposure (as defined in this Agreement) among the Lenders hereunder in accordance with their Applicable Percentages and (iv) all accrued and unpaid interest and fees (other than letter of credit fronting fees, which shall continue to accrue) and other amounts owing under the Existing Credit Agreement (except the principal amount of the Loans converted or continued thereunder) shall have been paid by the U.S. Borrower under the Existing Credit Agreement, whether or not such interest, fees or other amounts would otherwise be due and payable at such time pursuant to the Existing Credit Agreement. The parties hereto acknowledge and agree that, except as otherwise expressly provided herein, this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation of the Obligations under the Existing Credit Agreement or the other Loan Documents as in effect prior to the Restatement Date and which remain outstanding as of the Restatement Date. This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the other Loan Documents remain in full force and effect.